                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-45467

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MARCH 25, 1998)


                                  $373,562,000
           BANC ONE FINANCIAL SERVICES HOME EQUITY LOAN TRUST 1999-2,
           HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1999-2
                       BANC ONE FINANCIAL SERVICES, INC.
                                     SELLER

                    BANK ONE, INDIANA, NATIONAL ASSOCIATION
                                MASTER SERVICER

                         MORGAN STANLEY CAPITAL I INC.
                                   DEPOSITOR

                               ------------------

o THE CLASS A CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ANY OTHER ENTITY.

o CREDIT ENHANCEMENT WILL CONSIST OF EXCESS SPREAD, OVERCOLLATERALIZATION AND AN IRREVOCABLE AND UNCONDITIONAL CERTIFICATE GUARANTY INSURANCE POLICY ISSUED BY AMBAC ASSURANCE CORPORATION. THE POLICY WILL GUARANTEE TIMELY PAYMENT OF INTEREST AND CERTAIN PAYMENTS OF PRINCIPAL ON THE CLASS A CERTIFICATES.

                                 [AMBAC LOGO]

o THE TRUST WILL ISSUE THE FOLLOWING CERTIFICATES WHICH ARE OFFERED HEREBY:

                  INITIAL                                                          UNDERWRITING       PROCEEDS TO
  CLASS       PRINCIPAL BALANCE(1)     CERTIFICATE RATE     PRICE TO PUBLIC(2)       DISCOUNT        DEPOSITOR(3)
----------    --------------------     ----------------     ------------------     ------------     ---------------
Class A-1         $183,484,000               6.46%                   99.9934%          0.0750%             99.9184%
Class A-2         $ 56,388,000               6.69%                   99.9896%          0.3250%             99.6646%
Class A-3         $ 47,183,000               6.94%                   99.9898%          0.3500%             99.6398%
Class A-4         $ 15,404,000               7.10%                   99.9691%          0.4000%             99.5691%
Class A-5         $ 20,133,000               7.31%                   99.9682%          0.5250%             99.4432%
Class A-6         $ 12,058,000               7.50%                   99.9668%          0.6320%             99.3348%
Class A-7         $ 38,912,000               7.18%                   99.9833%          0.5250%             99.4583%
Total             $373,562,000                               $ 373,517,549.35      $933,823.31      $372,583,726.04

------------------

(1) Plus or minus 5%.
(2) Plus accrued interest, if any, from June 1, 1999.
(3) Before deducting expenses, estimated to be approximately $993,705.00.

THE UNDERWRITING DISCOUNT WILL BE 3% FOR UP TO $7,000,000 INITIAL PRINCIPAL BALANCE OF EACH CLASS OF CLASS A CERTIFICATES SOLD TO VARIOUS NONINSTITUTIONAL INVESTORS. TO THE EXTENT CLASS A CERTIFICATES ARE SOLD TO THESE INVESTORS, THE UNDERWRITING DISCOUNT WILL BE MORE THAN, AND THE PROCEEDS TO THE DEPOSITOR FROM SALES OF THE CLASS A CERTIFICATES WILL BE LESS THAN, THE AMOUNTS SHOWN ABOVE.

THE CLASS A CERTIFICATES REPRESENT INTERESTS IN A POOL CONSISTING OF FIXED RATE, CLOSED-END HOME EQUITY LOANS. THE CERTIFICATES CONSIST OF SEVEN CLASSES OF
CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT AND ONE CLASS OF CLASS R CERTIFICATES NOT OFFERED BY THIS PROSPECTUS SUPPLEMENT. MONTHLY DISTRIBUTIONS ON THE CLASS A CERTIFICATES ARE SCHEDULED TO BE PAID ON THE 25TH DAY OF EACH MONTH OR, IF THE 25TH IS NOT A BUSINESS DAY, ON THE NEXT BUSINESS DAY, BEGINNING IN JULY 1999.

MORGAN STANLEY & CO. INCORPORATED AND BANC ONE CAPITAL MARKETS, INC. ARE ACTING AS UNDERWRITERS FOR THE ISSUANCE OF THE CLASS A CERTIFICATES. DELIVERY OF THE CLASS A CERTIFICATES IS EXPECTED TO BE MADE IN BOOK ENTRY FORM ONLY THROUGH THE DEPOSITORY TRUST COMPANY, CEDELBANK AND THE EUROCLEAR SYSTEM ON OR ABOUT
JUNE 17, 1999.

                               ------------------

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE CERTIFICATES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 12 IN THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ------------------

MORGAN STANLEY DEAN WITTER                        BANC ONE CAPITAL MARKETS, INC.

June 10, 1999

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

We provide information to you about the certificates in two separate documents that provide progressively more detailed information:

         o the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates; and

         o this prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Home Equity Loan Asset Backed Certificates, Series 1999-2 in any state where the offer is not permitted.

This prospectus supplement and the prospectus include cross-references to captions in these materials where you can find further related discussions. The following table of contents and the table of contents contained in the accompanying prospectus indicate the pages on which those captions are located.

You can find a listing of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Definitions" beginning on page S-62 in this prospectus supplement and under the caption "Index of Principal Definitions" beginning on page 90 in the accompanying prospectus.

This prospectus supplement and the attached prospectus may be used by Banc One Capital Markets, Inc. and its successors in connection with offers and sales related to market-making transactions in the certificates offered by this prospectus supplement and the prospectus. Banc One Capital Markets, Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

For 90 days following the date of this prospectus supplement, all dealers selling certificates will deliver a prospectus supplement and prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

The depositor's principal offices are located at 1585 Broadway, 37th Floor, New York, New York 10036 and its telephone number is (212) 761-4700.

                                TABLE OF CONTENTS

                                                     Page
                                                     ----

SUMMARY.............................................S-4
RISK FACTORS.......................................S-10
THE SELLER, SERVICER AND THE MASTER SERVICER.......S-15
        General....................................S-15
        The Master Servicer........................S-15
        BANK ONE Year 2000 Readiness...............S-15
        The Seller and Servicer....................S-16
        Loan Origination...........................S-16
        Credit and Underwriting Guidelines.........S-16
        Income Verification........................S-17
        Specific Underwriting Criteria.............S-18
        Quality Control and Audit Procedures.......S-19
        Servicing and Collection Procedures........S-20
        Delinquency, Foreclosure and Loss
           Experience of BOFS......................S-20
THE HOME EQUITY LOAN POOL..........................S-23
        General....................................S-23
        Statistical Information....................S-24
PREPAYMENT AND YIELD
   CONSIDERATIONS..................................S-24
        General....................................S-24
        General Prepayment Considerations..........S-24
        Payment Delay Affects Yield................S-26
        Weighted Average Lives.....................S-26
        Last Scheduled Distribution Dates..........S-35
DESCRIPTION OF THE CERTIFICATES....................S-35
        General....................................S-35
        Assignment of Home Equity Loans............S-36
        Payments on Home Equity Loans;
           Deposits to Collection Account and
           Certificate Account.....................S-37
        Priority of Distributions..................S-38
        Interest Distributions.....................S-39
        Principal Distributions....................S-40
        Overcollateralization Provisions...........S-41
        Monthly Advances...........................S-42
        Reports to Certificateholders..............S-42
        Book-Entry Registration and Definitive
           Certificates............................S-43
        DTC and Year 2000 Compliance...............S-46
THE CERTIFICATE INSURER............................S-47
THE POLICY.........................................S-48
POOLING AND SERVICING AGREEMENT....................S-50
        Collection and Other Servicing
           Procedures on Home Equity Loans.........S-50
        Hazard Insurance...........................S-50
        Realization Upon Defaulted Home Equity
           Loans...................................S-51
        Servicing Compensation and Payment of
           Expenses................................S-51
        Evidence as to Compliance..................S-52
        Certain Matters Regarding the Depositor,
           Seller and Master Servicer..............S-52
        Servicer Default...........................S-53
        Rights Upon a Servicer Default.............S-53
        Amendment..................................S-53
        Termination; Purchase of Home Equity Loans.S-54
        The Trustee................................S-54
DESCRIPTION OF THE PURCHASE AGREEMENT..............S-55
USE OF PROCEEDS....................................S-55
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...........S-55
STATE TAXES........................................S-56
ERISA CONSIDERATIONS...............................S-57
        Availability of Exemptions for Class A
           Certificates............................S-57
        Review by Benefit Plan Fiduciaries.........S-58
LEGAL INVESTMENT...................................S-58
UNDERWRITING.......................................S-59
EXPERTS............................................S-60
LEGAL MATTERS......................................S-60
RATINGS............................................S-61
INDEX OF PRINCIPAL DEFINITIONS.....................S-62
ANNEX I  GLOBAL CLEARANCE,
   SETTLEMENT AND TAX DOCUMENTATION
   PROCEDURES......................................A-I-1
ANNEX II THE HOME EQUITY LOAN
   POOL--STATISTICAL INFORMATION...................A-II-1

                                     SUMMARY

         This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the Class A Certificates, read carefully this entire document and the accompanying prospectus.

         This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Title of Series:                Banc One Home Equity Loan Asset Backed
                                Certificates, Series 1999-2

Trust:                          Banc One Financial Services Home Equity Loan
                                Trust 1999-2

Offered Certificates:           Class A-1, Class A-2, Class A-3, Class A-4,
                                Class A-5, Class A-6 and Class A-7 Certificates

Non-Offered Certificates:       Class R Certificates

Seller:                         Banc One Financial Services, Inc.

Master Servicer:                Bank One, Indiana, National Association

Depositor:                      Morgan Stanley Capital I Inc.

Trustee:                        Norwest Bank Minnesota, National Association

Certificate Insurer:            Ambac Assurance Corporation

Cut-off Date:                   June 1, 1999

Closing Date:                   On or about June 17, 1999

The Trust

The trust will be formed under a pooling and servicing agreement dated as of June 1, 1999 among the seller, the master servicer, the depositor and the trustee. The trustee, a national banking association, will act as trustee for the benefit of the certificateholders.

The Certificates

On the closing date, the trust will issue seven classes of Class A Certificates. The Class A Certificates are senior certificates and are being offered to you. The trust is also issuing one class of Class R Certificates, which are subordinate certificates and are not being offered to you.

Master Servicer

The master servicer, a national banking association, is an affiliate of the seller. The master servicer is also an affiliate of Banc One Capital Markets, Inc., one of the underwriters. Under the terms of the pooling and servicing agreement, the master servicer will have the contractual responsibility for servicing, managing and making collections on the home equity loans. Each calendar month, the master servicer will retain a portion of the interest payments on the home equity loans as a fee for its services and those of the servicer.

The master servicer expects that Banc One Financial Services, Inc. will act as servicer of the home equity loans.

Depositor

The depositor is a Delaware corporation and a direct wholly-owned subsidiary of Morgan Stanley Group Inc. The depositor is also an affiliate of one of the underwriters, Morgan Stanley & Co. Incorporated. The depositor will acquire the home equity loans from the seller, and will then sell them to the trust in exchange for the Class A and Class R Certificates.

Certificate Insurer

Ambac Assurance Corporation, a Wisconsin-domiciled stock insurance corporation.

See "THE CERTIFICATE INSURER" in this prospectus supplement.

Trust Fund

The trust property is held by the trustee for the benefit of the certificateholders. The trust property includes:

o a pool of fixed rate, closed-end home equity loans, secured by first or second liens on primarily one- to four-family residential properties;

o        payments on the home equity loans received on or after June 1, 1999;

o such assets as shall from time to time be deposited in the collection and certificate accounts in accordance with the pooling and servicing agreement;

o property that secured a home equity loan and has been acquired after the closing date by foreclosure or deed in lieu of foreclosure;

o rights of the depositor under the home equity loan purchase agreement pursuant to which the depositor purchased the home equity loans from the seller. Under certain circumstances, if the representations and warranties made by the seller about the home equity loans are breached, then the seller will be obligated to repurchase those home equity loans;

o rights of the seller under certain hazard insurance policies covering the mortgaged properties; and

o an irrevocable and unconditional certificate guaranty insurance policy issued by Ambac Assurance Corporation for your benefit.

No Obligor or Guarantor

The Class A Certificates do not represent the obligation of any entity other than the trust. Except for the protection afforded by the certificate guaranty insurance policy to the extent described in this prospectus supplement, the Class A Certificates are not insured or guaranteed. Payments on the home equity loans are not insured or guaranteed by any entity.

Offered Certificates

The Class A Certificates will have the initial certificate principal balances, certificate rates and prices to the public set forth on the cover page of this prospectus supplement. The Class A Certificates represent an undivided ownership interest in the assets of the trust.

Denominations

You will be offered Class A Certificates for purchase in minimum denominations of $1,000 and multiples of $1 in excess thereof.

Distribution Date

You will receive distributions on the Class A Certificates on the 25th day of each month, beginning in July 1999. If the 25th day is not a business day, then the distribution date will be the next business day.

Book-Entry Registration

The trust will initially issue the Class A Certificates in book-entry form. You may elect to hold your interest in the Class A Certificates through The Depository Trust Company in the United States, or Cedelbank or the Euroclear System in Europe, or indirectly through participants in such systems.

You will not be entitled to receive a definitive certificate representing your interest unless definitive certificates are issued.

See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" in this prospectus supplement and "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and Definitive Certificates" in the prospectus.

Ratings and Rating Agencies

The Class A Certificates are expected to be rated "Aaa" by Moody's Investors Service, Inc., and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

Ratings such as the ratings obtained for the Class A Certificates address credit risk. When evaluating credit risk, the rating agencies evaluate the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood or rate of prepayments on the home equity loans. Prepayments affect the timing of your payments, such that your actual return could differ substantially from your anticipated return on your investment.

See "RATINGS" in this prospectus supplement.

Interest Distributions

The per annum certificate rate on each class of the Class A Certificates is fixed and is set forth on the cover page of this prospectus supplement. Interest payments will be made to all classes of the Class A Certificates pro rata.

Interest on the Class A Certificates accrues from the first day of each calendar month through the last day of that calendar month on the basis of a 360-day year consisting of twelve 30-day months. You will receive interest on the distribution date in the next calendar month. On each distribution date, to the extent funds are available, you will be paid the following:

o interest that accrued at the related certificate rate on the related certificate principal balance immediately prior to such distribution date; and

o any interest that was due on a prior distribution date and not paid, together with interest on that amount.

See "DESCRIPTION OF THE CERTIFICATES--Interest Distributions" in this prospectus supplement.

Principal Distributions

On each distribution date, to the extent funds are available, you will be entitled to distributions of principal in the order of priority described in this prospectus supplement. The maximum distribution of principal to all Class A Certificateholders on any distribution date will be equal to the sum of:

o payments of principal on the home equity loans received during the prior calendar month, and all other amounts relating to principal on the home equity loans;

o plus, the amount of any principal losses realized on the home equity loans during the prior calendar month;

o plus, the amount of any excess receipts of interest required to be distributed to satisfy the required level of overcollateralization. This will increase the difference between the certificate principal balance of the Class A Certificates and the aggregate principal balance of the home equity loans, thereby increasing the level of overcollateralization; and

o minus, the amount of any principal collections not required to be distributed to you. This will reduce the difference between the certificate principal balance of the Class A Certificates and the aggregate principal balance of the home equity loans, thereby maintaining or decreasing the level of overcollateralization.

On each distribution date, so long as the certificate insurer has not defaulted, principal will be distributable to the Class A Certificateholders as follows:

o first, to the Class A-7 Certificateholders, starting on the distribution date in July 2002 in an amount equal to a fixed percentage (which will increase over time) of the total amount distributable as principal;

o second, sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-6 Certificateholders, in that order, until the certificate principal balance of each such class is reduced to zero; and

o third, to the Class A-7 Certificateholders, without regard to the amount paid pursuant to the first step, until the certificate principal balance of such class is reduced to zero.

If there has been a default by the certificate insurer, then the Class A Certificateholders will share distributions pro rata according to their principal balance, irrespective of class designations.

See "DESCRIPTION OF THE CERTIFICATES--Principal Distributions" in this prospectus supplement.

Credit Enhancement

Credit enhancement reduces the harm caused to holders of certificates by shortfalls in payments received and losses incurred on the home equity loans. The credit enhancement provided for the benefit of the Class A Certificates consists of the following:

o Application of Excess Receipts of Interest. Generally, because more interest is paid by the borrowers than is necessary to pay the accrued interest on the Class A Certificates and certain expenses of the trust, there will be excess interest each month. Some of the excess interest may be used to pay interest on the Class A Certificates that was previously accrued but not paid in a prior month and some of the excess interest may be used to reimburse holders of the Class A Certificates for losses on the home equity loans. To the extent of any excess interest after such applications, the trust will apply excess interest as principal payments on the Class A Certificates, in the manner set forth herein, to create overcollateralization until the overcollateralization amount as described below has reached the required overcollateralization amount.

         See "DESCRIPTION OF THE CERTIFICATES --Priority of Distributions" and "--Principal Distributions" in this prospectus supplement.

o Overcollateralization. As indicated above, on each distribution date the interest payments on the home equity loans are expected to exceed the amount of accrued interest on the Class A Certificates, plus the amount of any accrued and unpaid interest and any losses on the home equity loans. This excess may be applied as principal payments to the class or classes then entitled to principal on that distribution date until the required level of overcollateralization is reached. Overcollateralization is the amount by which the principal balance of the home equity loans exceeds the principal balance of the Class A Certificates. The required amount of overcollateralization is based on certain minimum and maximum levels of overcollateralization and may increase and decrease over time.

         See "DESCRIPTION OF THE CERTIFICATES --Overcollateralization Provisions" in this prospectus supplement.

o Certificate Insurance Policy. The certificate insurer will issue an unconditional and irrevocable certificate guaranty insurance policy for your benefit. The policy will unconditionally and irrevocably guarantee the payment of: (i) accrued and unpaid interest on the Class A Certificates; (ii) the amount, if any, by which the principal balance of the Class A Certificates exceeds the principal balance of the home equity loans; and (iii) any principal amounts owed to the holders of the Class A Certificates on the last scheduled distribution date. The policy will not cover certain shortfalls in interest collections as described in this prospectus supplement. If for any reason the certificate insurer does not make the payments required in the policy, you must rely solely on the home equity loans for their payments of interest and principal and you may suffer a loss.

         See "THE CERTIFICATE INSURER" and "THE POLICY" in this prospectus supplement.

Advances and Compensating Interest

The master servicer will be obligated, subject to certain limitations, to make a monthly interest advance equal to 30 days of interest on each home equity loan for which a monthly payment has not been received with respect to the related collection period.

See "DESCRIPTION OF THE CERTIFICATES--Monthly Advances" in this prospectus supplement.

The master servicer will also be obligated, up to the amount of the master servicing fee paid to the master servicer for the related collection period, to pay to the trust an amount equal to any interest shortfalls that resulted from principal prepayments in full on the home equity loans during the related collection period.

See "POOLING AND SERVICING AGREEMENT--Servicing Compensation and Payment of Expenses" in this prospectus supplement.

Home Equity Loan Data

As of June 1, 1999, there were 7,001 home equity loans secured by mortgages or deeds of trust on residential properties and having the following characteristics:

Aggregate Principal Balance             $389,126,977.32
Average Principal Balance                    $55,581.63
Range of Principal Balances                $4,935.51 to
                                            $385,320.02
Average Original Principal
    Balance                                  $56,252.96
Range of Original Principal                $5,231.93 to
    Balances                                $399,137.00
Weighted Average Loan Rate                       11.80%
                                             7.0140% to
Range of Loan Rates                            17.4880%
Weighted Average Combined
    Loan-to-Value Ratio                         90.26%*
Range of Combined Loan-to-Value
    Ratios                            20.29% to 103.00%
Weighted Average Original Term
    to Maturity (months)                            213
Weighted Average Remaining Term
    to Maturity (months)                            208
Mortgaged Premises
  Single-family dwellings                        92.83%
  Two-to-four family dwellings                    3.64%
  Townhouses                                      1.79%
  Condominiums                                    1.75%
Maximum Zip Code
    Concentration (%)                             0.22%
Geographic Concentration (above
    5% of pool)
    Michigan                                     11.39%
    Ohio                                         10.76%
    Indiana                                       8.09%
    Arizona                                       6.28%
    Illinois                                      6.16%
    Oklahoma                                      5.07%

See "THE HOME EQUITY LOAN POOL" in this prospectus supplement.

Optional Termination of the Trust

At its option, the holder of the largest percentage interest of the Class R Certificates may purchase all of the home equity loans, together with any mortgaged properties acquired by the trustee, and thereby effect early retirement of the certificates. Such option may be exercised on any distribution date on which the total principal balance of the home equity loans and such properties remaining is 5% or less of the total principal balance of the home equity loans as of the cut-off date. If such holder does not exercise such option, the master servicer or, if the master servicer declines, the certificate insurer, may exercise such option. If the holder of the largest percentage interest of the Class R Certificates or the master servicer exercises this option, such holder or the master servicer must get the consent of the certificate insurer if the exercise of such option would cause a draw on the policy to occur.

See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" in this prospectus supplement and "DESCRIPTION OF THE
CERTIFICATES--Termination" in the prospectus.

Upon receipt of the purchase price from the holder of the largest percentage interest of the Class R Certificates, the master servicer or the certificate insurer, as applicable, the trustee will make a final payment to the certificateholders.

Federal Income Tax Considerations

Brown & Wood LLP, as counsel to the depositor, is of the opinion that:

o the trust will be treated as a real estate mortgage investment conduit, or REMIC, for federal income tax purposes; and

o the Class A Certificates will be "regular interests" in the REMIC and will be treated as debt instruments of the REMIC for federal income tax purposes with payment terms equivalent to the terms of such certificates.

See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the prospectus for further information regarding the federal income tax consequences of investing in the Class A Certificates.

----------
* The weighted average Combined Loan-to-Value Ratio is calculated using the original principal balance of the home equity loans.

ERISA Considerations

An employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, or the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, contemplating the purchase of the Class A Certificates should consult its counsel before making a purchase, and the fiduciary and such legal advisors should consider whether the Class A Certificates will satisfy all of the requirements of the "publicly offered securities" exemption described herein and the possible application of other ERISA prohibited transaction exemptions described herein. Although we anticipate that the "publicly offered securities" exemption will apply to certain purchases of the Class A Certificates by employee benefit plans, we cannot assure you that such exemption will apply or that there will be an exemption for all prohibited transactions that may arise in connection with purchases of the Class A Certificates by or with assets of such plans.

See "ERISA Considerations" in this prospectus supplement.

Legal Investment Considerations

Because the pool of home equity loans includes second-lien mortgages, the Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

See "LEGAL INVESTMENT" in this prospectus supplement.

                                  RISK FACTORS

         Prospective investors in the Class A Certificates should consider the following factors (as well as the factors set forth under "RISK FACTORS" in the prospectus) in connection with their purchase of the Class A Certificates.

Prepayments Affect                   All of the home equity loans may be prepaid
Timing and Rates of             in whole or in part at any time. A majority of
Return                          the home equity loans (by principal balance as
                                of June 1, 1999) are subject to prepayment penalties. Home equity loans, such as the home equity loans included in the trust, have been originated in significant volume only during the past few years and neither the seller nor the depositor is aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing;
                                therefore, the home equity loans may experience a higher rate of prepayment than traditional mortgage loans. The trust's prepayment experience may be effected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing (including alternative financing provided by the seller) and homeowner mobility.
                                Prepayments on the home equity loans will result in earlier distributions of principal on your certificates.

                                     See "PREPAYMENT AND YIELD CONSIDERATIONS--
                                General Prepayment Considerations" in this prospectus supplement.

                                     All of the home equity loans contain
                                "due-on-sale" provisions requiring the borrower to prepay the home equity loan in full when the mortgaged property is sold. The master servicer will be required to enforce such provisions unless enforcement is not permitted by applicable law or the master servicer permits the purchaser of the related mortgaged property to assume the home equity loan. Enforcement of "due-on-sale" provisions results in the trust receiving proceeds on a home equity loan earlier than it otherwise would.

                                     All of the home equity loans compute
                                interest based on a simple interest method. This means that interest is computed and charged to the borrower on the outstanding balance of the loan based on the number of days elapsed between the date through which interest was last paid on the loan through receipt of the borrower's most current payment. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis. This means that the amount of each monthly payment applied to the payment of principal and interest will vary each month depending on when the monthly payment is received. As a result, the amount distributed to you as principal will vary depending on the timing of the payments made on the home equity loans.

                                     Since amounts received on a home equity
                                loan are distributed on the next following distribution date, the rate at which the amounts described above are paid on the home equity loans will affect the payment rate on the Class A Certificates. If the timing and amount of such payment is not as anticipated, your rate of return will differ from your anticipated rate of return.

                                     If you are purchasing the certificates at a
                                discount, you should consider the risk that if principal payments on the home equity loans occur at a rate slower than you expected, your rate of return may be lower than you expected. If you are purchasing the certificates at a premium, you should consider the risk that if principal payments on the home equity loans occur at a rate faster than you expected, your rate of return may be lower than you expected.

Underwriting Standards               The seller's underwriting standards
May Affect Performance          generally are less stringent than those of
                                Fannie Mae or Freddie Mac. For example, a borrower's past credit history may not preclude the seller from purchasing or originating a home equity loan; however, it will reduce the size, and consequently, the combined loan-to-value ratio of the home equity loan that the seller is willing to originate or purchase. As a result of this approach to underwriting, the home equity loans may experience higher rates of delinquencies, defaults and foreclosures than home equity loans underwritten in accordance with Fannie Mae or Freddie Mac's guidelines. If losses occur and the certificate insurer fails to perform its obligations under the certificate guaranty insurance policy, you may experience a loss.

Geographic Concentration             To the extent that specific geographic
May Affect Performance          regions have experienced or may  experience
                                weaker economic conditions or greater rates of decline in real estate values than the United
                                States generally, a concentration of the home equity loans in those regions may be expected to exacerbate all of the risks relating to the home equity loans. The seller and the depositor can neither quantify the impact of any recent property value declines on the home equity loans nor predict whether, to what extent or for how long such declines may continue.

                                     The concentration of home equity loans by
                                state, representing more than 5% of the total principal balance of the home equity loans as of June 1, 1999, is as follows:

                                       State             Home equity loans
                                       -----             -----------------
                                      Michigan                11.39%
                                      Ohio                    10.76%
                                      Indiana                  8.09%
                                      Arizona                  6.28%
                                      Illinois                 6.16%
                                      Oklahoma                 5.07%

Documents Maintained by              The seller is required to maintain
Seller and Not by Trustee       possession of the documentation relating to each
                                home equity loan, other than (i) the promissory note, (ii) the mortgage or deed of trust and
                                (iii) the assignment of the mortgage or deed of trust, all of which will be delivered to the trustee. The assignment of a mortgage or deed of trust for each home equity loan will be delivered to the trustee in recordable form but will not be recorded to show the transfer of the related mortgage or deed of trust to the trust unless an assignment event occurs.

                                     An assignment event will occur on the day
                                following (i) the occurrence and continuance of a servicer default, (ii) the reduction of the master servicer's long-term unsecured senior debt rating below "Baa2" by Moody's or "BBB" by Standard & Poor's, (iii) 30 days after the request of the certificate insurer, if in the judgment of the certificate insurer, it deems such action necessary to protect its interest or
                                (iv) with respect to a particular mortgage loan, the occurrence of a foreclosure proceeding or the insolvency of the related borrower.

                                     Within 90 days of the occurrence of an
                                assignment event, the seller is required to deliver the remaining home equity loan documents to the trustee, and to either cause the assignment of each mortgage or deed of trust to be recorded or to deliver to the trustee and the certificate insurer an opinion of counsel acceptable to the certificate insurer to the effect that recordation of such assignments is not necessary in order to perfect the interests of the trust in such mortgages or deeds of trust. Prior to delivery of the remaining home equity loan documents to the trustee and the recording of the assignments, the home equity loans and any related proceeds may be subject to the claims of creditors or to sale to a third party, and may also be subject to claims of a receiver or conservator appointed in the event of the insolvency of the seller. Claims by any of these parties, even if unsuccessful, could result in delays in distributions to you. If these claims were successful, then you will experience losses to the extent that the certificate insurer fails to perform its obligations under the certificate guaranty insurance policy.

Priority of Liens                    As of June 1, 1999, approximately 17.30% of
                                the home equity loans (by principal balance) are secured by second-lien mortgages or deeds of trust. For home equity loans in the trust secured by second-lien mortgages, the master servicer or servicer may consent under certain circumstances to a new first priority lien regardless of the principal amount of such new lien.

                                     Home equity loans that are secured by
                                second-lien mortgages or deeds of trust will receive proceeds from the sale of the related mortgaged property only after any first-lien mortgages and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the home equity loans in the trust and the certificate insurer fails to perform its obligations under the certificate guaranty insurance policy, then:

                                     o   there will be a delay in distributions
                                         to you while a deficiency judgment
                                         against the borrower is sought; and

                                     o   you may incur a loss if a deficiency
                                         judgment cannot be obtained or
                                         collected upon.

Risks Posed by High                  Approximately 25.45% of the home equity
Combined Loan-To-Value          loans (by principal balance as of June 1, 1999)
Ratios                          had combined loan-to-value ratios at origination
                                between and including 100.01% and 103.00%. Based on the appraised value or purchase price of the related mortgaged property at the time of origination of such a home equity loan with a combined loan-to-value ratio in excess of 100%, the value or price of the related mortgaged property was less than the sum of the principal balance of the home equity loan and the principal balance of any related senior mortgage. Home equity loans with high combined loan-to-value ratios, in particular those home equity loans with original combined loan-to-value ratios in excess of 100%, will be more sensitive to declining property values than those loans with lower combined loan-to-value ratios and may present a greater risk of loss upon liquidation.

Delay In Receipt of                  Substantial delays could be encountered in
Liquidation Proceeds;           connection with the liquidation of delinquent
Liquidation Proceeds May        home equity loans. Further, liquidation expenses
Be Less Than Home               such as legal fees, real estate taxes and
Equity Loan  Balance            maintenance and preservation expenses will
                                reduce the portion of liquidation proceeds payable to you. In addition, there may be certain instances where based upon the relevant costs associated with the foreclosure process, the master servicer or servicer will decide not to foreclose on the loan. If a mortgaged property fails to provide adequate security for the home equity loan, you will incur a loss on your investment if the certificate insurer fails to perform its obligations under the certificate guaranty insurance policy.

Other Legal                          Federal and state laws, public policy and
Considerations                  general principles of equity relating to the
                                protection of consumers, unfair and deceptive practices and debt collection practices:

                                     o   regulate interest rates and other
                                         charges on home equity loans;

                                     o   require certain disclosures to
                                         borrowers;

                                     o   require licensing of the seller and the
                                         other originators; and

                                     o   regulate generally the origination,
                                         servicing and collection process for
                                         the home equity loans.

                                     Depending on the specific facts and
                                circumstances involved, violations may limit the ability of the trust to collect on the home equity loans and may entitle the borrower to a refund of amounts previously paid. Violations could also result in damages and administrative enforcement against the seller or the master servicer.

                                     The seller has represented that all
                                applicable federal and state laws were complied with in connection with the origination of the home equity loans. If there is a material and adverse breach of such representation, the seller will be obligated to repurchase any affected home equity loan or to substitute a new home equity loan for such affected home equity loan.

                                     See "CERTAIN LEGAL ASPECTS OF MORTGAGE
                                LOANS" in the prospectus.

Limitation and Reduction             Credit enhancement will be provided for the
and Substitution of Credit      Class A Certificates by the  application of
Enhancement                     excess interest, overcollateralization and the
                                certificate guaranty insurance policy. None of the depositor, the seller, the master servicer, the trustee, the certificate insurer or any of their respective affiliates will have any obligation to replace or supplement such credit enhancement, or to take any other action to maintain any rating of the Class A Certificates.

Insolvency of the Seller;            The sale of the home equity loans from the
Reclassification of Sale as     seller to the depositor will be treated by the
a Loan                          seller, the depositor and the trust as a sale of
                                the home equity loans. The seller will warrant that the transfer is a sale of its interest in the home equity loans. The depositor will warrant that the transfer of the home equity loans is a sale of its interest in the home equity loans to the trust. In the event of an insolvency of the seller, it is possible that a receiver or conservator for, or a creditor of, the seller would argue that the transaction between the seller and the depositor was a pledge of the home equity loans in connection with a borrowing by the seller rather than a true sale. Such an attempt, even if unsuccessful, could result in delays in distributions to you.

Limited Obligations                  The Class A Certificates will not represent
                                an interest in, or obligation of, the depositor, the seller, the master servicer, the trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Class A Certificates or any home equity loan will be the obligations of the depositor and of the seller pursuant to certain limited representations and warranties made with respect to the home equity loans and of the master servicer with respect to its servicing obligations under the pooling and servicing agreement (including the limited obligation to make certain monthly advances). Except for the protection afforded by the certificate guaranty insurance policy to the extent described in this prospectus supplement, neither the Class A Certificates nor the underlying home equity loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the master servicer, the seller, the trustee or any of their respective affiliates.

Limited Liquidity                    Prior to their issuance there has been no
                                market for the Class A Certificates and there can be no assurance that one will develop or, if it does develop, that it will provide certificate owners with liquidity or will continue for the lives of the Class A Certificates. The underwriters intend, but are not obligated, to make a market in the Class A Certificates.

Difficulty in Pledging               Since transactions in the Class A
                                Certificates can be effected only through The Depository Trust Company, Cedelbank or Euroclear, their participants and indirect participants, the ability of the owner of a Class A Certificate to pledge a Class A Certificate to persons or entities that do not participate in The Depository Trust Company, Cedelbank or Euroclear systems, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates.

                                     See "DESCRIPTION OF THE CERTIFICATES--
                                Book-Entry Registration and Definitive
                                Certificates" in this Prospectus Supplement.

Potential Delays in Receipt          Owners of Class A Certificates may
of Distributions                experience some delay in their receipt of
                                distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the trustee to The
                                Depository Trust Company and The Depository
                                Trust Company will credit such distributions to the accounts of its participants which will thereafter credit them to the accounts of Certificate owners either directly or indirectly through indirect participants.

                                     See "DESCRIPTION OF THE CERTIFICATES--
                                Book-Entry Registration and Definitive
                                Certificates" in this Prospectus Supplement.

Credit Ratings Relate to             The ratings of the Class A Certificates
Credit Risk Only                will depend primarily on an assessment by
                                Standard & Poor's and Moody's Investors Service,
                                Inc. of the home equity loans and upon the financial strength of the certificate insurer.
                                Any future reduction in a rating assigned to the financial strength of the certificate insurer may result in a corresponding reduction in the rating of the Class A Certificates. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the rating agencies. In general, the ratings address the likelihood that you will receive distributions of principal and interest and do not address the likelihood or rate of prepayments on the home equity loans or the possibility that you might realize a lower than anticipated yield.

Year 2000 Readiness                  Solving the Year 2000 problem is a top
                                priority for the corporate parent of the master servicer and the servicer. The Year 2000 issue is being addressed by either modifying, retiring or replacing existing software applications and systems or installing vendor upgrades. A plan has been developed and is being followed to ensure that the modifications, replacements and upgrades are implemented and thoroughly tested on a timely basis. However, the actual results could differ materially from those in the plan.

                                     See "THE SELLER, SERVICER AND THE MASTER
                                SERVICER--BANK ONE Year 2000 Readiness" in this Prospectus Supplement.

                  THE SELLER, SERVICER AND THE MASTER SERVICER

General

         The information set forth in this section has been provided by Banc One Financial Services, Inc. ("BOFS", in its capacity as seller, the "Seller" and, in its capacity as servicer, the "Servicer") and Bank One, Indiana, National Association (the "Master Servicer"). None of Morgan Stanley Capital I Inc. (the "Depositor"), the Underwriters, Norwest Bank Minnesota, National Association (the "Trustee"), the Certificate Insurer, or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of the information provided by BOFS and the Master Servicer.

The Master Servicer

         Bank One, Indiana, National Association, a national banking association, is a subsidiary of BANK ONE CORPORATION ("BANK ONE"). BANK ONE is the fifth-largest bank holding company in the United States with over $250 billion in assets as of March 31, 1999. BANK ONE is a registered multi-bank holding company organized in 1998 under the laws of the State of Delaware to effect the merger, effective October 2, 1998, of First Chicago NBD Corporation with BANC ONE CORPORATION.

         The following unaudited financial information regarding the Master Servicer was calculated on the basis of regulatory accounting principles and not on the basis of generally accepted accounting principles, is based on the Master Servicer's Consolidated Report of Condition as of March 31, 1999 (the "Call Report") and is qualified in its entirety by detailed information included in such Call Report. As of March 31, 1999 the Master Servicer had total assets of approximately $7.584 billion, total deposits of approximately $5.263 billion and total equity capital of approximately $0.647 billion.

         The principal executive offices of the Master Servicer are located at 111 Monument Circle, Indianapolis, IN 46277, and its telephone number is (317) 321-3000.

BANK ONE Year 2000 Readiness

         BANK ONE continues to execute project plans established by its predecessor companies to assure Year 2000 readiness. Total project costs are estimated to reach $350 million over the life of the project. Year 2000 costs incurred through March 31, 1999, were approximately $265 million, with $30 million incurred during the first quarter of 1999.

         The inventory and assessment phase has been completed for all information and non-information technology. At March 31, 1999, 91% of BANK ONE's affected information technology applications were tested and returned to production. BANK ONE expects that all information technology applications, systems and equipment will be Year 2000 compliant by mid-1999. Ongoing facilities and equipment improvements are expected to result in Year 2000 readiness for non-information systems technology by mid-1999.

         Year 2000 readiness is highly dependent on external entities and is not limited to operating risk. BANK ONE is working extensively with external entities to ensure that their systems will be Year 2000 compliant; however, BANK ONE bears risk and could be adversely affected if outside parties, such as customers, vendors, utilities and government agencies, do not appropriately address Year 2000 readiness issues. In addition, BANK ONE may have increased credit risk related to customers whose ability to repay debt is impaired due to Year 2000 readiness costs or risk or whose collateral becomes impaired due to lack of Year 2000 readiness.

         Detailed contingency plans exist for critical business system applications to mitigate potential problems or delays associated with systems replacements or vendor delivery dates. Critical business processes have been identified, and the most reasonable recovery strategies have been selected. Contingency plans have been documented and validated for effectiveness. BANK ONE will continue to review and validate the scope and content of its contingency plans throughout 1999.

The Seller and Servicer

         BOFS was incorporated under the laws of the State of Indiana on December 30, 1971. BOFS is a subsidiary of Finance One Corporation, which, in turn, is a wholly-owned subsidiary of BANK ONE. On March 5, 1999, BANK ONE consolidated the home equity lending business of BOFS with its other consumer lending businesses into the BANK ONE Consumer Lending group ("Consumer Lending"). Reporting through BANK ONE's First USA credit card division, this new national organization unites BANK ONE's traditional direct home-equity products with its non-prime and broker home-equity businesses, while also including other consumer related products such as conventional mortgages, education loans and tax related products.

         As of March 31, 1999, BOFS had assets totaling over $4.48 billion and total equity of $270 million. As of March 31, 1999, BOFS had 1,876 total full-time equivalent employees located at one of the following locations:
Indianapolis, Indiana Headquarters; Phoenix, Arizona Service Center; or one of its retail or wholesale origination branches.

Loan Origination

         BOFS originates and purchases first, second, and other junior lien mortgage loans on residential dwellings nationwide through both its retail and wholesale business channels. BOFS specializes in mortgage loans that do not conform to the underwriting standards of Fannie Mae or Freddie Mac, particularly with regard to an applicant's credit history. Substantially all of the simple interest mortgage loans originated or purchased by BOFS are retained and serviced by BOFS, while a portion are sold in pools to other financial institutions. BOFS originates or acquires mortgage loans primarily on suburban and urban single-family homes in major metropolitan areas.

         At March 31, 1999 BOFS conducted mortgage loan origination operations from 114 retail branch locations and 2 wholesale origination sites in 45 states including: Arizona, California, Connecticut, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Michigan, Minnesota, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, New York, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Vermont, Virginia, Washington, West Virginia, Wisconsin, and Wyoming.

         The retail application and approval process for mortgage loans is generally conducted by telephone. BOFS obtains potential customers through either direct mail solicitations or on a referral basis from other affiliates of BANK ONE. Loan officers are trained to structure mortgage loans that enable the applicant to reduce total finance charges, lower monthly payments and/or shorten the payment period.

         BOFS also purchases mortgage loans from independent mortgage bankers and others. Prior to funding, wholesale mortgage loans are re-underwritten using BOFS wholesale underwriting guidelines. Entities participating in this program generally must satisfy certain requirements established by BOFS pertaining to experience, size of business and various licenses and approvals. Substantially all of the precomputed mortgage loans purchased by BOFS are sub-serviced by a third party.

         If an existing borrower indicates that he plans on refinancing a BOFS mortgage loan, BOFS may refinance such mortgage loan. If the mortgage loan is one of the Home Equity Loans, this would result in a prepayment of such Home Equity Loan.

         The dollar amount of mortgage loans originated or purchased by BOFS during the years ended December 31, 1996, 1997, and 1998 were $1,137.0, $2,008.4, and $2,870.0 million, respectively. The dollar amount of mortgage loans originated or purchased by BOFS during the three-months ended March 31, 1999 was $1,106.7 million.

Credit and Underwriting Guidelines

         The following is a description of the underwriting guidelines customarily and currently employed by BOFS with respect to mortgage loans, which it purchases or originates. Each mortgage loan is centrally underwritten according to these guidelines. BOFS believes its guidelines are consistent with those generally utilized by most home equity and sub-prime lenders. The underwriting process is intended to assess both the applicant's ability to repay and the adequacy of the value of collateral securing the mortgage loan.

         BOFS generally originates or purchases mortgage loans, which either fully amortize over a period not to exceed 360 months for first liens and 180 months for second or more junior liens (fixed rate or variable rate) or provide for amortization over a 360 month period with a "balloon" payment required at the maturity date. The actual maturity date will generally range between fifteen and thirty years after origination. The mortgage loan amounts generally range from a minimum of $5,000 to a maximum of $300,000, depending on credit risk. The appraised value of a mortgaged property generally can not exceed $500,000.

         The properties used for collateral to secure the mortgage loans are residential (including second homes), single family and two-to-four family dwellings, condominiums, townhouses or manufactured housing. Each property proposed as security for a mortgage loan must be appraised not more than twelve months prior to the date of such mortgage loan.

         A credit report by an independent credit reporting agency is required reflecting the applicant's complete credit history. The credit report should reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and similar adverse credit events that can be discovered through a search of public records. A new credit report is required if a mortgage loan is not originated within 60 days from the application date.

         For all first lien mortgage loans and for all second or more junior lien mortgage loans with balances in excess of $50,000, BOFS requires that a full appraisal of the property used as collateral has been performed in connection with either the origination or the purchase of that mortgage loan. Appraisals of substantially all of the properties are completed on standard Fannie Mae forms. Each such appraisal includes, among other things, an inspection of the exterior of the subject property, photographs of two or more different views of the property and data from sales within the preceding 12 months of similar properties within the same general location as the subject property. BOFS will accept a drive-by appraisal with pictures on either a second or more junior lien mortgage loan with a balance of $50,000 or less.

         Certain laws protect mortgage loan applicants by offering them a period of time after loan closing documents are signed, termed the rescission period, during which the applicant has the right to cancel the mortgage loan. The rescission period must have expired prior to the funding of the mortgage loan and may not be waived by the applicant except as permitted by law.

         BOFS requires title insurance coverage issued by an approved American Land Title Association title insurance company for all first lien mortgages and for all second or more junior lien mortgages in excess of $50,000. Title searches are performed on second or more junior lien mortgages with balances less than $50,000. BOFS and its assignees are generally named as the insured. Title insurance policies indicate the lien position of the mortgage loan and protect BOFS against loss if the title or lien position is not as indicated. The applicant is also required to secure hazard and, in certain instances, flood insurance in an amount sufficient to cover the new mortgage loan and any senior mortgage. If the applicant does not obtain or maintain hazard and/or flood insurance with sufficient coverage, BOFS, to the extent permitted by the terms of the mortgage loan and applicable law, has the right to obtain such insurance coverage and charge the applicant for the costs of obtaining such coverage.

Income Verification

         BOFS offers applicants Full Documentation, Lite Documentation, or No Documentation programs. Under the Full Documentation program, income is verified through various means, including, but not limited to, applicant interviews, written verification, review of paycheck stubs, tax returns, and other similar documents, and the applicant's demonstration of sufficient levels of disposable income to satisfy debt repayment requirements. The following further specifies the Full Documentation program verification methods used by BOFS.

         o Employment: A loan applicant must provide most recent paycheck stubs covering at least one month, preferably showing year-to-date income and the most recent year's Form W2. If the required documentation cannot be provided a VOE (Verification of Employment) is required to be completed. A VOE is required if the applicant receives a handwritten paycheck or to verify bonus, commission, or overtime income.

         o Self-employed: Federal tax returns for at least the most recent two years (with schedules) signed by the applicant are required from self-employed applicants. A self-employed applicant must also provide two years completed and signed partnership or corporate tax returns (with schedules), if applicable, and year-to-date completed financial statements, including balance sheet and profit and loss statements. BOFS's underwriters, in the exercise of their judgment, may also request year-to-date bank statements to verify cash flow.

         o Rental Income: Rental income must be documented by completed personal federal tax returns, including Schedule E, for the most recent two years. If ownership of a property has been for less than one year or federal tax returns do not recognize the income, the applicant must provide copies of the signed lease agreement and a completed VOM (Verification of Mortgage).

         o Social Security and Veteran's Compensation: Compensation from the Social Security Administration or the Department of Veterans Affairs must be supported by an awards letter from the appropriate agency. Applicants must also provide one of the following: previous year's federal tax form 1099; most recent bank statement verifying direct deposit from the United States' Treasury Department; or photocopy of recent check.

         o Pension and Annuity Income: Income must be supported by an annuity letter or similar award document describing all details of income. The applicant must also provide one of the following: federal tax form 1099; most recent bank statement verifying deposit by income source; or current month's paycheck stub or statement.

         o Alimony: An applicant must submit to BOFS a copy of the complete divorce decree and one of the following: most recent federal tax form 1040 reflecting alimony received; three months of bank statements reflecting deposit of the alimony; or three consecutive months of canceled checks verifying receipt of the alimony.

         o Child Support: Child support income must be documented by a copy of the complete divorce decree and a monthly statement from the local courthouse. If the child support is not paid through the court, the applicant must provide three months of bank statements reflecting deposit of the child support or three consecutive months of canceled checks verifying receipt of the child support.

         Under the Lite Documentation program, BOFS does not require review of an applicant's paycheck stubs. Under the No Documentation program, BOFS does not verify an applicant's income or assets.

Specific Underwriting Criteria

         Although BOFS's underwriting guidelines change from time to time, the following summarizes the underwriting guidelines used with respect to the Home Equity Loans except as described below. Prior to February 1998, applicants and mortgage loans were characterized by FICO Scores and other credit bureau report factors instead of by specific FICO Score ranges. In June 1998 BOFS's guidelines were modified such that applicants and mortgage loans are slotted automatically in BOFS's computer system by FICO Score ranges into credit grades. From time to time exceptions are made to the underwriting guidelines and it is possible that exceptions may have been made for a substantial number of the Home Equity Loans based on compensating factors. However, BOFS believes that such exceptions did not materially impact the credit decision on any particular Home Equity Loan. Management permits deviations from the specific criteria to reflect local economic trends and real estate valuations, as well as other mitigating factors specific to each applicant and/or each portfolio acquired. All such deviations are monitored and regularly reviewed by BOFS's Credit Committee. BOFS strives to maintain the overall integrity of its credit and underwriting policies and simultaneously provide its lending officers with the flexibility to consider the specific circumstances of the mortgage loan application or purchase.

         Under the underwriting guidelines, the mortgage loans in each credit grade will generally have the FICO Scores, acceptable delinquency experience, maximum Combined Loan-to-Value Ratio and maximum debt-to-income ratio listed set forth below. "FICO Scores" are statistical credit scores obtained by many mortgage lenders in connection with the loan application to help assess a borrower's creditworthiness. FICO Scores are generated by models developed by a third party and are made available to lenders through three national credit bureaus. Neither the Seller nor the Depositor makes any representation or warranty that a particular FICO Score should be relied upon as a basis for an expectation that the related applicant will repay the Home Equity Loan according to its terms.


                                                       Grade A          Grade B           Grade C           Grade D

Consumer Credit History (FICO Score)............        620+              580+              540+        (less than)540
Maximum Past Due
    One 30 day delinquency in last 12 months....         yes              yes               yes               yes
    Two 30 day delinquency in last 12 months....         no               yes               yes               yes
    Three 30 day delinquency  in last 12  months
      or one 60 day delinquency in last 12 months        no                no               yes               yes
    One 120 day  delinquency in last 12 months or
      in foreclosure in last 12 months..........         no                no                no               yes

Maximum Combined Loan-to-Value Ratio* +
    First lien..................................        100%              100%              90%               80%
    Second or more junior lien..................        100%              90%               80%               70%
Maximum Debt-to-Income Ratio
    First lien..................................         60%              55%               55%               55%
    Second or more junior lien..................         55%              55%               55%               55%

* Maximum Combined Loan-to-Value. Percentages exclude points, processing fees and closing fees.

+ BOFS's credit policy limits the Maximum Combined Loan-to-Value Ratios including points and fees to 103% for each credit grade. BOFS's credit policy allows the Maximum Combined Loan-to-Value Ratio to exceed 103% when credit insurance is included in this calculation.

         BOFS's credit policy states that downward adjustments are made to maximum Combined Loan-to-Value Ratios to compensate for different property types and credit factors. In addition, BOFS charges a higher interest rate for mortgage loans in lower alphabetical credit grades and may also charge higher interest rates for mortgage loans in the same credit grade based on other credit factors.

Quality Control and Audit Procedures

         BOFS's quality control and audit procedures consist of post-funding examinations at the operational level and through independent verification by the Quality Assurance group. Examinations are performed on a sample of all mortgage loan applications whether originated or purchased by BOFS, and include review of legal documentation, credit documentation, and underwriting. Those items reviewed specifically include the following items:

         o Legal Documentation: The mortgage note, mortgage, deed of trust, Truth-in-Lending disclosures, Real Estate Settlement Procedures Act and Equal Credit Opportunity Act documents, title abstract, affidavits, riders, and all other documents required by statutory law are reviewed for existence, accuracy and proper signatures.

         o Credit Documentation: All credit verifications (such as verification of mortgage, verification of employment and verification of income), credit applications, and credit reports are reviewed for existence, accuracy and proper signatures as appropriate based on credit policy.

         o Underwriting: A verification that all mortgage loan conditions required by the Underwriting Department have been satisfied.

         Some mortgage loans are reviewed for compliance with BOFS's credit underwriting guidelines. This second review process is applied to 100% of the denied mortgage loan applications and between 5% and 10% of approved mortgage loans. In addition, documentation examinations are performed on 100% of all mortgage loans originated or purchased. Reports with major exceptions noted are distributed to the senior management team of BOFS for review and pursuit of action plans.

         Due diligence examinations are performed on national vendors that provide appraisal services for BOFS. Furthermore, retail and wholesale mortgage loans are randomly selected for an appraisal audit. Appraisers not conforming to BOFS's guidelines are removed from BOFS's acceptable appraiser list.

Servicing and Collection Procedures

         The following is a description of the servicing policies and procedures customarily and currently employed by BOFS with respect to the mortgage loans that it services. BOFS intends to service the Home Equity Loans in accordance with these policies and procedures and in accordance with the Agreement. BOFS revises such policies and procedures from time to time, based upon its business judgment, in connection with changes in economic conditions, its mortgage loan portfolio and applicable laws and regulations.

         Servicing of the mortgage loans includes, but is not limited to, post-closing review, lien perfection, payment processing, and customer service. Servicing of its mortgage loan portfolio is generally conducted through its principal office in Indianapolis, Indiana; however, customer service operations are located in Phoenix, Arizona. Collections and liquidations are managed through offices located in Indianapolis, Indiana, and Phoenix, Arizona.

         Borrowers are billed monthly in advance of the date on which mortgage loan payments are due. BOFS's collection policy emphasizes working with borrowers in default in an effort to bring payments current and to avoid foreclosures. Delinquent accounts are divided into groups of accounts of 0-29, 30-59, 60-89, and 90 or more days past due. If timely payment is not received, collection procedures are generally initiated within 10 days after the due date. Initial collection procedures involve contacting the borrower by phone. When an account becomes 30 days delinquent, it is assigned to a higher level collector experienced in default accounts in Indianapolis. Thereafter, all accounts delinquent for 90 days or more are worked by pre-foreclosure specialists in Indianapolis.

         Prior to submitting an account for foreclosure, a 30 day right-to-cure notice is sent by certified mail to the borrower. If the mortgage loan is not cured, the Collection Department attempts personal contact with the borrower to determine that all avenues of resolution have been considered. Accounts delinquent for 90 or more days are actively supervised by the Vice President of Collections.

         If foreclosure is necessary, BOFS's Collection Department supervises and monitors all related procedures (including bankruptcy proceedings) conducted by its foreclosure attorney. If title to the mortgaged property is taken in the name of the mortgagee, the BOFS's Real Estate Owned area attempts to ensure that the property is preserved and protected. After review and analysis, a disposition strategy is developed and the property is marketed for sale.

Delinquency, Foreclosure and Loss Experience of BOFS

         The delinquency experience table below sets forth, as of March 31, 1999, December 31, 1998, December 31, 1997 and December 31, 1996, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of the combined portfolios of (i) mortgage loans owned and serviced by BOFS, including mortgage loans which have been securitized (the "Serviced Portfolio"), and (ii) mortgage loans owned by BOFS but sub-serviced by Advanta Mortgage Corp (the "Sub-Serviced Portfolio"). The delinquency experience of BOFS with respect to the Serviced Portfolio only may be different, and in some cases higher, than the delinquency experience presented in the first table. For example, 4.53% of the loans (by principal balance) in the combined Serviced and Sub-Serviced Portfolios were 30 or more days delinquent as of March 31, 1999 compared to 5.59% of the loans (by principal balance) in the Serviced Portfolio as of March 31, 1999.

         The information in the loss experience table below reflects the historical loss experience of the combined Serviced Portfolio and Sub-Serviced Portfolio. As a result, the loss experience in the loss experience table below may be different, and in some cases understate the loss experience of BOFS with respect to the Serviced Portfolio only. BOFS does not have available separate loss information for the Serviced Portfolio and for the Sub-Serviced Portfolio.

         The indicated periods of delinquency are based on the number of days past due on a contractual basis. The delinquency, foreclosure and loss experience shown below may be affected by the increase in size of, and the relative lack of seasoning of, a substantial portion of the portfolio. There can be no assurance that the delinquency and loss experience on the Home Equity Loans will be consistent with the historical information provided below.

                             DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                      AS OF DECEMBER 31,
                                   FOR THE THREE MONTHS ENDED            -------------------------------------------
                                         MARCH 31, 1999                                     1998
                           -------------------------------------------   -------------------------------------------
                           NUMBER   PERCENT                 PERCENT OF   NUMBER   PERCENT                 PERCENT OF
                             OF       OF         DOLLAR     DOLLAR         OF       OF         DOLLAR     DOLLAR
                           LOANS    LOANS        AMOUNT     AMOUNT       LOANS    LOANS        AMOUNT     AMOUNT
                           ------   -------    ----------   ----------   ------   -------    ----------   ----------
Total Loans.............   85,909              $4,506,034                71,103              $3,639,941
                           ------              ----------                ------              ----------
                           ------              ----------                ------              ----------
Delinquency (1)(2)(3)(4)
  30-59 days............   1,693      1.97%    $   80,842      1.79%     2,176      3.06%    $   99,797      2.74%
60-89 days..............     390      0.45         17,369      0.39        671      0.94         29,643      0.81
90 or more days.........   2,153      2.51        105,764      2.35      2,001      2.81         95,219      2.62
                           ------    -----     ----------      ----      ------    -----     ----------      ----
Total Delinquency.......   4,236      4.93%       203,975      4.53%     4,848      6.82%    $  224,659      6.17%
                           ------    -----     ----------      ----      ------    -----     ----------      ----
                           ------    -----     ----------      ----      ------    -----     ----------      ----
Real Estate Owned.......     509               $   24,987                  446               $   19,438


                                                                AS OF DECEMBER 31,
                          ---------------------------------------------------------------------------------------------
                                             1997                                             1996
                          ----------------------------------------------  ---------------------------------------------
                          NUMBER   PERCENT                    PERCENT OF   NUMBER   PERCENT                 PERCENT OF
                            OF       OF            DOLLAR     DOLLAR         OF       OF         DOLLAR     DOLLAR
                          LOANS     LOANS          AMOUNT     AMOUNT       LOANS    LOANS        AMOUNT     AMOUNT
                          ------  ----------    ----------   ----------   ------   -------    ----------   ----------
Total Loans.............  53,573                 $2,261,026                31,229              $1,250,691
                          ------                 ----------                ------              ----------
                          ------                 ----------                ------              ----------
Delinquency (1)(2)(3)(4)
  30-59 days............  1,195       2.23%      $   53,202      2.35%       373      1.19%    $   15,258      1.22%
60-89 days..............    255       0.48           12,202      0.54         68      0.22          2,922      0.23
90 or more days.........    907       1.69           40,678      1.80        254      0.81          9,225      0.74
                          ------      ----       ----------      ----      ------    -----     ----------      ----
Total Delinquency.......  2,357       4.40%      $  106,082      4.69%       695      2.23%    $   27,405      2.19%
                          ------      ----       ----------      ----      ------    -----     ----------      ----
                          ------      ----       ----------      ----      ------    -----     ----------      ----
Real Estate Owned.......    130                  $    6,141                   38               $    1,434

------------------
(1) The delinquency percentage represents the number and principal balance of mortgage loans with payments contractually past due.
(2) Includes properties in foreclosure and mortgage loans for which the mortgagor is in bankruptcy.
(3) The total period of delinquency is based on the number of days payments are contractually past due.
(4) As of March 31, 1999, of the 54,163 mortgage loans in the Serviced Portfolio, having an aggregate principal balance of $2,601,676, 1,318 mortgage loans, having an aggregate principal amount of $59,366, or 2.28% by aggregate principal balance of the mortgage loans in the Serviced Portfolio, were 30 to 59 days delinquent, 288 mortgage loans, having an aggregate principal balance of $11,457, or 0.44%, were 60 to 89 days delinquent and 1,669 mortgage loans, having an aggregate principal balance of $74,708, or 2.87%, were 90 or more days delinquent.

                                LOSS EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                     FOR THE THREE                  AS OF DECEMBER 31,
                                                      MONTHS ENDED        --------------------------------------
                                                     MARCH 31, 1999(7)       1998          1997          1996
                                                     -----------------    ----------    ----------    ----------
Average Amount Outstanding (1)(5).................      $ 4,051,080       $2,907,746    $1,856,040    $  844,242
Gross Charge-offs (2)(6)..........................      $    31,604       $   19,962    $    8,773    $    2,070
Recoveries (3)....................................              148              393           382           481
                                                        -----------       ----------    ----------    ----------
Net Charge-offs (4)(6)............................      $    31,456       $   19,569    $    8,391    $    1,589
                                                        -----------       ----------    ----------    ----------
                                                        -----------       ----------    ----------    ----------
Net Losses as a Percentage of Average Amount
  Outstanding.....................................            0.78%            0.67%         0.45%         0.19%

------------------
(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
(2) "Gross Charge-offs" are amounts which have been determined uncollectible for each respective period.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4) "Net Charge-offs" represent "Gross Charge-offs" minus "Recoveries."
(5) "Average Amount Outstanding" does not include real estate owned balances.
(6) Gross and Net Charge-offs include real estate owned Charge-offs.
(7) Annualized.

         The information above should not be considered as a basis for assessing the likelihood, amount or severity of delinquencies, foreclosures or losses on the Home Equity Loans and no assurances can be given that the delinquency, foreclosure and loss experience presented in the tables above will be indicative of such experience on the Home Equity Loans. The statistics shown above represent the respective delinquency and foreclosure experiences only at the dates presented, whereas the aggregate delinquency, foreclosure and loss experience on the Home Equity Loans will depend on the results obtained over the life of the Trust. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by BOFS. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the Home Equity Loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the Home Equity Loans.

                            THE HOME EQUITY LOAN POOL

General

         The description herein of the home equity loans (the "Home Equity Loans") comprising part of the property of the Trust (the "Trust Fund") describes the pool (the "Home Equity Loan Pool") as of the opening of business on the Cut-off Date. The Home Equity Loan Pool will consist of approximately 7,001 Home Equity Loans having an aggregate principal balance as of the Cut-off Date (the "Cut-off Date Pool Principal Balance") of approximately $389,126,977.32, after application of payments of principal received before the Cut-off Date and subject to a permitted variance of plus or minus 5%. All of the Home Equity Loans are fixed rate, closed-end home equity loans secured by mortgages or deeds of trust or other similar security instruments (the "Mortgages") creating first or second liens on residential real properties (the "Mortgaged Properties") and are evidenced by promissory notes (the "Mortgage Notes"). The "Loan Rate" of each Home Equity Loan is the per annum interest rate required to be paid by the borrower under the terms of the related Mortgage Note.

         The "Principal Balance" of any Home Equity Loan (other than a Liquidated Home Equity Loan which has a Principal Balance of zero) on any date of determination is equal to the balance thereof on the Cut-off Date, minus all collections applied in reduction of such balance in accordance with the related Mortgage Note.

         The Depositor will acquire the Home Equity Loans to be included in the Home Equity Loan Pool from the Seller on the Closing Date pursuant to the Agreement, and will simultaneously convey the Home Equity Loans to the Trust. All of the Home Equity Loans will be master serviced by the Master Servicer. The Home Equity Loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described herein. See "THE SELLER, SERVICER AND THE MASTER SERVICER--Credit and Underwriting Guidelines," "--Income Verification" and "--Specific Underwriting Criteria."

         Each Home Equity Loan was selected by the Seller for inclusion in the Trust from among those home equity loans that met the following criteria as of the Cut-off Date: (i) no Home Equity Loan was 30 or more days delinquent; (ii) no Home Equity Loan had a Combined Loan-to-Value Ratio at origination of more than 103%; and (iii) was a retail origination. The Seller believes that no adverse selection procedures were employed in making such selection.

         As of the Cut-off Date, the weighted average original term to stated maturity of the Home Equity Loans was approximately 213 months. As of the Cut-off Date, the weighted average remaining term to stated maturity of the Home Equity Loans was approximately 208 months and the latest scheduled maturity date of any Home Equity Loan is May 1, 2029.

         With respect to each Home Equity Loan, the "Combined Loan-to-Value Ratio" generally will be the ratio, expressed as a percentage, the numerator of which is the Home Equity Loan's original principal balance (including capitalized costs) plus the principal balance of any related senior mortgage loan as of the date of origination of such Home Equity Loan, and the denominator of which is the lesser of (i) the appraised value of the Mortgaged Property used by the Seller or the originator to underwrite the Home Equity Loan and (ii) the purchase price for the Mortgaged Property if the Mortgaged Property was purchased within twelve months of the time of origination of the Home Equity Loan. With respect to each Home Equity Loan, the "Junior Lien Ratio" generally will be the ratio, expressed as a percentage, the numerator of which is the Home Equity Loan's original principal balance, and the denominator of which is the Home Equity Loan's original principal balance plus the original principal balance of any related senior mortgage loan as of the date of origination of such Home Equity Loan.

         The Home Equity Loans were originated between May 1, 1998 and April 30, 1999 in the ordinary course of the Seller's business. The weighted average original Combined Loan-to-Value Ratio of the Home Equity Loans at origination was approximately 90.26% (by original principal balance). The weighted average Junior Lien Ratio for Home Equity Loans in a junior lien position was 27.52% (by original principal balance). As of the Cut-off Date, approximately 82.70%, and 17.30% of the Home Equity Loans (in each case, by Cut-off Date Pool Principal Balance) are secured by first liens and second liens, respectively.

         As of the Cut-off Date, the scheduled Principal Balances ranged from approximately $4,935.51 to approximately $385,320.02; the average Principal Balance was approximately $55,581.63; the Loan Rates ranged from approximately 7.0140% to 17.4880%; and the weighted average Loan Rate was approximately 11.80%.

         Approximately 95.13% of the Home Equity Loans (by Cut-off Date Pool Principal Balance) are secured by properties which are owner occupied. Approximately 90.4% of the Home Equity Loans (by Cut-off Date Pool Principal Balance) were originated under the Seller's Full Documentation program.

         All of the Home Equity Loans (by Cut-off Date Pool Principal Balance) accrue interest on a "simple interest" basis pursuant to which interest is computed and charged to the mortgagor on the outstanding Principal Balance of the related Home Equity Loan based on the number of days elapsed between the date through which interest was last paid on the Home Equity Loan through the date of receipt of the mortgagor's most current payment. Accordingly, portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis.

Statistical Information

         Certain summary statistical information regarding the Home Equity Loans expected to be included in the Trust as of the Closing Date is set forth in Annex II hereto. All such information is given as of the Cut-off Date (except as otherwise indicated). All percentages of the Home Equity Loans are approximate percentages by Cut-off Date Pool Principal Balance (except as otherwise indicated). Totals may not sum to 100% due to rounding. Unless otherwise specified, all principal balances of the Home Equity Loans are aggregate unpaid principal balance of the Home Equity Loans as of the Cut-off Date and are rounded to the nearest dollar.

         Prior to the Closing Date, certain home equity loans that were selected to be included in the Trust may be removed as a result of incomplete documentation or otherwise, if the Depositor or the Seller deems such removal necessary or appropriate. Other home equity loans may be substituted by the Seller for the loans that are removed. As a result, certain characteristics of the Home Equity Loans included the Trust on the Closing Date may vary from the characteristics set forth below as of the Cut-off Date. The Depositor believes that the information set forth in Annex II hereto will be substantially representative of the characteristics of the Home Equity Loan Pool to be included in the Trust as it will be constituted on the Closing Date.

                       PREPAYMENT AND YIELD CONSIDERATIONS

General

         The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Home Equity Loans. The rate of principal payments on the Home Equity Loans will in turn be affected by a number of factors, including the amortization schedules of the Home Equity Loans, by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Home Equity Loans due to defaults, casualties, condemnations and repurchases by the Seller) and by the terms of the related Mortgage Notes and Mortgages. A majority of the Home Equity Loans (by Cut-off Date Pool Principal Balance) are subject to prepayment penalties. In addition, all of the Home Equity Loans contain "due-on-sale" clauses.

General Prepayment Considerations

         Prepayments, liquidations and repurchases of the Home Equity Loans will result in distributions in respect of principal to the Holders of the Class A Certificates then entitled to receive such distributions that otherwise would be distributed over the remaining terms of the Home Equity Loans. See "YIELD CONSIDERATIONS" in the Prospectus. Since the rate of payment of principal on the Home Equity Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "YIELD CONSIDERATIONS"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Class A Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and repurchases of the Home Equity

Loans. Further, in the case of Class A Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Home Equity Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Class A Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Home Equity Loans, the greater will be the effect on the yield to maturity of an investor in the Class A Certificates. As a result, the effect on an investor's yield of principal payments occurring on the Home Equity Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         It is highly unlikely that the Home Equity Loans will prepay at any constant rate until maturity or that all of the Home Equity Loans will prepay at the same rate. Moreover, the timing of prepayments on the Home Equity Loans may significantly affect the actual yield to maturity on the Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of prepayment on the Home Equity Loans cannot be predicted. Home equity loans such as the Home Equity Loans have been originated in significant volume only during the past few years and neither the Depositor nor the Seller is aware of any publicly available studies or statistics on the rate of prepayment of such home equity loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Home Equity Loans may experience a higher rate of prepayment than traditional first mortgage loans. The prepayment experience of the Trust with respect to the Home Equity Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans. Other factors affecting prepayment of home equity loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the related mortgaged properties and servicing decisions. All of the Home Equity Loans contain "due-on-sale" provisions and the Master Servicer is required by the Agreement to enforce such provisions unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Home Equity Loan. If prevailing mortgage rates fall significantly below the Loan Rates on the Home Equity Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Loan Rates on the Home Equity Loans, the rate of prepayment on the Home Equity Loans would be expected to decrease. There can be no certainty as to the rate of prepayments on the Home Equity Loans during any period or over the life of the Certificates. See "YIELD CONSIDERATIONS" in the Prospectus.

         In general, defaults on home equity loans are expected to occur with greater frequency in their early years. In addition, defaults on the Home Equity Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other facts, increasing unemployment or falling property values. See "YIELD CONSIDERATIONS" and "RISK FACTORS" in the Prospectus.

         If an existing borrower indicates that he plans to refinance a Home Equity Loan, the Master Servicer may permit the Home Equity Loan to be refinanced. Any such refinancing would result in the prepayment of the Home Equity Loan. Any such prepayments would be passed through to holders of the Class A Certificates and may affect the weighted average lives of the Class A Certificates.

         In addition to the foregoing factors, the use of Distributable Excess Spread to pay principal of the Class A Certificates to the extent required by the Agreement will result in the acceleration of the Class or Classes of Class A Certificates then entitled to principal, relative to the amortization of the Home Equity Loans in the early months of the transaction. This acceleration feature will create overcollateralization which results from the excess of the total principal balance of the Home Equity Loans over the total certificate principal balance of the Class A Certificates. Once the required level of overcollateralization is reached, the acceleration feature will cease, unless needed to maintain the required level of overcollateralization. See "DESCRIPTION OF THE CERTIFICATES--Overcollateralization Provisions" herein.

         Because the Certificate Rate on each Class of Class A Certificates is fixed, such rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the Class A Certificates were to rise, the market value of the Class A Certificates may decline.

Payment Delay Affects Yield

         The effective yield to the Certificateholders of each Class of the Class A Certificates will be lower than the yield otherwise produced by the Certificate Rate for each such Class and the purchase price of such Certificates because distributions will not be payable to the Certificateholders of the Class A Certificates until the Distribution Date following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

Weighted Average Lives

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal on the Home Equity Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower), and the timing thereof. The weighted average lives of the Class A Certificates will also be affected by the amount and timing of delinquencies and defaults on the Home Equity Loans and the recoveries, if any, on defaulted Home Equity Loans and foreclosed properties.

         The prepayment model used in this Prospectus Supplement (the "Prepayment Assumption") represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home equity loans for the life of such home equity loans. The "100% Prepayment Assumption" assumes a conditional prepayment rate of 5% per annum of the then outstanding principal balance of such home equity loans in the first month of the life of such home equity loans and an additional 1.81818181% (precisely 20/11% per annum) in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such home equity loans, the 100% Prepayment Assumption assumes a conditional prepayment rate of 25% per annum each month. The "120% Prepayment Assumption" assumes a conditional prepayment rate of 6% per annum of the then outstanding principal balance of such home equity loans in the first month of the life of such home equity loans and an additional 2.18181818% (precisely 24/11% per annum) in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of such home equity loans, the 120% Prepayment Assumption assumes a conditional prepayment rate of 30% per annum each month. As used in the tables below, 0% Prepayment Assumptions assumes prepayment rates equal to 0% of the Prepayment Assumption. Correspondingly, 100% Prepayment Assumption assumes prepayment rates equal to 100% of the Prepayment Assumption, and so forth. The Prepayment Assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home equity loans, including the Home Equity Loans.

         The tables following the next paragraph indicate the percentage of the initial principal balance of each Class of Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average life. The tables are based on the following assumptions (the "Modeling Assumptions"): (i) the Home Equity Loan Pool consists of Home Equity Loans with the characteristics set forth in the table below, (ii) distributions on the Class A Certificates are made on the 25th day of each month, commencing in July 1999, (iii) the Home Equity Loans prepay at the percentages of the Prepayment Assumption indicated,
(iv) no defaults, delinquencies or late payments occur in the payment by borrowers of principal and interest on the Home Equity Loans, (v) none of the Depositor, the Seller, the holder of the largest percentage interest of the Class R Certificates, the Master Servicer, the Certificate Insurer or any other person purchases from the Trust Fund any Home Equity Loan pursuant to any obligation or option under the Agreement, except as indicated in footnote two in the tables, (vi) scheduled monthly payments on the Home Equity Loans are received on the first day of each month commencing in June 1999, and are computed prior to giving effect to any prepayments received in the prior month,
(vii) prepayments representing payment in full of individual Home Equity Loans are received on the last day of each month commencing in June 1999, and include 30 days of interest thereon, (viii) the Class A Certificates of each Class have the respective initial principal balances as set forth herein, (ix) the Certificate Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates are 6.46%, 6.69%, 6.94%, 7.10%, 7.31%,
7.50% and 7.18%, respectively, (x) the Closing Date for the Class A Certificates is June 17, 1999 and (xi) the overcollateralization levels are set initially as specified in the Agreement, and thereafter increase or decrease in accordance with the provisions of the Agreement.

                         HYPOTHETICAL HOME EQUITY LOANS


                  Number of
                 Home Equity                               Gross          Original Term to       Remaining Term to
  Pool Number       Loans        Principal Balance       Loan Rate       Maturity (Months)       Maturity (Months)
  -----------       -----        -----------------       ---------       -----------------       -----------------

       1             443        $    9,546,076.68          10.715%               57                      52
       2           1,660            60,512,939.35          11.522%              112                     107
       3           3,084           162,779,935.68          11.878%              179                     173
       4             885            69,156,662.19          11.960%              234                     229
       5             175            14,299,370.40          12.147%              296                     291
       6             754            72,831,993.02          11.779%              360                     355
                  ------        ----------------
    Totals         7,001        $ 389,126,977.32
                  ======        ================

         There will be discrepancies between the characteristics of the actual Home Equity Loans and the characteristics assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the initial principal balance outstanding (and the weighted average life) of each Class of Class A Certificates set forth in the tables. In addition, since the actual Home Equity Loans will have characteristics that differ from those assumed in preparing the tables set forth below, the Class A Certificates may mature earlier or later than indicated by the tables. Variations in the prepayment experience and the balance of the Home Equity Loans that prepay may increase or decrease the percentages of initial principal balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of all such Home Equity Loans equals any of the specified Prepayment Assumption percentages.

                             Class A-1 Certificates
               at the following Prepayment Assumption percentages


Distribution Date          0%           50%          100%         120%          150%         200%          250%
-----------------          --           ---          ----         ----          ----         ----          ----

Initial Percentage......  100           100          100           100          100           100          100
June 25, 2000...........   86            63           40            31           17             0            0
June 25, 2001...........   78            34            0             0            0             0            0
June 25, 2002...........   70             9            0             0            0             0            0
June 25, 2003...........   61             0            0             0            0             0            0
June 25, 2004...........   53             0            0             0            0             0            0
June 25, 2005...........   44             0            0             0            0             0            0
June 25, 2006...........   34             0            0             0            0             0            0
June 25, 2007...........   26             0            0             0            0             0            0
June 25, 2008...........   17             0            0             0            0             0            0
June 25, 2009...........   10             0            0             0            0             0            0
June 25, 2010...........    1             0            0             0            0             0            0
June 25, 2011...........    0             0            0             0            0             0            0
June 25, 2012...........    0             0            0             0            0             0            0
June 25, 2013...........    0             0            0             0            0             0            0
June 25, 2014...........    0             0            0             0            0             0            0
June 25, 2015...........    0             0            0             0            0             0            0
June 25, 2016...........    0             0            0             0            0             0            0
June 25, 2017...........    0             0            0             0            0             0            0
June 25, 2018...........    0             0            0             0            0             0            0
June 25, 2019...........    0             0            0             0            0             0            0
June 25, 2020...........    0             0            0             0            0             0            0
June 25, 2021...........    0             0            0             0            0             0            0
June 25, 2022...........    0             0            0             0            0             0            0
June 25, 2023...........    0             0            0             0            0             0            0
June 25, 2024...........    0             0            0             0            0             0            0
June 25, 2025...........    0             0            0             0            0             0            0
June 25, 2026...........    0             0            0             0            0             0            0
June 25, 2027...........    0             0            0             0            0             0            0
June 25, 2028...........    0             0            0             0            0             0            0
June 25, 2029...........    0             0            0             0            0             0            0
Weighted Average
Life (years)(1)(2)......  5.36          1.60         0.94          0.81         0.67          0.53         0.44
Weighted Average
Life (years)(1)(3)......  5.36          1.60         0.94          0.81         0.67          0.53         0.44

----------

(1) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(2) Assumes the holder of the largest percentage interest of the Class R Certificates exercises its option to purchase the Home Equity Loans when the aggregate principal balance of the Home Equity Loans remaining is 5% or less of the Cut-off Date Pool Principal Balance. See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" herein.

(3) Assumes that the Class A Certificates remain outstanding to their maturity date.

                             Class A-2 Certificates
               at the following Prepayment Assumption percentages


Distribution Date          0%           50%          100%         120%          150%         200%          250%
-----------------          --           ---          ----         ----          ----         ----          ----

Initial Percentage.....   100           100          100           100          100           100          100
June 25, 2000..........   100           100          100           100          100            78            3
June 25, 2001..........   100           100           86            40            0             0            0
June 25, 2002..........   100           100            0             0            0             0            0
June 25, 2003..........   100            66            0             0            0             0            0
June 25, 2004..........   100            20            0             0            0             0            0
June 25, 2005..........   100             0            0             0            0             0            0
June 25, 2006..........   100             0            0             0            0             0            0
June 25, 2007..........   100             0            0             0            0             0            0
June 25, 2008..........   100             0            0             0            0             0            0
June 25, 2009..........   100             0            0             0            0             0            0
June 25, 2010..........   100             0            0             0            0             0            0
June 25, 2011..........    76             0            0             0            0             0            0
June 25, 2012..........    44             0            0             0            0             0            0
June 25, 2013..........     6             0            0             0            0             0            0
June 25, 2014..........     0             0            0             0            0             0            0
June 25, 2015..........     0             0            0             0            0             0            0
June 25, 2016..........     0             0            0             0            0             0            0
June 25, 2017..........     0             0            0             0            0             0            0
June 25, 2018..........     0             0            0             0            0             0            0
June 25, 2019..........     0             0            0             0            0             0            0
June 25, 2020..........     0             0            0             0            0             0            0
June 25, 2021..........     0             0            0             0            0             0            0
June 25, 2022..........     0             0            0             0            0             0            0
June 25, 2023..........     0             0            0             0            0             0            0
June 25, 2024..........     0             0            0             0            0             0            0
June 25, 2025..........     0             0            0             0            0             0            0
June 25, 2026..........     0             0            0             0            0             0            0
June 25, 2027..........     0             0            0             0            0             0            0
June 25, 2028..........     0             0            0             0            0             0            0
June 25, 2029..........     0             0            0             0            0             0            0
Weighted Average
Life (years)(1)(2).....  12.83          4.45         2.40          2.00         1.60          1.18         0.93
Weighted Average
Life (years)(1)(3).....  12.83          4.45         2.40          2.00         1.60          1.18         0.93

----------

(1) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(2) Assumes the holder of the largest percentage interest of the Class R Certificates exercises its option to purchase the Home Equity Loans when the aggregate principal balance of the Home Equity Loans remaining is 5% or less of the Cut-off Date Pool Principal Balance. See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" herein.

(3) Assumes that the Class A Certificates remain outstanding to their maturity date.

                             Class A-3 Certificates
               at the following Prepayment Assumption percentages


Distribution Date          0%           50%          100%         120%          150%         200%          250%
-----------------          --           ---          ----         ----          ----         ----          ----

Initial Percentage.....   100           100          100           100          100           100          100
June 25, 2000..........   100           100          100           100          100           100          100
June 25, 2001..........   100           100          100           100           73             0            0
June 25, 2002..........   100           100           90            41            0             0            0
June 25, 2003..........   100           100           23             0            0             0            0
June 25, 2004..........   100           100            0             0            0             0            0
June 25, 2005..........   100            83            0             0            0             0            0
June 25, 2006..........   100            49            0             0            0             0            0
June 25, 2007..........   100            33            0             0            0             0            0
June 25, 2008..........   100            13            0             0            0             0            0
June 25, 2009..........   100             0            0             0            0             0            0
June 25, 2010..........   100             0            0             0            0             0            0
June 25, 2011..........   100             0            0             0            0             0            0
June 25, 2012..........   100             0            0             0            0             0            0
June 25, 2013..........   100             0            0             0            0             0            0
June 25, 2014..........    78             0            0             0            0             0            0
June 25, 2015..........    64             0            0             0            0             0            0
June 25, 2016..........    48             0            0             0            0             0            0
June 25, 2017..........    29             0            0             0            0             0            0
June 25, 2018..........     8             0            0             0            0             0            0
June 25, 2019..........     0             0            0             0            0             0            0
June 25, 2020..........     0             0            0             0            0             0            0
June 25, 2021..........     0             0            0             0            0             0            0
June 25, 2022..........     0             0            0             0            0             0            0
June 25, 2023..........     0             0            0             0            0             0            0
June 25, 2024..........     0             0            0             0            0             0            0
June 25, 2025..........     0             0            0             0            0             0            0
June 25, 2026..........     0             0            0             0            0             0            0
June 25, 2027..........     0             0            0             0            0             0            0
June 25, 2028..........     0             0            0             0            0             0            0
June 25, 2029..........     0             0            0             0            0             0            0
Weighted Average
Life (years)(1)(2).....  16.82          7.37         3.65          2.99         2.25          1.61         1.23
Weighted Average
Life (years)(1)(3).....  16.82          7.37         3.65          2.99         2.25          1.61         1.23

----------

(1) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(2) Assumes the holder of the largest percentage interest of the Class R Certificates exercises its option to purchase the Home Equity Loans when the aggregate principal balance of the Home Equity Loans remaining is 5% or less of the Cut-off Date Pool Principal Balance. See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" herein.

(3) Assumes that the Class A Certificates remain outstanding to their maturity date.

                             Class A-4 Certificates
               at the following Prepayment Assumption percentages


Distribution Date          0%           50%          100%         120%          150%         200%          250%
-----------------          --           ---          ----         ----          ----         ----          ----

Initial Percentage.....   100           100          100           100          100           100          100
June 25, 2000..........   100           100          100           100          100           100          100
June 25, 2001..........   100           100          100           100          100             0            0
June 25, 2002..........   100           100          100           100           35             0            0
June 25, 2003..........   100           100          100            38            0             0            0
June 25, 2004..........   100           100           29             0            0             0            0
June 25, 2005..........   100           100            0             0            0             0            0
June 25, 2006..........   100           100            0             0            0             0            0
June 25, 2007..........   100           100            0             0            0             0            0
June 25, 2008..........   100           100            0             0            0             0            0
June 25, 2009..........   100            83            0             0            0             0            0
June 25, 2010..........   100            29            0             0            0             0            0
June 25, 2011..........   100             0            0             0            0             0            0
June 25, 2012..........   100             0            0             0            0             0            0
June 25, 2013..........   100             0            0             0            0             0            0
June 25, 2014..........   100             0            0             0            0             0            0
June 25, 2015..........   100             0            0             0            0             0            0
June 25, 2016..........   100             0            0             0            0             0            0
June 25, 2017..........   100             0            0             0            0             0            0
June 25, 2018..........   100             0            0             0            0             0            0
June 25, 2019..........   100             0            0             0            0             0            0
June 25, 2020..........    78             0            0             0            0             0            0
June 25, 2021..........    53             0            0             0            0             0            0
June 25, 2022..........    24             0            0             0            0             0            0
June 25, 2023..........     0             0            0             0            0             0            0
June 25, 2024..........     0             0            0             0            0             0            0
June 25, 2025..........     0             0            0             0            0             0            0
June 25, 2026..........     0             0            0             0            0             0            0
June 25, 2027..........     0             0            0             0            0             0            0
June 25, 2028..........     0             0            0             0            0             0            0
June 25, 2029..........     0             0            0             0            0             0            0
Weighted Average
Life (years)(1)(2).....  22.10         10.67         4.91          3.99         3.02          1.95         1.47
Weighted Average
Life (years)(1)(3).....  22.10         10.67         4.91          3.99         3.02          1.95         1.47

--------------

(1) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(2) Assumes the holder of the largest percentage interest of the Class R Certificates exercises its option to purchase the Home Equity Loans when the aggregate principal balance of the Home Equity Loans remaining is 5% or less of the Cut-off Date Pool Principal Balance. See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" herein.

(3) Assumes that the Class A Certificates remain outstanding to their maturity date.

                             Class A-5 Certificates
               at the following Prepayment Assumption percentages


Distribution Date          0%           50%          100%         120%          150%         200%          250%
-----------------          --           ---          ----         ----          ----         ----          ----

Initial Percentage.....   100           100          100           100          100           100          100
June 25, 2000..........   100           100          100           100          100           100          100
June 25, 2001..........   100           100          100           100          100            96            0
June 25, 2002..........   100           100          100           100          100             0            0
June 25, 2003..........   100           100          100           100           13             0            0
June 25, 2004..........   100           100          100            38            0             0            0
June 25, 2005..........   100           100           62             0            0             0            0
June 25, 2006..........   100           100           25             0            0             0            0
June 25, 2007..........   100           100           23             0            0             0            0
June 25, 2008..........   100           100            0             0            0             0            0
June 25, 2009..........   100           100            0             0            0             0            0
June 25, 2010..........   100           100            0             0            0             0            0
June 25, 2011..........   100            83            0             0            0             0            0
June 25, 2012..........   100            49            0             0            0             0            0
June 25, 2013..........   100             0            0             0            0             0            0
June 25, 2014..........   100             0            0             0            0             0            0
June 25, 2015..........   100             0            0             0            0             0            0
June 25, 2016..........   100             0            0             0            0             0            0
June 25, 2017..........   100             0            0             0            0             0            0
June 25, 2018..........   100             0            0             0            0             0            0
June 25, 2019..........   100             0            0             0            0             0            0
June 25, 2020..........   100             0            0             0            0             0            0
June 25, 2021..........   100             0            0             0            0             0            0
June 25, 2022..........   100             0            0             0            0             0            0
June 25, 2023..........    93             0            0             0            0             0            0
June 25, 2024..........    71             0            0             0            0             0            0
June 25, 2025..........    48             0            0             0            0             0            0
June 25, 2026..........    22             0            0             0            0             0            0
June 25, 2027..........     0             0            0             0            0             0            0
June 25, 2028..........     0             0            0             0            0             0            0
June 25, 2029..........     0             0            0             0            0             0            0
Weighted Average
Life (years)(1)(2).....  25.84         12.99         6.74          4.99         3.69          2.20         1.65
Weighted Average
Life (years)(1)(3).....  25.92         13.07         6.77          4.99         3.69          2.20         1.65

--------------

(1) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(2) Assumes the holder of the largest percentage interest of the Class R Certificates exercises its option to purchase the Home Equity Loans when the aggregate principal balance of the Home Equity Loans remaining is 5% or less of the Cut-off Date Pool Principal Balance. See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" herein.

(3) Assumes that the Class A Certificates remain outstanding to their maturity date.

                             Class A-6 Certificates
               at the following Prepayment Assumption percentages


Distribution Date          0%           50%          100%         120%          150%         200%          250%
-----------------          --           ---          ----         ----          ----         ----          ----

Initial Percentage.....   100           100          100           100          100           100          100
June 25, 2000..........   100           100          100           100          100           100          100
June 25, 2001..........   100           100          100           100          100           100            0
June 25, 2002..........   100           100          100           100          100            14            0
June 25, 2003..........   100           100          100           100          100             0            0
June 25, 2004..........   100           100          100           100           21             0            0
June 25, 2005..........   100           100          100            95            0             0            0
June 25, 2006..........   100           100          100            62            0             0            0
June 25, 2007..........   100           100          100             0            0             0            0
June 25, 2008..........   100           100            0             0            0             0            0
June 25, 2009..........   100           100            0             0            0             0            0
June 25, 2010..........   100           100            0             0            0             0            0
June 25, 2011..........   100           100            0             0            0             0            0
June 25, 2012..........   100           100            0             0            0             0            0
June 25, 2013..........   100             0            0             0            0             0            0
June 25, 2014..........   100             0            0             0            0             0            0
June 25, 2015..........   100             0            0             0            0             0            0
June 25, 2016..........   100             0            0             0            0             0            0
June 25, 2017..........   100             0            0             0            0             0            0
June 25, 2018..........   100             0            0             0            0             0            0
June 25, 2019..........   100             0            0             0            0             0            0
June 25, 2020..........   100             0            0             0            0             0            0
June 25, 2021..........   100             0            0             0            0             0            0
June 25, 2022..........   100             0            0             0            0             0            0
June 25, 2023..........   100             0            0             0            0             0            0
June 25, 2024..........   100             0            0             0            0             0            0
June 25, 2025..........   100             0            0             0            0             0            0
June 25, 2026..........   100             0            0             0            0             0            0
June 25, 2027..........     0             0            0             0            0             0            0
June 25, 2028..........     0             0            0             0            0             0            0
June 25, 2029..........     0             0            0             0            0             0            0
Weighted Average
Life (years)(1)(2).....  27.11         13.94         8.86          7.12         4.79          2.67         1.84
Weighted Average
Life (years)(1)(3).....  28.68         17.85        11.38          8.87         4.79          2.67         1.84

--------------

(1) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(2) Assumes the holder of the largest percentage interest of the Class R Certificates exercises its option to purchase the Home Equity Loans when the aggregate principal balance of the Home Equity Loans remaining is 5% or less of the Cut-off Date Pool Principal Balance. See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" herein.

(3) Assumes that the Class A Certificates remain outstanding to their maturity date.

                             Class A-7 Certificates
               at the following Prepayment Assumption percentages


Distribution Date          0%           50%          100%         120%          150%         200%          250%
-----------------          --           ---          ----         ----          ----         ----          ----

Initial Percentage.....   100           100          100           100          100           100          100
June 25, 2000..........   100           100          100           100          100           100          100
June 25, 2001..........   100           100          100           100          100           100           76
June 25, 2002..........   100           100          100           100          100           100           23
June 25, 2003..........    98            91           86            83           79            50            0
June 25, 2004..........    95            84           74            70           63             0            0
June 25, 2005..........    90            72           56            50            0             0            0
June 25, 2006..........    83            58           39            33            0             0            0
June 25, 2007..........    62            30           14             0            0             0            0
June 25, 2008..........    44            14            0             0            0             0            0
June 25, 2009..........    33             8            0             0            0             0            0
June 25, 2010..........    24             4            0             0            0             0            0
June 25, 2011..........    16             2            0             0            0             0            0
June 25, 2012..........    10             1            0             0            0             0            0
June 25, 2013..........     5             0            0             0            0             0            0
June 25, 2014..........     3             0            0             0            0             0            0
June 25, 2015..........     3             0            0             0            0             0            0
June 25, 2016..........     2             0            0             0            0             0            0
June 25, 2017..........     1             0            0             0            0             0            0
June 25, 2018..........     1             0            0             0            0             0            0
June 25, 2019..........     1             0            0             0            0             0            0
June 25, 2020..........     0             0            0             0            0             0            0
June 25, 2021..........     0             0            0             0            0             0            0
June 25, 2022..........     0             0            0             0            0             0            0
June 25, 2023..........     0             0            0             0            0             0            0
June 25, 2024..........     0             0            0             0            0             0            0
June 25, 2025..........     0             0            0             0            0             0            0
June 25, 2026..........     0             0            0             0            0             0            0
June 25, 2027..........     0             0            0             0            0             0            0
June 25, 2028..........     0             0            0             0            0             0            0
June 25, 2029..........     0             0            0             0            0             0            0
Weighted Average
Life (years)(1)(2)....    9.28          7.16         6.24          5.87         5.16          3.90         2.40
Weighted Average
Life (years)(1)(3)....    9.28          7.16         6.28          6.06         5.75          4.34         2.66

--------------
(1) The weighted average life of a Class A Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of months from the date of issuance of such Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial principal balance of such Certificate and dividing the results by 12.

(2) Assumes the holder of the largest percentage interest of the Class R Certificates exercises its option to purchase the Home Equity Loans when the aggregate principal balance of the Home Equity Loans remaining is 5% or less of the Cut-off Date Pool Principal Balance. See "POOLING AND SERVICING AGREEMENT--Termination; Purchase of Home Equity Loans" herein.

(3) Assumes that the Class A Certificates remain outstanding to their maturity date.

         The above tables have been prepared based on the assumptions described above (including the assumptions regarding the characteristics and performance of the Home Equity Loans, which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

Last Scheduled Distribution Dates

         The last scheduled distribution date (the "Last Scheduled Distribution Date") for each Class of Class A Certificates will be the following:

              Class                      Distribution Date in
              -----                      --------------------
               A-1                                May 2011
               A-2                          September 2013
               A-3                                May 2018
               A-4                               July 2021
               A-5                              March 2025
               A-6                           February 2027
               A-7                           December 2026

         The Last Scheduled Distribution Date for each Class of Class A Certificates has been calculated on the basis of the Modeling Assumptions and the assumptions that there are no prepayments and Distributable Excess Spread is not used to make accelerated payments of principal to the holders of the Class A Certificates. Since the rate of distributions in reduction of the principal balance of each Class of Class A Certificates will depend on the rate of payment (including prepayments) of the Home Equity Loans, the principal balance of each such Class could be reduced to zero significantly earlier or later than the related Last Scheduled Distribution Date. The rate of payments on the Home Equity Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Home Equity Loans.

                         DESCRIPTION OF THE CERTIFICATES

General

         The Banc One Home Equity Loan Asset Backed Certificates, Series 1999-2 (the "Certificates") will consist of seven classes of senior certificates (each, a "Class"), the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates and the Class A-7 Certificates (collectively, the "Class A Certificates") and one Class of subordinate certificates (the "Class R Certificates"). The Certificates will be issued pursuant to a pooling and servicing agreement (the "Agreement"), dated as of June 1, 1999, among the Seller, the Depositor, the Master Servicer and the Trustee. Only the Class A Certificates are offered hereby.

         The Class A Certificates will be issued in denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will include, to the extent provided in the Agreement: (i) the Home Equity Loans; (ii) payments on the Home Equity Loans received on or after the Cut-Off Date; (iii) Mortgaged Properties relating to the Home Equity Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account and the Certificate Account and funds on deposit therein (excluding net earnings thereon); (v) rights under certain hazard insurance policies, if any, covering the Mortgaged Properties and rights under a blanket hazard insurance policy obtained by the Master Servicer as protection against coverage lapses in such individual hazard insurance policies; and (vi) an assignment of the Depositor's rights under the home equity loan purchase agreement (the "Purchase Agreement"). In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional certificate guaranty insurance policy (the "Policy") for the benefit of the holders of the Class A Certificates, pursuant to which the Certificate Insurer will guarantee certain payments to the Class A Certificateholders as described herein. The Policy will also be included in the property of the Trust. Definitive Certificates will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry Certificates and Definitive Certificates" below. No service charge will be made for any registration of exchange or transfer of Class A Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The principal balance of any Class of Class A Certificates on any Distribution Date is equal to the principal balance of such Class of Class A Certificates on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders thereof. On any date, the "Certificate Principal Balance" is the aggregate of the principal balances of all Classes of Class A Certificates.

         Only the Class A Certificates are being offered hereby. Each Class of Class A Certificates represents the right to receive payments of interest at the Certificate Rate for such Class and payments of principal as described below.

         The "Percentage Interest" represented by a Class A Certificate of a Class as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate principal balance of all Certificates of such Class as of the Cut-Off Date.

Assignment of Home Equity Loans

         On the Closing Date the Depositor will transfer to the Trust all of its right, title and interest in and to each Home Equity Loan, the related Mortgage Notes, Mortgages and other related documents (collectively, the "Related Documents"), including all payments received on each such Home Equity Loan on or after the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Depositor. Each Home Equity Loan transferred to the Trust will be identified on a schedule (the "Home Equity Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information such as the Principal Balance of each Home Equity Loan as of the Cut-Off Date, its Loan Rate as well as other information.

         The terms of the Agreement provide that the Seller will maintain possession of the documentation relating to each Home Equity Loan (the "Mortgage File"), other than the Mortgage Note, the Mortgage and an assignment of the Mortgage. No later than the Closing Date, the Seller is required to deliver to the Trustee the Mortgage Note, the Mortgage (or a certified copy of the Mortgage) and an assignment of the Mortgage in recordable form.

         Within 45 days of the date of delivery thereof, the Trustee will review the Home Equity Loans and the Related Documents delivered to it pursuant to the Agreement and if any Home Equity Loan or Related Document delivered to it is found to be defective in any material respect and such defect is not cured within 135 days following notification thereof to the Seller by the Trustee, the Seller will be obligated to either (i) substitute for such Home Equity Loan an Eligible Substitute Home Equity Loan; provided, however, such substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Home Equity Loan at a price (the "Purchase Price") equal to the outstanding Principal Balance of such Home Equity Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Master Servicer. The obligation of the Seller to repurchase or substitute for a Defective Home Equity Loan is the sole remedy regarding any defects in the Home Equity Loans and Related Documents available to the Trustee or the Certificateholders. Within 90 days of the occurrence of an Assignment Event, the Seller, at its own expense, is required to (i) except with respect to an Assignment Event described in clause (iv) of the definition thereof, deliver the remainder of each Mortgage File to the Trustee and (ii) either cause the assignment of each Mortgage to be recorded, at its expense, or to deliver to the Trustee and the Certificate Insurer an opinion of counsel acceptable to the Certificate Insurer to the effect that recordation of such assignments is not necessary in order to perfect the interests of the Trust in such Mortgages.

         Any Home Equity Loan required to be purchased by the Seller because of defective documentation or a material breach of representation or warranty as described below is referred to as a "Defective Home Equity Loan".

         An "Assignment Event" will occur on the day following either (i) the occurrence and continuance of a Servicer Default, (ii) the reduction of the Master Servicer's long-term unsecured senior debt rating below "Baa2" by Moody's or "BBB+" by Standard & Poor's, (iii) 30 days after the request of the Certificate Insurer, if in the judgment of the Certificate Insurer, it deems such action necessary to protect its interest or (iv) with respect to a particular Home Equity Loan, the occurrence of a foreclosure proceeding or the insolvency of the related mortgagor.

         In connection with the substitution of an Eligible Substitute Home Equity Loan, the Seller will be required to deposit in the Collection Account an amount (the "Substitution Adjustment Amount") equal to the excess of the Principal Balance of the related Defective Home Equity Loan over the Principal Balance of such Eligible Substitute Home Equity Loan.

         An "Eligible Substitute Home Equity Loan" is a home equity loan substituted by the Seller for a Defective Home Equity Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Home Equity Loan for a Defective Home Equity Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Defective Home Equity Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Home Equity Loan and not more than 1% in excess of the Loan Rate of such Defective Home Equity Loan; (iii) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Home Equity Loan;
(iv) have a remaining term to maturity not more than six months earlier and not later than the remaining term to maturity of the Defective Home Equity Loan; (v) have a Combined Loan-to-Value Ratio the same or lower than the Combined Loan-to-Value Ratio of the Defective Home Equity Loan; (vi) have a credit score the same or higher than the credit score of the Defective Home Equity Loan;
(vii) comply with each representation and warranty as to the Home Equity Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (viii) satisfy certain other conditions specified in the Agreement.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Home Equity Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) at the time of transfer to the Depositor, the Seller has transferred or assigned all of its right, title and interest in each Home Equity Loan and the Related Documents, free of any lien; and (ii) each Home Equity Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Home Equity Loan and Related Documents, the Seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i) substitute for such Defective Home Equity Loan an Eligible Substitute Home Equity Loan or (ii) purchase such Defective Home Equity Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Home Equity Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Home Equity Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

         Pursuant to the Agreement, the Master Servicer will be responsible for the servicing of the Home Equity Loans as more fully set forth below.

Payments on Home Equity Loans; Deposits to Collection Account and Certificate Account

         The Trustee shall establish and maintain in the name of the Trustee a separate trust account (the "Collection Account") for the benefit of the holders of the Certificates. Within two Business Days (as defined in the Agreement) of receipt by the Master Servicer of amounts in respect of the Home Equity Loans (excluding amounts representing the Master Servicing Fee, reimbursement for Monthly Advances, Servicing Advances and Nonrecoverable Advances and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Master Servicer will deposit such amounts in the Collection Account. Notwithstanding the foregoing, for as long as Bank One, Indiana, National Association remains the Master Servicer under the Agreement and maintains a short-term unsecured debt rating of at least "A-1" by Standard & Poor's and "P-1" by Moody's, the Master Servicer need not deposit collections into the Collection Account upon receipt but may use for its own benefit all such collections until two Business Days preceding the related Distribution Date. A "Distribution Date" is the 25th day of each month, or if such day is not a Business Date, then the next succeeding Business Day, commencing in July 1999. While such ratings are maintained, on or prior to the second Business Day preceding each Distribution Date, the Master Servicer will deposit in the Collection Account amounts which are to be included in the Available Funds for the related Distribution Date. Amounts so deposited may be invested in Eligible Investments maturing not later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Certificate Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than 2:00 p.m., New York time, on the Business Day immediately prior to each Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer, the Master Servicer will transfer from the Collection Account for deposit into a separate trust account (the "Certificate Account") established in the name of the Trustee the Available Funds for such Distribution Date. All net income and gain realized from the investment of funds on deposit in the Collection Account or the Certificate Account shall be paid to the Master Servicer as servicing compensation (in addition to the Master Servicing Fee).

         With respect to each Distribution Date, the "Available Funds" will be the sum of:

                  (i) payments of principal and interest on the Home Equity Loans received with respect to the related Collection Period (net of amounts representing the Master Servicing Fee with respect to each Home Equity Loan and reimbursement for related Monthly Advances, Servicing Advances and Nonrecoverable Advances);

                  (ii) Liquidation Proceeds and Insurance Proceeds (each as defined in the Prospectus) with respect to the Home Equity Loans received during the related Collection Period (net of amounts applied to the restoration or repair of Mortgaged Properties);

                  (iii) the Purchase Price for any repurchased Defective Home Equity Loans and any related Substitution Adjustment Amounts received for such Distribution Date; and

                  (iv) payments from the Master Servicer received for such Distribution Date in connection with (a) Monthly Advances, (b) Compensating Interest and (c) the termination of the Trust as provided in the Agreement.

         Investments that qualify as "Eligible Investments" are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Class A Certificates.

Priority of Distributions

         On each Distribution Date the Trustee shall withdraw from the Certificate Account (a) all Available Funds then on deposit and (b) the amount of any Insured Payment under the Policy, and make the following disbursements and transfers as described below (except that amounts paid under the Policy shall only be available for distribution to Class A Certificateholders):

                  (i) to the Trustee, the Trustee fee for such Distribution Date and to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium;

                  (ii) to the Master Servicer, the amount of any accrued and unpaid Master Servicing Fee;

                  (iii) concurrently, to the holders of each Class of Class A Certificates pro rata, interest at the applicable Certificate Rate that accrued during the related Interest Period on the related principal balance of such Class immediately prior to such Distribution Date, less
         (A) such Class's pro rata share of any shortfalls in interest due to the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (a "Relief Act Shortfall") and less (B) such Class's pro rata share of the excess, if any, of the aggregate shortfalls in interest due to Principal Prepayments in Full received during the related Collection Period over the Compensating Interest received by the Trustee for the related Collection Period (the "Prepayment Interest Shortfall");

                  (iv) concurrently, to the holders of each Class of Class A Certificates pro rata, any unpaid shortfalls in interest on such Class that were required to be paid on prior Distribution Dates pursuant to clause (iii) (for each Class, the "Unpaid Interest Shortfall"), with interest thereon (to the extent permitted by applicable law) at the applicable Certificate Rate that accrued during the related Interest Period;

                  (v) to the holders of the Class A Certificates in reduction of their principal balances, an aggregate amount equal to the Formula Principal Distribution Amount (but not in excess of the aggregate amount, if any, necessary to be distributed on such Distribution Date so that the Overcollateralization Amount equals the Required Overcollateralization Amount), such amount to be allocated among the Class A Certificates as follows:

                           (A) to the Class A-7 Certificates, up to the Priority
                  Amount for such Distribution Date;

                           (B) sequentially, to the Class A-1, Class A-2, Class
                  A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the principal balance of each such Class has been reduced to zero; and

                           (C) to the Class A-7 Certificates, without regard to
                  the Priority Amount for such Distribution Date, until the principal balance for such Class has been reduced to zero;

                  (vi) to the Certificate Insurer, any amount owing to it under the Insurance Agreement for reimbursement of prior draws made on the Policy;

                  (vii) to the Master Servicer, the amount of any Nonrecoverable Advances not previously reimbursed;

                  (viii) to the holders of the Class A Certificates in reduction of their principal balances, an amount equal to the Distributable Excess Spread, such amount to be allocated among the Class A Certificates as follows:

                           (A) to the Class A-7 Certificates, after taking
                  into account the amount paid pursuant to clause (v)(A) above, up to the Priority Amount for such Distribution Date;

                           (B) sequentially, to the Class A-1, Class A-2, Class
                  A-3, Class A-4, Class A-5 and Class A-6 Certificates, in that order, until the principal balance of each such Class has been reduced to zero; and

                           (C) to the Class A-7 Certificates, without regard to
                  the Priority Amount for such Distribution Date, until the principal balance for such Class has been reduced to zero;

                  (ix) to the Certificate Insurer, any other amounts owing to it under the Insurance Agreement;

                  (x) concurrently, to the holders of each Class of Class A Certificates pro rata, any Prepayment Interest Shortfall for such Distribution Date and any Prepayment Interest Shortfalls that were not paid on prior Distribution Dates pursuant to this clause (x), with interest thereon (to the extent permitted by applicable law) at the applicable Certificate Rate;

                  (xi) to the Master Servicer, first to the reimbursement for any Compensating Interest, second, to the reimbursement of any unreimbursed Servicing Advances and third, to the reimbursement of any unreimbursed Monthly Advances;

                  (xii) to the Trustee, certain fees, costs or expenses payable pursuant to the terms of the Pooling and Servicing Agreement in connection with a transfer of servicing, the termination of any servicing agreement and, to the extent not paid by the Master Servicer, any indemnification for losses due to the Trustee; and

                  (xiii) to the holder of the Class R Certificate, any remaining amount.

         Notwithstanding the foregoing, on any Distribution Date during the continuance of a default by the Certificate Insurer, the Formula Principal Distribution Amount and any Distributable Excess Spread for such Distribution Date will be distributed to each outstanding Class of Class A Certificates on a pro rata basis in accordance with the principal balance of each such Class immediately prior to such Distribution Date instead of in accordance with the priorities set forth above.

Interest Distributions

         On each Distribution Date, to the extent of funds available therefor in accordance with the priorities described above under "--Priority of Distributions," interest will be distributed to each Class of Class A Certificates in an amount equal to the sum of (i) interest at the applicable Certificate Rate that accrued during the related Interest Period on the related principal balance of such Class immediately prior to such Distribution Date less such Class's pro rata share of any Relief Act Shortfall and Prepayment Interest Shortfall, (ii) any Unpaid Interest Shortfall for such Class and (iii) interest on such Unpaid Interest Shortfall (to the extent permitted by applicable law) at the applicable Certificate Rate that accrued during the related Interest Period.

         On each Distribution Date, the accrued interest for each Class of Class A Certificates will be distributed on an equal priority and any shortfall in the amount required to be distributed as interest thereon to each such Class will be allocated between such Classes pro rata based on the amount which would have been distributed to each such Class in the absence of such shortfall.

         The "Interest Period" means, with respect to each Distribution Date and the Class A Certificates, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month. Interest on the Class A Certificates in respect of any Distribution Date will accrue during the related Interest Period on the basis of a 360-day year consisting of twelve 30-day months.

Principal Distributions

         On each Distribution Date, to the extent of funds available therefor, in accordance with the priorities described above under "--Priority of Distributions," principal will be distributed to the holders of Class A Certificates then entitled to distributions of principal in an amount (but not in excess of the Certificate Principal Balance of the Class A Certificates or in excess of the aggregate amount, if any, necessary to be distributed on such Distribution Date so that the Overcollateralization Amount equals the Required Overcollateralization Amount) equal to the sum of (i) the Formula Principal Distribution Amount for such Distribution Date and (ii) the Distributable Excess Spread for such Distribution Date.

         The "Formula Principal Distribution Amount" means, as to any Distribution Date, the sum of the Principal Distributable Amount and any Unpaid Principal Shortfall for such Distribution Date.

         The "Principal Distributable Amount" means, with respect to any Distribution Date, an amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Collection Period of:

                  (i) each payment of principal on a Home Equity Loan received by the Master Servicer during such Collection Period, including all full and partial principal prepayments;

                  (ii) the Principal Balance as of the end of the immediately preceding Collection Period of each Home Equity Loan that became a Liquidated Home Equity Loan for the first time during such Collection Period;

                  (iii) all Insurance Proceeds on a Home Equity Loan received by the Master Servicer during such Collection Period that are not part of Liquidation Proceeds and were applied to principal of the related Home Equity Loan;

                  (iv) the portion of the Purchase Price allocable to principal of all repurchased Defective Home Equity Loans with respect to such Collection Period; and

                  (v) any Substitution Adjustment Amounts deposited by the Seller in the Collection Account with respect to the substitution of an Eligible Substitute Home Equity Loan during such Collection Period.

         The "Collection Period" with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs.

         The "Excess Spread" means, with respect to any Distribution Date, the excess, if any, of (a) the Available Funds and the amount of any draws under the Policy for such Distribution Date, over (b) the portion thereof required to be distributed on such Distribution Date pursuant to clauses (i) through (vii) as set forth under the heading "--Priority of Distributions".

         The "Distributable Excess Spread" means, with respect to any Distribution Date, the amount, if any, of the Excess Spread necessary to be distributed on such Distribution Date so that the Overcollateralization Amount equals the Required Overcollateralization Amount (after giving effect to the distribution of the Formula Principal Distribution Amount on such Distribution
Date).

         The application of Excess Spread as described above is intended to create overcollateralization to provide a source of additional cashflow to cover net losses realized in respect of Liquidated Home Equity Loans. A draw on the Policy in respect of principal will not be made until the Certificate Principal Balance exceeds the aggregate Principal Balance of the Home Equity Loans. See "THE POLICY" herein. Accordingly, there may be Distribution Dates on which Class A Certificateholders receive little or no distributions in respect of principal.

         The "Unpaid Principal Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the Certificate Principal Balance as of the immediately preceding Distribution Date (after giving effect to the distribution of the Formula Principal Distribution Amount, any Distributable Excess Spread and any draws under the Policy applied on such preceding Distribution Date) exceeds the aggregate Principal Balance of the Home Equity Loans at the end of the second preceding Collection Period.

         The "Priority Amount" means, for any Distribution Date, the product of
(i) the Priority Percentage for such Distribution Date and (ii) the Class A-7 Pro Rata Principal Amount for such Distribution Date. In no event will the Priority

Amount for any Distribution Date exceed the principal balance of the Class A-7 Certificates immediately prior to such Distribution Date.

         The "Priority Percentage" for each Distribution Date will be the percentage indicated below:

          Distribution Dates Occurring in             Priority Percentage
          -------------------------------             -------------------
          July 1999 through June 2002                             0%
          July 2002 through June 2004                            45%
          July 2004 through June 2005                            80%
          July 2005 through June 2006                           100%
          July 2006 and thereafter                              300%

         The "Class A-7 Pro Rata Principal Amount" for any Distribution Date will be an amount equal to the product of (i) a fraction, the numerator of which is the principal balance of the Class A-7 Certificates immediately prior to such Distribution Date and the denominator of which is the Certificate Principal Balance immediately prior to such Distribution Date, and (ii) the Formula Principal Distribution Amount for such Distribution Date.

         If the required level of overcollateralization is reduced below the then existing amount of overcollateralization (as described below) or if the required level of overcollateralization is satisfied on any Distribution Date, the amount of the Formula Principal Distribution Amount and Excess Spread required to be distributed to the holders of the Class A Certificates on such Distribution Date will be correspondingly reduced by the amount of such reduction or by the amount necessary such that the overcollateralization will not exceed the required level of overcollateralization after giving effect to the distribution in respect of principal to be made on such Distribution Date. See "--Overcollateralization Provisions" below.

         On each Distribution Date, to the extent that net losses realized in respect of Liquidated Home Equity Loans are not covered by the application of Available Funds as described above, the amount of overcollateralization, if any, will be reduced.

         A "Liquidated Home Equity Loan" with respect to any Distribution Date is a Home Equity Loan with respect to which the Master Servicer has determined, in accordance with the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to such Home Equity Loan have been recovered.

Overcollateralization Provisions

         "Overcollateralization Amount" means, with respect to any Distribution Date, the excess, if any, of (i) the aggregate Principal Balances of the Home Equity Loans at the end of the related Collection Period over (ii) the Certificate Principal Balance as of such Distribution Date (after giving effect to the distribution of principal on such Distribution Date).

         "Required Overcollateralization Amount", means, with respect to any Distribution Date, the amount specified in the Agreement.

         In general, the Agreement requires that, on each Distribution Date, the Distributable Excess Spread will be applied on such Distribution Date as an accelerated payment of principal on the Class or Classes of Class A Certificates then entitled to principal distributions in accordance with the priorities specified under "--Priority of Distributions" above. This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Home Equity Loans. Such overcollateralization will be available to absorb any net losses on Liquidated Home Equity Loans that are not covered by the application of Available Funds as described in "--Priority of Distributions" above.

         As of the Closing Date, the Cut-off Date Pool Principal Balance will exceed the initial Certificate Principal Balance by approximately
$15,564,977.32. After the Closing Date, overcollateralization generally will increase only as a result of the distribution to the Class A Certificateholders of Distributable Excess Spread.

         The required level of overcollateralization will be satisfied as of each Distribution Date when the Overcollateralization Amount equals or exceeds the Required Overcollateralization Amount. Thereafter, the level of overcollateralization necessary to satisfy the required level of overcollateralization may be increased or decreased from time to time based on the loss and delinquency experience of the Home Equity Loans in accordance with the provisions of the Agreement. In addition, the Required Overcollateralization Amount may be decreased, at the sole discretion of the Certificate Insurer, as low as zero, which would have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.

Monthly Advances

         Not later than two Business Days prior to each Distribution Date, the Master Servicer will remit to the Trustee for deposit in the Certificate Account as part of the Available Funds an amount (the "Monthly Advance"), to be distributed on the related Distribution Date, equal to the sum of 30 days of interest on each Home Equity Loan for which a monthly payment has not been received by the Master Servicer with respect to the related Collection Period (net of the Master Servicing Fee). Except as provided below, such obligation of the Master Servicer continues with respect to each Home Equity Loan until such Home Equity Loan becomes a Liquidated Home Equity Loan.

         In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance."

         The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Home Equity Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related borrower or otherwise relating to the Home Equity Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Home Equity Loan and to Liquidation Proceeds and Insurance Proceeds on the related Home Equity Loan. The Master Servicer's right to such reimbursements is prior to the rights of Certificateholders.

         Notwithstanding the foregoing, the Master Servicer is not required to make any Monthly Advance or Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the related borrower in respect of the related Home Equity Loan or other recoveries in respect of such Home Equity Loan. However, if any Servicing Advance or Monthly Advance made by the Master Servicer is determined by the Master Servicer to be nonrecoverable from such sources, such amounts may be reimbursed to the Master Servicer out of Available Funds in accordance with the priorities specified in "--Priority of Distributions" above. A Monthly Advance or Servicer Advance that the Master Servicer (or its delegate) determines to be nonrecoverable is referred to as a "Nonrecoverable Advance".

Reports to Certificateholders

         Concurrently with each distribution to the Certificateholders, the Trustee will forward each Certificateholder a statement prepared by the Master Servicer setting forth among other items with respect to each Distribution Date:

                  (i) the aggregate amount of the distribution to each Class of Certificateholders on such Distribution Date;

                  (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Unpaid Interest Shortfalls, and the amount of any Unpaid Interest Shortfalls remaining;

                  (iii) the amount of distribution set forth in paragraph (i) above in respect of principal and the amount thereof in respect of the Unpaid Principal Shortfall, and any remaining Unpaid Principal Shortfall;

                  (iv) the amount applied as a distribution of Distributable Excess Spread on the Certificates;

                  (v) the amount paid under the Policy for such Distribution Date in respect of the interest to each Class of Certificates;

                  (vi)   the Master Servicing Fee;

                  (vii) the aggregate Principal Balance of the Home Equity Loans as of the close of business on the last day of the preceding Collection Period;

                  (viii) the Certificate Principal Balance after giving effect to payments allocated to principal above;

                  (ix) the amount of overcollateralization as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

                  (x) the number and aggregate Principal Balances of the Home Equity Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

                  (xi) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

                  (xii) the aggregate amount of prepayments received on the Home Equity Loans during the previous Collection Period; and

                  (xiii) the weighted average Loan Rate on the Home Equity Loans as of the first day of the month prior to the Distribution Date.

         In the case of  information  furnished  pursuant to clauses (ii) and
(iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

         Within 60 days after the end of each calendar year, the Trustee will forward to each Person, if requested in writing by such Person, who was a Certificateholder during the prior calendar year a statement containing the information set forth in clauses (ii) and (iii) above aggregated for such calendar year.

Book-Entry Registration and Definitive Certificates

         The Class A Certificates will be book-entry Certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Offered Certificates ("Certificate Owners") will hold their Class A Certificates through The Depository Trust Company ("DTC") in the United States, or Cedelbank ("Cedelbank") or Euroclear System ("Euroclear") (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank N.A. will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class A Principal Balances of $1,000 and in multiples of $1 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Cedelbank or Euroclear, as appropriate).

         Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC participants. While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

         Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Offered Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

         Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

         Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

         The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

         Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

         Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

         Monthly and annual reports on the Trust will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

         DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

         Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of a Servicer Default (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the aggregate Certificate Principal Balance of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

         Neither the Depositor, the Seller, the Master Servicer, the Certificate Insurer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DTC and Year 2000 Compliance

         DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

         However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information of the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

         According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind. The Master Servicer, the Depositor, the Servicer, the Trustee and the Underwriters make no representation as to the accuracy or completeness of such information.

                             THE CERTIFICATE INSURER

         The following information has been supplied by Ambac Assurance Corporation (the "Certificate Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Seller, the Depositor, the Master Servicer, the Trustee, the Underwriters or any of their respective affiliates as to the accuracy or completeness of such information.

         The Certificate Insurer is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. The Certificate Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC, Inc.), a 100% publicly-held company. Moody's, Standard & Poor's and Fitch IBCA, Inc. have each assigned a triple-A financial strength rating to the Certificate Insurer.

         The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 1998 and December 31, 1997 and for each of the years in the three-year period ended December 31, 1998, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange Commission (the "Commission") on March 30, 1999, Commission File No. 1-10777) and the unaudited consolidated financial statements of the Certificate Insurer and its subsidiaries as of March 31, 1999 and for the periods ending March 31, 1999 and March 31, 1998, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended March 31, 1999 (which was filed with the Commission on May 12, 1999) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

         All financial statements of the Certificate Insurer and subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

         The following table sets forth the capitalization of the Certificate Insurer as of December 31, 1996, December 31, 1997, December 31, 1998 and March 31, 1999, respectively, in conformity with generally accepted accounting principles.

                           Ambac Assurance Corporation
                        CONSOLIDATED CAPITALIZATION TABLE
                              (Dollars in Millions)


                                          December 31,   December 31,   December 31,    March 31,
                                              1996           1997           1998          1999
                                              ----           ----           ----          ----
                                                                                       (Unaudited)
Unearned Premiums.........................  $   995         $ 1,184      $ 1,303         $ 1,324
Other Liabilities.........................      259             562          548             544
Total Liabilities.........................  $ 1,254         $ 1,746      $ 1,851         $ 1,868

Stockholder's equity (1)
  Common Stock............................  $    82         $    82      $    82         $    82
  Additional paid-in-capital..............      515             521          541             541
  Accumulated other comprehensive income..       66             118          138             112
  Retained earnings.......................      992           1,180        1,405           1,467
Total stockholder's equity................  $ 1,655         $ 1,901      $ 2,166         $ 2,202
Total liabilities and stockholder's equity  $ 2,909         $ 3,647      $ 4,017         $ 4,070

------------------
(1) Components of stockholder's equity have been restated for all periods presented to reflect "Accumulated other comprehensive income" in accordance with the Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" adopted by the Certificate Insurer effective January 1, 1998. As this new standard only requires additional information in the financial statements, it does not affect the Certificate Insurer's financial position or results of operations.

         For additional financial information concerning the Certificate Insurer, see the audited and unaudited financial statements of the Certificate Insurer incorporated by reference herein. Copies of the financial statements of the Certificate Insurer incorporated herein by reference and copies of the Certificate Insurer's annual statement for the year ended December 31, 1998 prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

         The Certificate Insurer makes no representation regarding the Class A Certificates or the advisability of investing in the Class A Certificates and makes no representation regarding, nor has it participated in the preparation of, this Prospectus Supplement other than the information supplied by the Certificate Insurer and presented under the headings "THE POLICY" and "THE CERTIFICATE INSURER" and in the financial statements incorporated herein by reference.

                                   THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. The information in this section regarding the Policy has been supplied by the Certificate Insurer for inclusion herein. Only the Class A Certificates will be entitled to the benefit of the Policy to be issued by the Certificate Insurer.

         The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, has agreed unconditionally and irrevocably to pay to the Trustee for the benefit of the related Holders of the Insured Obligations, that portion of the Insured Amounts which shall become Due for Payment but shall be unpaid by reason of Nonpayment.

         The Certificate Insurer will make such payments to the Trustee from its own funds on the later of (a) three Business Days following delivery of the Notice to the Certificate Insurer of Nonpayment or (b) the Business Day on which the Insured Amounts are Due for Payment. The Certificate Insurer shall be subrogated to all the Holders' rights to payment on the Insured Obligations to the extent of the insurance disbursements so made. Once payments of the Insured Amounts have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of such Insured Amounts. Payment of Insured Amounts shall be made only at the time set forth in the Policy and no accelerated payment of Insured Amounts shall be made regardless of any acceleration of any of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

         Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability), any prepayment penalty or other accelerated payment which at any time may become due on or with respect to any Insured Obligation, other than at the sole option of the Certificate Insurer, nor against any risk other than Nonpayment, including failure of the Trustee to make any payment due to the Holders of the Insured Obligations. The Policy does not cover, and Insured Amounts do not include, any Prepayment Interest Shortfalls or shortfalls due to the application of the Relief Act.

         The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the third Business Day following receipt on a Business Day of a certified copy of the order requiring the return of a preference payment, and such other documentation as is reasonably required by the Certificate Insurer, such documentation being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon, New York City time on such Business Day, they will be deemed to be received on the following Business Day.

         Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Certificate Insurer to the Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment.

         The Certificate Insurer's obligation under the Policy will be discharged to the extent that funds are received by the Trustee for distribution to the Holders, whether or not such funds are properly distributed by the Trustee.

         As used in the Policy, the following terms have the following meanings:

         "Deficiency Amount" means the excess, if any, of Required Payments over the Net Available Distribution Amount for such Distribution Date.

         "Due for Payment" means with respect to any Insured Amount or Preference Amount, such amount is due and payable pursuant to the terms of the Agreement.

         "Holder" means any person who is the registered owner or beneficial owner of any Insured Obligation.

         "Insured Amounts" means, with respect to any Distribution Date, the Deficiency Amount for such Distribution Date.

         "Insured Obligations" means the Class A Certificates.

         "Insured Payments" means the aggregate amount paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

         "Net Available Distribution Amount" means, with respect to any Distribution Date, the Available Funds on deposit in the Certificate Account to be distributed on such Distribution Date, less the aggregate amount applied to the payment of the Trustee fee, the premium on the Policy and any accrued and unpaid Master Servicing Fee on such Distribution Date.

         "Nonpayment" means, with respect to any Distribution Date, an Insured Amount is Due for Payment but has not been paid pursuant to the terms of the Agreement.

         "Notice" means the telephonic or telegraphic notice promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Policy, from the Trustee specifying the Insured Amount that is due and owing on the applicable Distribution Date.

         "Preference Amount" means any payment of principal or interest on a Class A Certificate which has become Due for Payment, which is made to a Holder by or on behalf of the Trustee and which has been deemed a preferential transfer and therefore recovered from its Holder pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final non-appealable order of a court having competent jurisdiction.

         "Required Payments" means, with respect to the Class A Certificates, the sum of (i) for any Distribution Date, the aggregate amount of interest at the applicable Certificate Rate that accrued during the related Interest Period on the related principal balance of each Class of Class A Certificates immediately prior to such Distribution Date (less each Class's pro rata share of any Relief Act Shortfall and Prepayment Interest Shortfall) plus any Unpaid Interest Shortfall for each Class of Class A Certificates, (ii) for any Distribution Date (other than the Distribution Date in June 2029 the amount, if any, by which the Certificate Principal Balance as of such Distribution Date (after giving effect to all distributions of principal on the Class A Certificates on such Distribution Date) exceeds the aggregate Principal Balance of the Home Equity Loans as of end of the related Collection Period; and (iii) on the Distribution Date in June 2029, an amount equal to the Certificate Principal Balance as of such Distribution Date (after giving effect to all distributions of principal on the Class A Certificates on such Distribution
Date).

         Any notice under the Policy may be made at the address listed below for the Certificate Insurer.

         The notice address of the Certificate Insurer is One State Street Plaza, New York, New York 10004 Attention: General Counsel, or such other address as the Certificate Insurer shall specify to the Trustee in writing. The Policy is being issued under and pursuant to, and will be construed under; the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE INSURANCE PROVIDED BY THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

         The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason.

                         POOLING AND SERVICING AGREEMENT

Collection and Other Servicing Procedures on Home Equity Loans

         The Master Servicer will make reasonable efforts to collect all payments called for under the Home Equity Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Home Equity Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Home Equity Loans.

         Initially, the Master Servicer expects BOFS to perform the servicing of the Home Equity Loans and to perform all of the duties of the Master Servicer, as permitted by the Agreement. See "--Certain Matters Regarding the Depositor, Seller and Master Servicer" below.

         With respect to the Home Equity Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's or the Servicer's policies with respect to the home equity mortgage loans it owns or services. With respect to Home Equity Loans that are junior in priority to a first lien on a Mortgaged Property, the Master Servicer has the power under certain circumstances to consent to a new mortgage lien on such Mortgaged Property having priority over such Home Equity Loan in connection with the refinancing of such first lien.

Hazard Insurance

         Under the terms of the Home Equity Loans, each obligor is required to maintain for the related Mortgaged Property a hazard insurance policy which contains a standard mortgagee's clause and which insures against loss by fire and by hazards included within the term "extended coverage." Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or to be released to the obligor in accordance with customary mortgage servicing procedures) will be deposited in the Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Agreement.

         After the origination of a home equity loan, the Servicer will not monitor whether or not the obligor maintains a hazard insurance policy or flood insurance for the related Mortgaged Property. The Agreement provides that as protection against coverage lapses in the individual hazard insurance policies (not including flood insurance policies), the Master Servicer will obtain and maintain a blanket policy insuring against fire and hazard losses on all of the Home Equity Loans. The blanket policy may not in all cases insure against losses resulting from floods. To the extent that such blanket policy names the Master Servicer and the Servicer as named insured parties and their designee as loss payee, and provides coverage in an amount not less than the aggregate unpaid principal balance of the Home Equity Loans without coinsurance, then the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

Realization Upon Defaulted Home Equity Loans

         The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders.

Servicing Compensation and Payment of Expenses

         With respect to each Collection Period, the Master Servicer will receive from interest payments in respect of the Home Equity Loans a portion of such interest payments as a servicing fee (the "Master Servicing Fee"). The Master Servicing Fee will be computed monthly and will be equal to 0.50% per annum (the "Master Servicing Fee Rate") on the aggregate Principal Balance of the Home Equity Loans as of the first day of the Collection Period preceding each Distribution Date. All assumption fees, prepayment fees, late payment charges for such Collection Period and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

         The Master Servicing Fee will include the fee payable to the Servicer for its servicing activities related to the Home Equity Loans.

         The Master Servicer's right to reimbursement for unreimbursed Servicing Advances is limited to late collections on the related Home Equity Loan, including Liquidation Proceeds, released mortgaged property proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Home Equity Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances is prior to the rights of Certificateholders. However, if any Servicing Advance or Monthly Advance is determined by the Master Servicer to be non-recoverable from such sources, and therefore a Nonrecoverable Advance, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account.

         Not later than two Business Days prior to each Distribution Date, the Master Servicer is required to remit to the Trustee for deposit in the Certificate Account an amount ("Compensating Interest") to be distributed on such Distribution Date equal to, with respect to those Home Equity Loans for which a Principal Prepayment in Full was received during the related Collection Period, the lesser of (a) the excess, if any, of 30 days of interest on the Principal Balance of each such Home Equity Loan at the Loan Rate, minus the Master Servicing Fee for such Home Equity Loan, over the interest collections actually received by the Master Servicer from the related borrowers in connection with such Principal Prepayments in Full, and (b) the aggregate Master Servicing Fee received by the Master Servicer for the related Collection Period. A "Principal Prepayment in Full" occurs with respect to a Home Equity Loan when a borrower pays the remaining Principal Balance of such Home Equity Loan prior to the final due date for such Home Equity Loan.

         The Master Servicing Fee will not be reduced to cover shortfalls in interest collections resulting from partial prepayments on the Home Equity Loans or the application of the Relief Act.

Evidence as to Compliance

         The Agreement provides for delivery on or before May 31st of each year, beginning in 2000, to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

         On or before May 31st of each year, beginning in 2000, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) to the Trustee, the Depositor, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Home Equity Loans under the Uniform Single Attestation Program for Mortgage Bankers and such firm's conclusion with respect thereto.

Certain Matters Regarding the Depositor, Seller and Master Servicer

         The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law as evidenced by an opinion of counsel delivered to the Certificate Insurer or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

         The Master Servicer may perform any of its duties and obligations under the Agreement through one or more servicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Master Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations. Initially, the Master Servicer expects BOFS to act as the Servicer with respect to the Home Equity Loans.

         The Agreement provides that the Master Servicer will indemnify the Trust and the Trustee from and against, among other things, any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's willful misconduct, bad faith or gross negligence in connection with the servicing and administration of the Home Equity Loans. The Agreement provides that neither the Depositor, the Seller nor the Master Servicer nor their affiliates, directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Depositor, the Seller nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Depositor, the Seller or the Master Servicer, as the case may be, in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust against a loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense would otherwise be reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of its duties under the Agreement or by reason of its reckless disregard of obligations and duties under the Agreement. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

         Any corporation or other entity into which the Master Servicer may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation or other entity succeeding to the business of the Master Servicer shall be the successor of the Master Servicer under the Agreement, without the execution or filing of any paper or any further act on the part of any of the parties to the Agreement, anything in the Agreement to the contrary notwithstanding.

Servicer Default

         "Servicer Default" will consist of: (i) (A) any failure by the Master Servicer to make any required Monthly Advance or (B) any other failure of the Master Servicer to deposit in the Collection Account or Certificate Account any deposit required to be made under the Agreement, which failure continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (iii) any failure by the Master Servicer to make any required Servicing Advance, which failure continues unremedied for a period of 30 days after the giving of written notice of such failure to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Certificate Insurer or any Certificateholders holding Certificates evidencing a Percentage Interest in the Trust of at least 25%; (iv) certain events of insolvency, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an "Insolvency Event"); and (v) the loss and delinquency performance of the Home Equity Loans exceeding certain levels specified in the Agreement. All references to "Events of Default" in the Prospectus should be read to be references to Servicer Defaults as described in this Prospectus Supplement.

Rights Upon a Servicer Default

         So long as a Servicer Default remains unremedied, either the Trustee, Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, with the consent of the Certificate Insurer, or the Certificate Insurer may terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Home Equity Loans. Upon the termination of the Master Servicer, the Trustee has agreed to succeed the Master Servicer or appoint another entity as successor Master Servicer in accordance with the Agreement. The Trustee, as successor to the Master Servicer, will be obligated to make Monthly Advances and Servicing Advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. In the event that the Trustee would be obligated to succeed the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer if the only Event of Default that has occurred is an Insolvency Event.

Amendment

         The Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor or the Master Servicer to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Class A Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor, the Seller, the Trustee, the Certificate Insurer nor the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the

Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Class A Certificates. The Agreement may also be amended from time to time by the Seller, the Master Servicer, the Depositor, and the Trustee, with the consent of Certificateholders evidencing at least 51% of the Percentage Interests of each Class affected thereby (or 51% of the Percentage Interests of all Classes if all Classes are affected) and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Class A Certificates then outstanding. Notwithstanding the foregoing, the provisions of the Agreement relating to overcollateralization may be modified such that the required overcollateralization may be reduced or eliminated by the Certificate Insurer without the consent of the Certificateholders so long as an Insurer Default does not exist.

Termination; Purchase of Home Equity Loans

         The Trust will terminate on the Distribution Date following the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Home Equity Loan in the Trust, (iii) the optional purchase by the holder of the largest percentage interest of the Class R Certificates, the Master Servicer, or the Certificate Insurer of the Home Equity Loans, as described below, and (iv) the Distribution Date on which a draw on the Policy will be applied to pay the outstanding Certificate Principal Balance.

         Subject to provisions in the Agreement concerning adopting a plan of complete liquidation and to the consent of the Certificate Insurer if the termination would result in any draw under the Policy, the holder of the largest percentage interest of the Class R Certificates may, at its option, terminate the Agreement on any date on which the aggregate Principal Balance of the Home Equity Loans is 5% or less of the Cut-Off Date Pool Principal Balance by purchasing, on the next succeeding Distribution Date, all of the outstanding Home Equity Loans at a price equal to the outstanding aggregate Principal Balance of the Home Equity Loans (subject to reduction as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Home Equity Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the end of the Collection Period preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer and any amounts owed to the Master Servicer (such amount, the "Termination Price"). If the Termination Price is reduced because it is based in part on the appraised value of REO Property in the Trust and the Certificate Insurer fails to perform its obligation under the Policy, the Termination Price to be distributed to Certificateholders on the final Distribution Date may be insufficient to pay the outstanding principal balance of each Class A Certificate and accrued and unpaid interest thereon. To the extent the holder of the largest percentage interest of the Class R Certificates does not exercise its option to terminate the Agreement as described above, the Master Servicer or the Certificate Insurer shall have the right to terminate the Agreement at the Termination Price. Any such purchase shall be accomplished by deposit into the Certificate Account of the purchase price specified above.

The Trustee

         Norwest Bank Minnesota, National Association, a national banking association, has been named Trustee pursuant to the Agreement. In accordance with the Agreement, following the termination of the Master Servicer, the Trustee has agreed to succeed the Master Servicer or appoint another entity as successor Master Servicer in accordance with the Agreement. As successor to the Master Servicer, the Trustee will be entitled to compensation as Master Servicer as provided in the Agreement.

         The Trustee may have normal banking relationships with the Depositor, the Seller and the Master Servicer.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer and the Master Servicer. The Depositor and, in certain instances, the Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor

Trustee, as approved by the Certificate Insurer and the Master Servicer (such Master Servicer approval not to be unreasonably withheld). Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding Certificates evidencing at least 51% of the Percentage Interests in the Trust, have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

         The Trustee has undertaken a company-wide initiative to address the Year 2000 issue. The Trustee does not believe that the Year 2000 issue will materially affect its ability to perform its functions on behalf of the Trust or have a material financial impact on the Trust. However, there can be no guarantee that the systems of other companies on which the Trustee's systems rely will be timely converted or that a failure to convert by another company or a conversion that is incompatible with the Trustee's systems will not have a material adverse effect on the Trust.

                      DESCRIPTION OF THE PURCHASE AGREEMENT

         The Mortgage Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from the Seller pursuant to the home equity loan purchase agreement to be entered into between the Depositor, as purchaser of the Home Equity Loans, and the Seller, as seller of the Home Equity Loans (the "Purchase Agreement"). Under the Purchase Agreement, the Seller will agree to transfer the Home Equity Loans to the Depositor. Pursuant to the Agreement, the Home Equity Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement, to the Trust.

         In the Purchase Agreement, the Seller will make the same representations and warranties made in the Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will be required to repurchase or substitute for the Home Equity Loans as described herein under "DESCRIPTION OF THE CERTIFICATES--Assignment of Home Equity Loans."

         The Seller has also agreed to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be applied by the Depositor to the purchase price of the Home Equity Loans.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         An election will be made to treat the Trust as a "real estate mortgage investment conduit" ("REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). In the opinion of Brown & Wood LLP, counsel to the Trust and the Underwriters, the Class A Certificates will constitute "regular interests" in the REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

         The Class A Certificates generally will be treated as debt instruments issued by the REMIC for federal income tax purposes. Income on such Certificates must be reported under an accrual method of accounting.

         The Class A Certificates may, depending on their issue price, be issued with original issue discount ("OID") for federal income tax purposes. Holders of such Certificates issued with OID will be required to include OID in income as it accrues under a constant yield method, in advance of the receipt of cash attributable to such income. The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with OID or should be treated in some other manner not yet set forth in regulations. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Class A Certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates, the IRS could assert that the Class A Certificates should be treated as issued with OID. Until the Treasury issues guidance to the contrary, the Trustee intends to base its OID computation on Code Section 1272(a)(6) and the OID Regulations as described in the Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that such methodology represents the correct manner of calculating OID. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus.

         The yield used to calculate accruals of OID with respect to the Class A Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Home Equity Loans will prepay in accordance with a 120% of the Prepayment Assumption. No representation is made as to the actual rate at which the Home Equity Loans will prepay.

         The Class A Certificates will be treated as regular interests in a REMIC under Section 860G of the Code. Accordingly, the Offered Certificates will be treated as (i) assets described in Section 7701(a)(19)(C) of the Code, and
(ii) "real estate assets" within the meaning of Section 856(c)(4) of the Code, in each case to the extent described in the Prospectus. The Class A Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. Interest on the Class A Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Class A Certificates are treated as real estate assets. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

         It is not anticipated that the Trust Fund will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the tax on contributions after the startup date as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on the Trust Fund, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement, and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to Holders of the Class A Certificates. See "DESCRIPTION OF THE CERTIFICATES" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs--Prohibited Transactions and Other Taxes" in the Prospectus.

         The responsibility for filing annual federal information returns and other reports will be borne by the Trustee and/or the Master Servicer.

         For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMICs" in the Prospectus.

                                   STATE TAXES

         No representation is made regarding the tax consequences of purchase, ownership or disposition of the Class A Certificates under the tax laws of any state. Investors considering an investment in the Class A Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Class A Certificates.

                              ERISA CONSIDERATIONS

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under Section 4975 of the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such person. For example, the Trustee, the Depositor and the Underwriters are likely to be parties in interest with respect to many Benefit Plans; a purchase of a Certificate by such a Benefit Plan would constitute a prohibited transaction unless a statutory, regulatory or administrative exemption were available. There are five class exemptions issued by the Department of Labor (the "DOL") that may apply in such event: Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Transactions Involving Insurance Company Pooled Separate Accounts), 95-60 (Class Exemption for Transactions Involving Insurance Company General Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

         Moreover, additional prohibited transactions could arise if the assets of the Trust were deemed to constitute assets of any plan that owned Class A Certificates. The DOL has issued a final regulation (the "Plan Assets Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code, or an individual retirement account ("IRA") (collectively referred to as "Benefit Plans"). Under the Plan Assets Regulation the assets and properties of certain corporations, partnerships, trusts and certain other entities in which a Benefit Plan acquires an "equity interest" could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase Class A Certificates, the Trust could be deemed to hold plan assets of such Benefit Plan unless one of the exceptions under the Plan Assets Regulation is applicable to the Trust.

Availability of Exemptions for Class A Certificates

         The Plan Assets Regulation contains an exception (the "Publicly-Offered Securities Exemption") that provides that if a Benefit Plan acquires a "publicly-offered security", the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that is (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (B) sold to the Benefit Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

         It is anticipated that one or more Classes of the Class A Certificates will meet the criteria of the Publicly-Offered Securities Exemption as set forth above. The Underwriters expect (although no assurance can be given) that one or more Classes of the Class A Certificates will be held by at least 100 persons independent of the Trust and of each other at the conclusion of the offering; there are no restrictions imposed on the transfer of the Class A Certificates; and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act under Section 12(b) or 12(g) of the Exchange Act. The Underwriters will notify the Trustee as to whether or not one or more Classes of the Class A Certificates will be held by 100 independent persons at the conclusion of the offering. The Seller will not, however, determine whether the 100-investor requirement of the Publicly-Offered Securities Exemption is satisfied with respect to the Class A Certificates.

         If one or more Classes of the Class A Certificates fail to meet the criteria of the Publicly-Offered Securities Exemption and the Trust's assets are deemed to include assets of Benefit Plans that are holders of such Classes of Class A Certificates, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such Benefit Plans might be prohibited under Section 406 of ERISA and Section 4975 of the Code unless another ERISA prohibited transaction exemption is applicable. Thus, for example, if a participant in any Benefit Plan is an obligor or guarantor of one of the Home Equity Loans, under DOL interpretations the purchase of the Class A Certificates by such Benefit Plan could constitute a prohibited transaction. The five class exemptions mentioned above are not likely to apply to many of the prohibited transactions that may arise in connection with the operations of the Trust.

Review by Benefit Plan Fiduciaries

         Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is especially important that any Benefit Plan fiduciary who proposes to cause a Benefit Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Benefit Plan's acquisition and ownership of Class A Certificates. Assets of a Benefit Plan should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be plan assets or unless it is clear that a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

         In addition, prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Publicly-Offered Securities Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Class A Certificates. Moreover, each Benefit Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                LEGAL INVESTMENT

         The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") because some of the mortgages securing the Home Equity Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgages (i.e. "mortgage-related securities" under SMMEA) may not be legally authorized to invest in the Class A Certificates. No representation is made as to whether the Class A Certificates constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the Class A Certificates as legal investments for such purchasers prior to investing in the Class A Certificates. See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement relating to the Class A Certificates (the "Underwriting Agreement"), the Depositor has agreed to sell to the underwriters named below (the "Underwriters"), and the Underwriters have agreed to purchase, severally but not jointly, the following principal amounts of the Class A Certificates.


                     Underwriter      Class A-1      Class A-2      Class A-3
                     -----------    Certificates    Certificates   Certificates
                                    ------------    ------------   -------------

Morgan Stanley & Co. Incorporated..  $110,090,400    $33,832,800     $28,309,800
Banc One Capital Markets, Inc...... $  73,393,600    $22,555,200     $18,873,200
                                    -------------    -----------     -----------
      Total........................  $183,484,000    $56,388,000     $47,183,000


                     Underwriter      Class A-4      Class A-5      Class A-6
                     -----------    Certificates    Certificates   Certificates
                                    ------------    ------------   ------------

Morgan Stanley & Co. Incorporated..  $  9,242,400    $12,079,800      $7,234,800
Banc One Capital Markets, Inc......  $  6,161,600   $  8,053,200      $4,823,200
                                     ------------   ------------      ----------
      Total........................   $15,404,000    $20,133,000     $12,058,000


                     Underwriter     Class A-7
                     -----------    Certificates
                                    ------------

Morgan Stanley & Co. Incorporated..  $23,347,200
Banc One Capital Markets, Inc......  $15,564,800
                                     -----------
      Total........................  $38,912,000

         The Depositor has been advised that the Underwriters propose initially to offer the Class A Certificates to the public at the respective offering prices set forth on the cover hereof and to certain dealers at such prices less a selling concession not to exceed the percentage of the Class A Certificate denomination set forth below, and that the Underwriters may allow and such dealers may reallow a reallowance discount not to exceed the percentage of the Class A Certificate denomination set forth below.

             Class of Certificate    Selling Concession     Reallowance Discount
             --------------------    ------------------     --------------------
             Class A-1.............        0.0450%              0.0225%
             Class A-2.............        0.1950%              0.0975%
             Class A-3.............        0.2100%              0.1050%
             Class A-4.............        0.2400%              0.1200%
             Class A-5.............        0.3150%              0.1575%
             Class A-6.............        0.3792%              0.1896%
             Class A-7.............        0.3150%              0.1575%

         The underwriting discount will be 3% up to $7,000,000 initial principal balance of each class of Class A Certificates sold to various noninstitutional investors. To the extent Class A Certificates are sold to these investors, the actual Class A underwriting discount will be more than, and the proceeds to the Depositor from sales of the Class A Certificates will be less than, the amounts set forth on the cover hereof.

         Until the distribution of the Class A Certificates is completed, the rules of the Commission may limit the ability of the Underwriters to bid for and purchase the Class A Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Certificates. Such transactions may consist of bids and purchases for the purpose of pegging, fixing or maintaining the price of such Classes of Class A Certificates.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the Depositor nor the Underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Class A Certificates. In addition, neither the Depositor nor the Underwriters make any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         The Depositor has been advised by the Underwriters that they presently intend to make a market in the Class A Certificates; however, they are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Class A Certificates will develop.

         It is expected that delivery of the Class A Certificates will be made only in book entry form through The Depository Trust Company, Cedelbank or the Euroclear System.

         In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the Class A Certificates offered hereby, if any are purchased.

         The Depositor has agreed to indemnify each Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

         The Depositor is an affiliate of Morgan Stanley & Co. Incorporated ("Morgan Stanley"). The Seller and the Master Servicer are affiliates of Banc One Capital Markets, Inc. ("BOCM"). Any obligations of Morgan Stanley and BOCM are the sole obligations of Morgan Stanley and BOCM, respectively, and do not create any obligations on the part of any of their respective affiliates.

         BOCM or any successor may from time to time purchase or acquire a position in the Class A Certificates and may, at its option, hold or resell the Class A Certificates. BOCM expects to offer and sell previously issued Class A Certificates in the course of its business as a broker-dealer. BOCM may act as a principal or agent in such transactions. This Prospectus Supplement and the attached Prospectus may be used by BOCM and its successors in connection with such transactions. Such sales, if any, will be made at varying prices related to prevailing market prices at the time of sale.

                                     EXPERTS

         The consolidated financial statements of the Certificate Insurer, Ambac Assurance Corporation and subsidiaries, as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, are incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters relating to the Class A Certificates will be passed upon for the Depositor and the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for the Seller by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the Class A Certificates that they be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with Standard & Poor's, the "Rating Agencies").

         Standard & Poor's ratings on mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of payments required under the pooling and servicing agreement. Standard & Poor's ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Class A Certificates, and the extent to which the payment stream in the home equity pool is adequate to make payments required under the Class A Certificates. Standard & Poor's rating on the Class A Certificates does not, however, constitute a statement regarding frequency of prepayments on the mortgages. See "PREPAYMENT AND YIELD CONSIDERATIONS" herein.

         The rating process of Moody's addresses the structural and legal aspects associated with the Class A Certificates, including the nature of the underlying Home Equity Loans. The ratings assigned to the Class A Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Class A Certificates. The Depositor has not requested that any rating agency rate the Class A Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Class A Certificates as stated above.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                        PAGE
                                                                        ----

Agreement...............................................................S-35
Assignment Event........................................................S-36
Available Funds.........................................................S-38
BANK ONE................................................................S-15
beneficial owner........................................................S-43
Benefit Plans...........................................................S-57
BOCM....................................................................S-60
BOFS....................................................................S-15
Book-Entry Certificates.................................................S-43
Call Report.............................................................S-15
Cedelbank...............................................................S-43
Cedelbank Participants..................................................S-44
Certificate Account.....................................................S-37
Certificate Insurer.....................................................S-47
Certificate Owners......................................................S-43
Certificate Principal Balance...........................................S-35
Certificateholder.......................................................S-43
Certificates............................................................S-35
Class...................................................................S-35
Class A Certificates....................................................S-35
Class A-7 Pro Rata Principal Amount.....................................S-41
Class R Certificates....................................................S-35
Code....................................................................S-55
Collection Account......................................................S-37
Collection Period.......................................................S-40
Combined Loan-to-Value Ratio............................................S-23
Commission..............................................................S-47
Compensating Interest...................................................S-51
Consumer Lending........................................................S-16
Cooperative.............................................................S-45
Cut-off Date Pool Principal Balance.....................................S-23
Defective Home Equity Loan..............................................S-36
Deficiency Amount.......................................................S-49
Definitive Certificate..................................................S-43
Depositor...............................................................S-15
Distributable Excess Spread.............................................S-40
Distribution Date.......................................................S-37
DOL.....................................................................S-57
DTC.....................................................................S-43
Due for Payment.........................................................S-49
Eligible Investments....................................................S-38
Eligible Substitute Home Equity Loan....................................S-36
ERISA...................................................................S-57
Euroclear...............................................................S-43
Euroclear Operator......................................................S-45
Euroclear Participants..................................................S-45
Excess Spread...........................................................S-40
Financial Intermediary..................................................S-43
Formula Principal Distribution Amount...................................S-40
Global Securities......................................................A-I-1
Holder..................................................................S-49
Home Equity Loan Pool...................................................S-23

Home Equity Loan Schedule...............................................S-36
Home Equity Loans.......................................................S-23
Insolvency Event........................................................S-53
Insured Amounts.........................................................S-49
Insured Obligations.....................................................S-49
Insured Payments........................................................S-49
Interest Period.........................................................S-39
IRA.....................................................................S-57
IRS.....................................................................S-56
Junior Lien Ratio.......................................................S-23
Last Scheduled Distribution Date........................................S-35
Liquidated Home Equity Loan.............................................S-41
Loan Rate...............................................................S-23
Master Servicer.........................................................S-15
Master Servicing Fee....................................................S-51
Master Servicing Fee Rate...............................................S-51
Modeling Assumptions....................................................S-27
Monthly Advance.........................................................S-42
Moody's.................................................................S-61
Morgan Stanley..........................................................S-60
Mortgage File...........................................................S-36
Mortgage Notes..........................................................S-23
Mortgaged Properties....................................................S-23
Mortgages...............................................................S-23
Net Available Distribution Amount.......................................S-49
Nonpayment..............................................................S-49
Nonrecoverable Advance..................................................S-42
Notice..................................................................S-49
OID.....................................................................S-55
OID Regulations.........................................................S-56
Overcollateralization Amount............................................S-41
Percentage Interest.....................................................S-36
Plan Assets Regulation..................................................S-57
Policy..................................................................S-35
Preference Amount.......................................................S-49
Prepayment Assumption...................................................S-26
Prepayment Interest Shortfall...........................................S-38
Principal Balance.......................................................S-23
Principal Distributable Amount..........................................S-40
Principal Prepayment in Full............................................S-51
Priority Amount.........................................................S-40
Priority Percentage.....................................................S-41
Publicly-Offered Securities Exemption...................................S-57
Purchase Agreement......................................................S-35
Purchase Price..........................................................S-36
Rating Agencies.........................................................S-61
Related Documents.......................................................S-36
Relief Act Shortfall....................................................S-38
REMIC...................................................................S-55
Required Overcollateralization Amount...................................S-41
Required Payments.......................................................S-50
Rules...................................................................S-44
Seller..................................................................S-15
Serviced Portfolio......................................................S-20
Servicer................................................................S-15
Servicer Default........................................................S-53

Servicing Advance.......................................................S-42
SMMEA...................................................................S-58
Standard & Poor's.......................................................S-61
Sub-Serviced Portfolio..................................................S-20
Substitution Adjustment Amount..........................................S-36
Termination Price.......................................................S-54
Terms and Conditions....................................................S-45
Trust Fund..............................................................S-23
Trustee.................................................................S-15
U.S. Person............................................................A-I-3
Underwriters............................................................S-59
Underwriting Agreement..................................................S-59
Unpaid Interest Shortfall...............................................S-38
Unpaid Principal Shortfall..............................................S-40

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered Home Equity Loan Asset Backed Certificates, Series 1999-2, Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Cedelbank and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their Relevant Depositary which in turn will hold such positions in their accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity loan asset-backed certificates issues in same-day funds.

         Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Cedelbank or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business

                                      A-I-1
day prior to settlement. Cedelbank or Euroclear will instruct the Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the Relevant Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

         Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their account one day later. As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although the result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for crediting Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross- market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or

                                     A-I-2

                  Euroclear account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for Non-U.S. Persons (Form W-8). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Holders or their agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-3

                                    ANNEX II
               THE HOME EQUITY LOAN POOL--STATISTICAL INFORMATION
                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                        NUMBER OF                          PERCENT OF
                                                                      HOME EQUITY       CUT-OFF DATE      CUT-OFF DATE
STATE                                                                    LOANS       PRINCIPAL BALANCE    POOL BALANCE
-------------------------------------------------------------------   -----------    -----------------    ------------
Arizona............................................................        555        $ 24,440,542.00          6.28%
California.........................................................        187          12,457,982.28          3.21
Colorado...........................................................        182          10,297,073.77          2.65
Delaware...........................................................         24           1,327,877.49          0.34
Florida............................................................        250          14,680,361.03          3.77
Georgia............................................................        178          10,938,400.47          2.81
Illinois...........................................................        396          23,983,981.80          6.16
Indiana............................................................        572          31,492,573.37          8.09
Kansas.............................................................          6             515,852.70          0.13
Kentucky...........................................................        206          11,151,045.62          2.87
Louisiana..........................................................        150           6,767,269.32          1.74
Maryland...........................................................        128           6,103,200.60          1.57
Michigan...........................................................        775          44,313,150.19         11.39
Minnesota..........................................................         32           1,512,716.84          0.39
Missouri...........................................................        130           8,364,965.49          2.15
Nevada.............................................................         32           1,890,009.65          0.49
New Jersey.........................................................        226          14,101,470.76          3.62
New York...........................................................        237          17,016,931.86          4.37
North Carolina.....................................................        110           6,798,940.31          1.75
Ohio...............................................................        698          41,884,111.19         10.76
Oklahoma...........................................................        362          19,732,984.33          5.07
Pennsylvania.......................................................        277          14,968,686.96          3.85
South Carolina.....................................................         43           2,857,205.44          0.73
Tennessee..........................................................        283          13,580,247.03          3.49
Texas..............................................................        411          17,491,901.21          4.50
Utah...............................................................         87           4,476,083.06          1.15
Washington.........................................................        108           6,501,658.22          1.67
West Virginia......................................................        133           5,693,529.72          1.46
Wisconsin..........................................................        223          13,786,224.61          3.54
                                                                         -----        ---------------        ------
  Total............................................................      7,001        $389,126,977.32        100.00%
                                                                         -----        ---------------        ------
                                                                         -----        ---------------        ------

                         CUT-OFF DATE PRINCIPAL BALANCE

                                                                        NUMBER OF                          PERCENT OF
RANGE OF CUT-OFF DATE                                                 HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
PRINCIPAL BALANCES ($)                                                   LOANS       PRINCIPAL BALANCE    POOL BALANCE
-------------------------------------------------------------------   -----------    -----------------    ------------
         0 to  20,000.00...........................................      1,182        $ 16,566,164.68          4.26%
 20,000.01 to  40,000.00...........................................      1,969          58,106,792.09         14.93
 40,000.01 to  60,000.00...........................................      1,493          74,176,808.81         19.06
 60,000.01 to  80,000.00...........................................        951          65,429,141.36         16.81
 80,000.01 to 100,000.00...........................................        535          47,656,277.83         12.25
100,000.01 to 120,000.00...........................................        310          33,898,846.32          8.71
120,000.01 to 140,000.00...........................................        215          27,740,805.14          7.13
140,000.01 to 160,000.00...........................................        116          17,366,052.15          4.46
160,000.01 to 180,000.00...........................................         77          13,008,374.12          3.34
180,000.01 to 200,000.00...........................................         45           8,533,706.21          2.19
200,000.01 to 220,000.00...........................................         37           7,728,585.22          1.99
220,000.01 and Greater.............................................         71          18,915,423.39          4.86
                                                                         -----        ---------------        ------
  Total............................................................      7,001        $389,126,977.32        100.00%
                                                                         -----        ---------------        ------
                                                                         -----        ---------------        ------

     The minimum and maximum current principal balances of the Home Equity Loans as of the Cut-off Date were approximately $4,935.51 and $385,320.02, respectively, and the average current principal balance was approximately $55,581.63.

                                     A-II-1

                           ORIGINAL PRINCIPAL BALANCE

                                                                      NUMBER OF                           PERCENT OF
RANGE OF ORIGINAL                                                    HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
PRINCIPAL BALANCES ($)                                                  LOANS       PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------------------------   -----------    -----------------    ------------
          0 to  20,000.00.........................................      1,129        $ 15,541,037.88          3.99%
 20,000.01 to  40,000.00..........................................      1,986          57,718,664.59         14.83
 40,000.01 to  60,000.00..........................................      1,484          72,947,906.45         18.75
 60,000.01 to  80,000.00..........................................        970          66,039,136.82         16.97
 80,000.01 to 100,000.00..........................................        545          48,134,875.31         12.37
100,000.01 to 120,000.00..........................................        316          34,316,360.31          8.82
120,000.01 to 140,000.00..........................................        216          27,718,160.54          7.12
140,000.01 to 160,000.00..........................................        120          17,813,625.57          4.58
160,000.01 to 180,000.00..........................................         77          12,922,558.45          3.32
180,000.01 to 200,000.00..........................................         49           9,131,954.01          2.35
200,000.01 to 220,000.00..........................................         38           7,927,274.00          2.04
220,000.01 and Greater............................................         71          18,915,423.39          4.86
                                                                        -----        ---------------        ------
     Total........................................................      7,001        $389,126,977.32        100.00%
                                                                        -----        ---------------        ------
                                                                        -----        ---------------        ------

     The minimum and maximum original principal balances of the Home Equity Loans as of the Cut-off Date were approximately $5,231.93 and $399,137.00, respectively, and the average original principal balance was approximately $56,252.96.

                           ORIGINAL TERM TO MATURITY

                                                                      NUMBER OF                           PERCENT OF
RANGE OF ORIGINAL TERMS                                              HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
TO MATURITY (MONTHS)                                                    LOANS       PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------------------------   -----------    -----------------    ------------
  1 to  60........................................................        443        $  9,546,076.68          2.45%
 61 to 120........................................................      1,660          60,512,939.35         15.55
121 to 180........................................................      3,084         162,779,935.68         41.83
181 to 240........................................................        885          69,156,662.19         17.77
241 to 300........................................................        175          14,299,370.40          3.67
301 to 360........................................................        754          72,831,993.02         18.72
                                                                        -----        ---------------        ------
     Total........................................................      7,001        $389,126,977.32        100.00%
                                                                        -----        ---------------        ------
                                                                        -----        ---------------        ------

     The minimum and maximum Original Terms to Maturity of the Home Equity Loans as of the Cut-off Date were approximately 24 months and 360 months, respectively, and the weighted average Original Term to Maturity was approximately 213 months.

                           REMAINING TERM TO MATURITY

                                                                      NUMBER OF                           PERCENT OF
RANGE OF REMAINING TERMS                                             HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
TO MATURITY (MONTHS)                                                    LOANS       PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------------------------   -----------    -----------------    ------------
  1 to  60........................................................        459        $  9,924,331.91          2.55%
 61 to 120........................................................      1,649          60,387,834.11         15.52
121 to 180........................................................      3,129         165,667,645.95         42.57
181 to 240........................................................        838          66,230,677.74         17.02
241 to 300........................................................        172          14,084,494.59          3.62
301 to 360........................................................        754          72,831,993.02         18.72
                                                                        -----        ---------------        ------
     Total........................................................      7,001        $389,126,977.32        100.00%
                                                                        -----        ---------------        ------
                                                                        -----        ---------------        ------

     The minimum and maximum Remaining Terms to Maturity of the Home Equity Loans as of the Cut-off Date were approximately 18 months and 359 months, respectively, and the weighted average Remaining Term to Maturity was approximately 208 months.

                                     A-II-2

                                   SEASONING

                                                                      NUMBER OF                          PERCENT OF
                                                                    HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
SEASONING (MONTHS)                                                     LOANS       PRINCIPAL BALANCE    POOL BALANCE
-----------------------------------------------------------------   -----------    -----------------    -------------
 1...............................................................        214        $ 10,883,141.78           2.80%
 2...............................................................      1,110          63,850,667.91          16.41
 3...............................................................      1,164          67,486,394.46          17.34
 4...............................................................        736          44,899,309.69          11.54
 5...............................................................        725          41,455,727.38          10.65
 6...............................................................        808          44,027,274.79          11.31
 7...............................................................        527          29,301,548.59           7.53
 8...............................................................        420          24,476,996.62           6.29
 9...............................................................        339          17,748,705.73           4.56
10...............................................................        290          14,988,271.61           3.85
11...............................................................        379          16,356,173.02           4.20
12...............................................................        245          11,950,796.36           3.07
13...............................................................         44           1,701,969.38           0.44
                                                                       -----        ---------------        -------
     Total.......................................................      7,001        $389,126,977.32         100.00%
                                                                       -----        ---------------        -------
                                                                       -----        ---------------        -------

     The minimum and maximum seasonings of the Home Equity Loans as of the Cut-off Date were approximately 1 month and 13 months, respectively, and the weighted average seasoning was approximately 5 months.

                                   FICO SCORE

                                                                     NUMBER OF                           PERCENT OF
                                                                    HOME EQUITY       CUT-OFF DATE      CUT-OFF DATE
RANGE OF FICO SCORES                                                   LOANS       PRINCIPAL BALANCE    POOL BALANCE
-----------------------------------------------------------------   -----------    -----------------    -------------
  0 to 550.......................................................        985        $ 54,114,041.33          13.91%
551 to 600.......................................................      1,670          85,528,000.51          21.98
601 to 650.......................................................      2,336         115,837,550.57          29.77
651 to 700.......................................................      1,481          94,424,665.04          24.27
701 to 750.......................................................        445          33,061,683.33           8.50
751 and Greater..................................................         84           6,161,036.54           1.58
                                                                       -----        ---------------        -------
     Total.......................................................      7,001        $389,126,977.32         100.00%
                                                                       -----        ---------------        -------
                                                                       -----        ---------------        -------

     The minimum and maximum FICO Scores of the Home Equity Loans as of the Cut-off Date were approximately 500 and 802, respectively, and the weighted average FICO Score was approximately 622.95.

                                OCCUPANCY STATUS

                                                                     NUMBER OF                           PERCENT OF
                                                                    HOME EQUITY       CUT-OFF DATE      CUT-OFF DATE
OCCUPANCY STATUS                                                       LOANS       PRINCIPAL BALANCE    POOL BALANCE
-----------------------------------------------------------------   -----------    -----------------    -------------
Owner occupied...................................................      6,616        $370,188,820.70          95.13%
Non-owner occupied...............................................        331          15,904,496.31           4.09
Secondary........................................................         54           3,033,660.31           0.78
                                                                       -----        ---------------        -------
     Total.......................................................      7,001        $389,126,977.32         100.00%
                                                                       -----        ---------------        -------
                                                                       -----        ---------------        -------

                                     A-II-3

                                 LIEN POSITION

                                                                                                        PERCENT OF
                                                                                                         CUT-OFF
                                                                     NUMBER OF                             DATE
                                                                    HOME EQUITY      CUT-OFF DATE          POOL
LIEN POSITION                                                          LOANS       PRINCIPAL BALANCE      BALANCE
-----------------------------------------------------------------   -----------    -----------------    -----------
First............................................................      4,600        $321,820,199.85         82.70%
Second...........................................................      2,401          67,306,777.47         17.30
                                                                       -----        ---------------       -------
     Total.......................................................      7,001        $389,126,977.32        100.00%
                                                                       -----        ---------------       -------
                                                                       -----        ---------------       -------

                            MORTGAGED PROPERTY TYPE

                                                                                                        PERCENT OF
                                                                                                         CUT-OFF
                                                                     NUMBER OF                             DATE
                                                                    HOME EQUITY      CUT-OFF DATE          POOL
MORTGAGED PROPERTY TYPE                                               LOANS        PRINCIPAL BALANCE      BALANCE
-----------------------------------------------------------------   -----------    -----------------    -----------
Single Family....................................................      6,472        $361,222,899.23         92.83%
2-4 Family.......................................................        224          14,159,876.39          3.64
Townhouse........................................................        164           6,950,249.39          1.79
Condominium......................................................        141           6,793,952.31          1.75
                                                                       -----        ---------------       -------
     Total.......................................................      7,001        $389,126,977.32        100.00%
                                                                       -----        ---------------       -------
                                                                       -----        ---------------       -------

                 COMBINED LOAN-TO-VALUE RATIO AT ORIGINATION(1)

                                                                                                         PERCENT OF
                                                                                                          CUT-OFF
RANGE OF COMBINED                                                     NUMBER OF                            DATE
LOAN-TO-VALUE RATIOS                                                HOME EQUITY      CUT-OFF DATE          POOL
AT ORIGINATION (%)                                                     LOANS       PRINCIPAL BALANCE      BALANCE
-----------------------------------------------------------------   -----------    -----------------    -----------
Less than  30.01.................................................         88        $  2,188,206.03          0.56%
 30.01 to  40.00.................................................        111           3,351,978.37          0.86
 40.01 to  50.00.................................................        164           6,520,177.95          1.68
 50.01 to  60.00.................................................        223           9,545,510.48          2.45
 60.01 to  70.00.................................................        297          13,501,820.05          3.47
 70.01 to  80.00.................................................        770          36,969,230.39          9.50
 80.01 to  90.00.................................................      1,051          62,412,794.70         16.04
 90.01 to  95.00.................................................        905          53,016,442.90         13.62
 95.01 to 100.00.................................................      1,590         102,570,560.60         26.36
100.01 to 103.00.................................................      1,802          99,050,255.85         25.45
                                                                       -----        ---------------       -------
     Total.......................................................      7,001        $389,126,977.32        100.00%
                                                                       -----        ---------------       -------
                                                                       -----        ---------------       -------

------------------
(1) The Combined Loan-to-Value Ratio includes points, processing fees, closing fees and credit insurance.

     The minimum and maximum Combined Loan-to-Value Ratios of the Home Equity Loans at origination were approximately 20.29% and 103.00%, respectively, and the weighted average Combined Loan-to-Value Ratio was approximately 90.26%.

                             METHOD OF ORIGINATION

                                                                                                        PERCENT OF
                                                                                                         CUT-OFF
                                                                     NUMBER OF                             DATE
                                                                    HOME EQUITY      CUT-OFF DATE          POOL
METHOD OF ORIGINATION                                                  LOANS       PRINCIPAL BALANCE      BALANCE
-----------------------------------------------------------------   -----------    -----------------    -----------
Retail...........................................................      7,001        $389,126,977.32        100.00%
                                                                       -----        ---------------       -------
     Total.......................................................      7,001        $389,126,977.32        100.00%
                                                                       -----        ---------------       -------
                                                                       -----        ---------------       -------

                                     A-II-4

                              JUNIOR LIEN RATIO(1)

                                                                       NUMBER OF                           PERCENT OF
                                                                      HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
RANGE OF JUNIOR LIEN RATIOS (%)                                          LOANS       PRINCIPAL BALANCE    POOL BALANCE
-------------------------------------------------------------------   -----------    -----------------    ------------
Less than 10.01....................................................        177        $  1,967,783.84          2.92%
10.01 to  15.00....................................................        463           7,851,204.20         11.66
15.01 to  20.00....................................................        482          11,017,171.84         16.37
20.01 to  25.00....................................................        436          12,635,883.19         18.77
25.01 to  30.00....................................................        280           9,652,672.82         14.34
30.01 to  35.00....................................................        217           8,141,718.88         12.10
35.01 to  40.00....................................................        142           6,108,510.93          9.08
40.01 to  45.00....................................................         92           4,189,432.55          6.22
45.01 to  50.00....................................................         44           2,105,757.79          3.13
50.01 to  55.00....................................................         25           1,447,196.76          2.15
55.01 to  60.00....................................................         15             585,833.30          0.87
60.01 to  65.00....................................................          5             310,818.52          0.46
65.01 to  70.00....................................................          6             249,755.73          0.37
70.01 to  75.00....................................................          6             353,993.02          0.53
75.01 to  80.00....................................................          3             195,953.81          0.29
80.01 to 100.00....................................................          8             493,090.29          0.73
                                                                         -----        ---------------        ------
     Total.........................................................      2,401        $ 67,306,777.47        100.00%
                                                                         -----        ---------------        ------
                                                                         -----        ---------------        ------

------------------
(1) The Junior Lien Ratio of a Home Equity Loan is the ratio, expressed as a percentage, the numerator of which is the Home Equity Loan's original principal balance, and the denominator of which is the Home Equity Loan's original principal balance plus the original principal balance of any related senior mortgage loan as of the date of origination of such Home Equity Loan.

    The weighted average Junior Lien Ratio of the Home Equity Loans as of the Cut-Off Date was approximately 27.52%.

                                   LOAN RATE

                                                                      NUMBER OF                           PERCENT OF
                                                                     HOME EQUITY      CUT-OFF DATE       CUT-OFF DATE
RANGE OF LOAN RATES (%)                                                 LOANS       PRINCIPAL BALANCE    POOL BALANCE
------------------------------------------------------------------   -----------    -----------------    ------------
 7.00 to  7.99....................................................         59        $  3,675,044.15          0.94%
 8.00 to  8.99....................................................        437          37,034,576.58          9.52
 9.00 to  9.99....................................................        329          32,770,698.93          8.42
10.00 to 10.99....................................................        789          52,461,097.13         13.48
11.00 to 11.99....................................................      1,065          61,595,230.04         15.83
12.00 to 12.99....................................................      1,985          97,378,941.99         25.02
13.00 to 13.99....................................................      1,459          66,548,750.87         17.10
14.00 to 14.99....................................................        645          30,291,316.24          7.78
15.00 to 15.99....................................................        180           6,278,197.59          1.61
16.00 to 16.99....................................................         49           1,044,091.30          0.27
17.00 to 17.49....................................................          4              49,032.50          0.01
                                                                        -----        ---------------        ------
     Total........................................................      7,001        $389,126,977.32        100.00%
                                                                        -----        ---------------        ------
                                                                        -----        ---------------        ------

     The minimum and maximum Loan Rates of the Home Equity Loans as of the Cut-Off Date were approximately 7.01% and 17.49%, respectively, and the weighted average Loan Rate was approximately 11.80%.

                                     A-II-5

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)
                         MORGAN STANLEY CAPITAL I INC.
                                   DEPOSITOR

             ----------------------------------------------------------
    The Certificates offered hereby and by Supplements to this Prospectus (the 'Offered Certificates') will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the 'Trust Fund') consisting of one or more segregated pools of various types of single family mortgage loans (the 'Mortgage Loans'), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the 'MBS'), certain direct obligations of the United States, agencies thereof or agencies created thereby (the 'Government Securities') or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, 'Assets'). The Mortgage Loans and MBS are collectively referred to herein as the 'Mortgage Assets.' If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, 'Credit Support'), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, 'Cash Flow Agreements'). See 'Description of the Trust Funds,' 'Description of the Certificates' and 'Description of Credit Support.'

    Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See 'Description of the Certificates.'

    Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

    The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

    The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchases and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption 'Yield Considerations' herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

    Prospective investors should review the information appearing under the caption 'Risk Factors' herein and such information as may be set forth under the caption 'Risk Factors' in the related Prospectus Supplement before purchasing any Offered Certificate.

    If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a 'real estate mortgage investment conduit' for federal income tax purposes. See also 'Certain Federal Income Tax Consequences' herein.

                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED
     PROSPECTUS  SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------
    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION 'RISK FACTORS' HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

                            ------------------------
    Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

    Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Plan of Distribution' herein and in the related Prospectus Supplement.

                            ------------------------
                           MORGAN STANLEY DEAN WITTER

March 25, 1998

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the 'Trust Assets'); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'Commission') a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

     A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ('Cede'), as nominee of The Depository Trust Company ('DTC') and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the 'Certificateholders') upon request to their respective DTC participants. See 'Description of the Certificates -- Reports to Certificateholders' and 'Description of the Agreements -- Evidence as to Compliance.' The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and the rules and regulations of the Commission thereunder.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: David R. Warren, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

PROSPECTUS SUPPLEMENT......................................................................................     2
AVAILABLE INFORMATION......................................................................................     2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................     3
SUMMARY OF PROSPECTUS......................................................................................     5
RISK FACTORS...............................................................................................    12
DESCRIPTION OF THE TRUST FUNDS.............................................................................    17
USE OF PROCEEDS............................................................................................    21
YIELD CONSIDERATIONS.......................................................................................    21
THE DEPOSITOR..............................................................................................    25
DESCRIPTION OF THE CERTIFICATES............................................................................    25
DESCRIPTION OF THE AGREEMENTS..............................................................................    32
DESCRIPTION OF CREDIT SUPPORT..............................................................................    48
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................................................    50
CERTAIN FEDERAL INCOME TAX CONSEQUENCES....................................................................    60
STATE TAX CONSIDERATIONS...................................................................................    84
ERISA CONSIDERATIONS.......................................................................................    84
LEGAL INVESTMENT...........................................................................................    86
PLAN OF DISTRIBUTION.......................................................................................    88
LEGAL MATTERS..............................................................................................    89
FINANCIAL INFORMATION......................................................................................    89
RATING.....................................................................................................    89
INDEX OF PRINCIPAL DEFINITIONS.............................................................................    90

                             SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates.....................  Mortgage Pass-Through Certificates, issuable in series (the
                                            'Certificates').
Depositor.................................  Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan
                                            Stanley Group Inc. See 'The Depositor.'
Master Servicer...........................  The master servicer or master servicers (each, a 'Master Servicer'), if any, or a servicer for substantially all the Mortgage Loans for each series of Certificates, which servicer or master servicer(s) may be affiliates of the Depositor, will be named in the related
                                            Prospectus Supplement. See 'Description of the Agreements -- General'
                                            and ' -- Collection and Other Servicing Procedures.'
Trustee...................................  The trustee (the 'Trustee') for each series of Certificates will be named in the related Prospectus Supplement. See 'Description of the
                                            Agreements -- The Trustee.'
The Trust Assets..........................  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:
     (a) Mortgage Assets..................  The Mortgage Assets with respect to each series of Certificates will consist of a pool of single family loans (collectively, the 'Mortgage
                                            Loans') and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the 'MBS') or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or other person. The Mortgage
                                            Loans will be secured by first and/or junior liens on one- to four-family residential properties or security interests in shares issued by cooperative housing corporations. The Mortgaged Properties may be located in any one of the fifty states, the District of
                                            Columbia or the Commonwealth of Puerto Rico. The Prospectus
                                            Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All
                                            Mortgage Loans will have been originated by persons other than the
                                            Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related
                                            Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.
                                            Each Mortgage Loan may provide for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
                                            Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement.
                                            Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may
                                            be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement.
                                            Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related
                                            Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See 'Description of the Trust
                                            Funds -- Assets.'
     (b) Government Securities............  If so provided in the related Prospectus Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, 'Government Securities').
     (c) Collection Accounts..............  Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund.
                                            Such an account may be maintained as an interest bearing or a non-
                                            interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See
                                            'Description of the Agreements -- Certificate Account and Other
                                            Collection Accounts.'
     (d) Credit Support...................  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of
                                            Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The
                                            Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are

                                            provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See 'Risk
                                            Factors -- Credit Support Limitations' and 'Description of Credit
                                            Support.'
     (e) Cash Flow Agreements.............  If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets
                                            (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow
                                            Agreement'), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the
                                            Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The
                                            Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See 'Description of the Trust
                                            Funds -- Cash Flow Agreements.'
Description of Certificates...............  Each series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of
                                            Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement.
                                            Pooling and servicing agreements and trust agreements are referred to herein as the 'Agreements.' Each series of Certificates will include one or more classes. Unless otherwise specified in the related
                                            Prospectus Supplement, each series of Certificates (including any class or classes of Certificates of such series not offered hereby)
                                            will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. See ' -- Distributions on Certificates'
                                            and 'Description of the Certificates -- General.' Each class of
                                            Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a 'Certificate
                                            Balance') and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a 'Pass-Through Rate'). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

Distributions on Certificates.............  Each series of Certificates will consist of one or more classes of
                                            Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior
                                            (collectively, 'Senior Certificates') or subordinate (collectively,
                                            'Subordinate Certificates') to one or more other classes of
                                            Certificates in respect of certain distributions on the Certificates;
                                            (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, 'Stripped
                                            Principal Certificates'); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions
                                            (collectively, 'Stripped Interest Certificates'); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively,
                                            'Accrual Certificates'); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped
                                            Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Certificates may be limited to collections from a designated portion of the Whole Loans in the related Mortgage
                                            Pool (each such portion of Whole Loans, a 'Mortgage Loan Group'). See
                                            'Description of the Certificates -- General.' Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate
                                            Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.
                                            The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or
                                            instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See 'Risk Factors -- Limited
                                            Assets' and 'Description of the Certificates.'
     (a) Interest.........................  Interest on each class of Offered Certificates (other than Stripped
                                            Principal Certificates and certain classes of Stripped Interest
                                            Certificates) of each series will accrue at the applicable Pass-
                                            Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related
                                            Prospectus Supplement (each of the specified dates on which distributions are to be made, a 'Distribution Date'). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See 'Risk Factors -- Average Life
                                            of Certificates; Prepayments; Yields,' 'Yield Considerations'
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                                            and 'Description of the Certificates -- Distributions of Interest on
                                            the Certificates.'
     (b) Principal........................  The Certificates of each series initially will have an aggregate
                                            Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the 'Cut-off Date'), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement,
                                            distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the
                                            Certificate Balances of such Certificates have been reduced to zero.
                                            Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest
                                            Certificates with no Certificate Balance will not receive
                                            distributions in respect of principal. See 'Description of the
                                            Certificates -- Distributions of Principal of the Certificates.'
Advances..................................  Unless otherwise provided in the related Prospectus Supplement, the
                                            Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related
                                            Prospectus Supplement. If and to the extent provided in the
                                            Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See
                                            'Description of the Certificates -- Advances in Respect of
                                            Delinquencies.'
Termination...............................  If so specified in the related Prospectus Supplement, a series of
                                            Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates or the outstanding principal balance of the
                                            Mortgage Loans by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party
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                                            specified therein will solicit bids for the purchase of all of the
                                            Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of
                                            Certificates may be purchased subject to similar conditions. See
                                            'Description of the Certificates -- Termination.'
Registration of Certificates..............  If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered
                                            Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited
                                            circumstances described herein. See 'Risk Factors -- Book-Entry
                                            Registration' and 'Description of the Certificates -- Book-Entry
                                            Registration and Definitive Certificates.'
Tax Status of the Certificates............  The Certificates of each series will constitute either (i) 'regular interests' ('REMIC Regular Certificates') and 'residual interests'
                                            ('REMIC Residual Certificates') in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests
                                            ('Grantor Trust Certificates') in a Trust Fund treated as a grantor trust under applicable provisions of the Code.
     (a) REMIC............................  REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes.
                                            Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See 'Certain Federal Income
                                            Tax Consequences' in the Prospectus Supplement.
                                            A portion (or, in certain cases, all) of the income from REMIC
                                            Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii)
                                            may be treated as unrelated business taxable income for holders of
                                            REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and
                                            (iii) may be subject to foreign withholding rules. See 'Certain
                                            Federal Income Tax Consequences -- REMICs -- Taxation of Owners of
                                            REMIC Residual Certificates'.
                                            The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as
                                            amended (the 'Code') and (ii) 'real estate assets' within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described herein and in the Prospectus. See 'Certain Federal Income
                                            Tax Consequences' herein and in the Prospectus.
     (b) Grantor Trust....................  If no election is made to treat the Trust Fund relating to a Series of Certificates as a real estate mortgage investment conduit
                                            ('REMIC'), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.
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
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                                            Investors are advised to consult their tax advisors and to review
                                            'Certain Federal Income Tax Consequences' herein and in the related
                                            Prospectus Supplement.
ERISA Considerations......................  A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security
                                            Act of 1974, as amended ('ERISA'), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                            Section 4975 of the Code. See 'ERISA Considerations' herein and in the related Prospectus Supplement. Certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See 'Description of the
                                            Certificates -- General' and 'ERISA Considerations'.
Legal Investment..........................  Unless otherwise specified in the related Prospectus Supplement, each class of Offered Certificates will constitute 'mortgage-related securities' for purposes of the Secondary Mortgage Market Enhancement
                                            Act of 1984 ('SMMEA'). However, institutions whose investment activities are subject to legal investment laws and regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Offered
                                            Certificates. See 'Legal Investment' herein and in the related
                                            Prospectus Supplement.
Rating....................................  At the date of issuance, as to each series, each class of Offered
                                            Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a
                                            'Rating Agency'). See 'Rating' herein and in the related Prospectus
                                            Supplement.
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                                       11






                                  RISK FACTORS

     Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in 'Risk Factors' in the related Prospectus Supplement.

LIMITED LIQUIDITY

     There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading 'Description of the Certificates -- Reports to Certificateholders', ' -- Book-Entry Registration and Definitive Certificates' and 'Description of the Agreements -- Evidence as to Compliance' for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See 'Description of the Certificates -- Termination'. Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

     The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of the Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate. Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

     Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

     Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See 'Yield Considerations' herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

     Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

     The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the single family residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See 'Description of Credit Support' and 'Rating.'

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

     An investment in securities such as the Certificates which generally represent interests in mortgage loans may be affected by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of Certificates of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans. Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain of the Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the Mortgagor's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase. In addition to the foregoing, certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinanced or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See ' -- Junior Mortgage Loans.'

     If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also 'Certain Legal Aspects of Mortgage Loans' herein.

BALLOON PAYMENTS

     Certain of the Mortgage Loans (the 'Balloon Mortgage Loans') as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged

Property, the financial condition of the mortgagor, tax laws, prevailing general economic conditions and the availability of credit for single family real properties generally.

JUNIOR MORTGAGE LOANS

     Certain of the Mortgage Loans may be secured by junior liens and the related first liens may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related first lien to satisfy fully both the first lien and the Mortgage Loan. In the event that a holder of the first lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the first lien. The claims of the holder of the first lien will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related first lien. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the first lien or purchase the Mortgaged Property subject to the first lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the Certificates, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the first mortgage.

OBLIGOR DEFAULT

     If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer or a Sub-Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent.

CREDIT SUPPORT LIMITATIONS

     The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a 'Covered Trust'), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

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
     The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See ' -- Limited Nature of Ratings,' 'Description of the Certificates' and 'Description of Credit Support.'

     Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

     The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See 'Description of the Certificates -- General' and
' -- Allocation of Losses and Shortfalls.'

     The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

     Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

ERISA CONSIDERATIONS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. In particular, investors that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust & Savings Bank. See 'ERISA Considerations.'

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
CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

     Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have 'phantom income' associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative 'value.' Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain 'negative value' REMIC residual interests. See 'Certain Federal Income Tax
Consequences -- REMICs.'

CONTROL

     Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ('Voting Rights') will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See 'Description of the Agreements -- Events of Default,' ' -- Rights Upon Event of Default,' ' -- Amendment' and ' -- List of Certificateholders.'

BOOK-ENTRY REGISTRATION

     If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as 'Certificateholders' (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates.'

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

     The primary assets of each Trust Fund (the 'Assets') will include (i) single family mortgage loans (the 'Mortgage Loans'), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ('MBS'), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the 'Government Securities'), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, 'Mortgage Loans' refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as 'Whole Loans.' Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which

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
secure an MBS are sometimes referred to herein also as MBS or as 'Underlying MBS.' Mortgage Loans and MBS are sometimes referred to herein as 'Mortgage Assets.' The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the 'Depositor') or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an 'Asset Seller'), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

     Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

GENERAL

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by (i) liens on Mortgaged Properties consisting of one- to four-family residential properties or (ii) security interests in shares issued by private cooperative housing corporations ('Cooperatives') or
(ii) Mortgaged Properties located, unless otherwise specified in the related Prospectus Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by Cooperatives. The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold shall exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the 'Originator') other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the 'Mortgage Notes') secured by mortgages or deeds of trust (the 'Mortgages') creating a lien on the Mortgaged Properties.

LOAN-TO-VALUE RATIO

     The 'Loan-to-Value Ratio' of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The 'Value' of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. 'Refinance Loans' are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate

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
borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ('ARM Loans'), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments, and (xi) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a 'Mortgage Rate') that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a 'Lock-out Period' and, the date of expiration thereof, a 'Lock-out Date') or require payment of a premium or a yield maintenance penalty (a 'Prepayment Premium') in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated.

MBS

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an 'MBS Agreement'). A seller (the 'MBS Issuer') and/or servicer (the 'MBS Servicer') of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the 'MBS Trustee'), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under 'Description of Credit Support' may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally

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
will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund,
(ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS,
(x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under ' -- Mortgage Loans -- Mortgage Loan Information in Prospectus Supplements' above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

     The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

     Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See 'Description of the Agreement -- Certificate Account and Other Collection Accounts.'

CREDIT SUPPORT

     If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, 'Credit Support'). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See 'Risk Factors -- Credit Support Limitations' and 'Description of Credit Support.'

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
CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a 'Cash Flow Agreement'), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See 'Risk Factors.'

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under ' -- The Pass-Through Rate,' if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and

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
additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

     If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

     When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

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
PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

     If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments, in whole or in part, and liquidations due to default).

     In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See 'Description of the Trust Funds.'

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ('CPR') prepayment model or the Standard Prepayment Assumption ('SPA') prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets.

     In general, if interest rates fall below the Mortgage Rates on fixed-rate Mortgage Loans, the rate of prepayment would be expected to increase.

     The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

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
OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

TYPE OF MORTGAGE ASSET

     If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

     With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each Mortgage Loan generally will be qualified on the basis of the Mortgage Rate in effect at origination. The repayment of any such Mortgage Loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the Mortgage Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ('Buydown Mortgage Loans') pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the 'Buydown Period'). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

     The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Certificates will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Certificates, the weighted average life of such Certificates will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Certificates were purchased.

DEFAULTS

     The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Assets and thus the yield on the Certificates. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgage Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

FORECLOSURES

     The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates.

REFINANCING

     At the request of a mortgagor, the Master Servicer or a Sub-Servicer may allow the refinancing of a Mortgage Loan in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan. A Sub-Servicer or the Master Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Sub-Servicers may encourage the refinancing of Mortgage Loans, including defaulted Mortgage Loans, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans.

DUE-ON-SALE CLAUSES

     Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include 'due-on-sale' clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See 'Certain Legal Aspects of Mortgage Loans -- Due-on-Sale Clauses' and 'Description of the Agreements -- Due-on-Sale Provisions.'

                                 THE DEPOSITOR

     Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, 'Senior Certificates') or subordinate (collectively, 'Subordinate Certificates') to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, 'Stripped Principal Certificates'); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, 'Stripped Interest Certificates'); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, 'Accrual Certificates');
(vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Certificates may be limited to collections from a designated portion of the Whole Loans in the related Mortgage Pool (each such portion of Whole Loans, a 'Mortgage Loan Group'). Any such classes may include classes of Offered Certificates.

     Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ('Definitive Certificates') or in book-entry form ('Book-Entry Certificates'), as provided in the related Prospectus Supplement. See 'Risk
Factors -- Book-Entry Registration' and 'Description of the
Certificates -- Book-Entry Registration and Definitive Certificates.' Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See 'Risk Factors -- Limited Liquidity' and 'Limited Assets.'

DISTRIBUTIONS

     Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the 'Record Date'), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the 'Determination Date'). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the 'Available Distribution Amount' for each Distribution Date equals the sum of the following amounts:

          (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

             (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a 'Due Period' with

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
        respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
        Date),

             (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

             (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

          (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

          (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

          (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

          (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the 'Pass-Through Rate'). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), 'Accrued Certificate Interest' will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a

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
series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See 'Risk Factors -- Average Life of Certificates; Prepayments; Yields' and 'Yield Considerations.'

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a 'Certificate Balance' which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under ' -- General' above. To such extent, the descriptions set forth under ' -- Distributions of Interests on the Certificates' and ' -- Distributions of Principal of the Certificates' above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS

     If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of

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
Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See 'Description of Credit Support' for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See 'Description of Credit Support.'

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, 'Related Proceeds') and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a 'Nonrecoverable Advance') is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement,

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
will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

          (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

          (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

          (iii) the amount of such distribution allocable to Prepayment
     Premiums;

          (iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

          (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

          (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

          (vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

          (viii) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

          (ix) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

          (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

          (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan and (c) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

          (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

          (xiii) the aggregate amount of principal prepayments made during the related Due Period;

          (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

          (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

          (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

          (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

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
          (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

          (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

          (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

     In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii), (xii), (xvi) and
(xvii) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See 'Description of the Certificates -- Book-Entry Registration and Definitive Certificates.'

TERMINATION

     The obligations created by the related Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ('DTC').

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
     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code ('UCC') and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ('Participants') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('Indirect Participants').

     Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ('Certificate Owners') will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ('Cede'), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only 'Certificateholder' (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ('Definitive Certificates'), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                         DESCRIPTION OF THE AGREEMENTS

     The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer (or Master Servicers) and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans

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
will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In any series of Certificates for which there are multiple Master Servicers, there will also be multiple Mortgage Loan Groups, each corresponding to a particular Master Servicer; and, if the related Prospectus Supplement so specifies, the servicing obligations of each such Master Servicer will be limited to the Whole Loans in such corresponding Mortgage Loan Group. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term 'Certificate' refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036. Attention: David R. Warren.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value and Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable, and (ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage

Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

     The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

     With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a 'clearing corporation' within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the 'Warrantying Party') covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

     Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of

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
initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

     Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the 'Purchase Price' is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

     Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

     Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

     A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See 'Events of Default' and 'Rights Upon Event of Default.'

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

GENERAL

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets

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
(collectively, the 'Certificate Account'), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ('FDIC') (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ('Permitted Investments'). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

          (i) all payments on account of principal, including principal prepayments, on the Assets;

          (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage
     Note) (collectively, 'Insurance Proceeds') and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ('Liquidation Proceeds'), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under 'Description of Credit Support';

          (v) any advances made as described under 'Description of the Certificates -- Advances in Respect of Delinquencies';

          (vi) any amounts paid under any Cash Flow Agreement, as described under 'Description of the Trust Funds -- Cash Flow Agreements';

          (vii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under 'Assignment of Assets; Repurchases' and 'Representations and Warranties; Repurchases,' all proceeds of any defaulted Mortgage Loan purchased as described under 'Realization Upon Defaulted Whole Loans,' and all proceeds of any Asset purchased as described under 'Description of the Certificates Termination' (also, 'Liquidation Proceeds');

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
          (viii) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under 'Description of the Agreements -- Retained Interest; Servicing Compensation and Payment of Expenses';

          (ix) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Mortgage Assets;

          (x) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under 'Hazard Insurance Policies';

          (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

          (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

WITHDRAWALS

     A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under 'Description of the Certificates -- Advances in Respect of Delinquencies,' such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

          (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

          (iv) to reimburse a Master Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

          (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

          (vi) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under 'Certain Matters Regarding a Master Servicer and the Depositor';

          (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

          (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under 'Certain Matters Regarding the Trustee';

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
          (ix) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

          (x) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

          (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

          (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under 'Certain Federal Income Tax
     Consequences -- REMICS -- Prohibited Transactions Tax and Other Taxes';

          (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

          (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;

          (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

          (xvi) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by 'Assignment of Assets; Repurchase' and 'Representations and Warranties; Repurchases' or otherwise;

          (xvii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

          (xviii) to clear and terminate the Certificate Account at the termination of the Trust Fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer will deposit on a daily basis the amounts described under ' -- Deposits' above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under ' -- Withdrawals' above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under 'Description of Credit Support,' (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either

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case, the 'Servicing Standard'). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See 'Description of Credit Support.'

     The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

     A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a 'Sub-Servicer'), but such Master Servicer will remain obligated under the related Agreement. Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a 'Sub-Servicing Agreement') must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

     Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See 'Retained Interest, Servicing Compensation and Payment of Expenses.'

REALIZATION UPON DEFAULTED WHOLE LOANS

     A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

     The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders,

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
may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See 'Certain Legal Aspects of Mortgage Loans.'

     Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under 'Representations and Warranties; Repurchases.'

     If so specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under 'Representations and Warranties; Repurchases' will in all cases be deemed fair.

     The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property by the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund beyond the close of the third calendar year following the year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

     The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See 'Certain Legal Aspects of Mortgage Loans -- Foreclosure.'

     If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed

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
servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See 'Hazard Insurance Policies' and 'Description of Credit Support.'

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

     The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order

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
to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

     Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer or Sub-Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

     Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer. The related Agreement will allow the Master Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE PROVISIONS

     Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale, transfer or conveyance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of Mortgage Loans Due-on-Sale and Due-on-Encumbrance.'

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A 'Retained Interest' in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master

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Servicer's primary compensation are percentages of the principal balance of each
Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.

     The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

     If and to the extent provided in the related Prospectus Supplement, the Master Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Whole Loans in the related Trust Fund during such period prior to their respective due dates therein.

EVIDENCE AS TO COMPLIANCE

     Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ('FHLMC'), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

     Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its

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duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency,

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
readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, so long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under 'Events of Default' may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity,
(ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the

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related Prospectus Supplement, each Agreement may also be amended by the
Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     Unless otherwise specified in the related Prospectus Supplement, the Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall

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have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     Unless otherwise specified in the related Prospectus Supplement, if at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. If otherwise provided in the related Prospectus Supplement, holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

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
                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a 'Covered Trust'), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

     If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See 'Risk Factors -- Credit Support Limitations.'

SUBORDINATE CERTIFICATES

     If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

     If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such

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material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the 'L/C Bank'). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

RESERVE FUNDS

     If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

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     Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See 'Description of the Trust Funds -- Assets.'

GENERAL

     All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as 'mortgages.' Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -- a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, 'mortgagor' includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

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INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

     If specified in the Prospectus Supplement relating to a series of Offered Certificates, the Mortgage Loans may also consist of cooperative apartment loans ('Cooperative Loans') secured by security interests in shares issued by a cooperative housing corporation (a 'Cooperative') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Each cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperatives's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession

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of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See 'Foreclosure -- Cooperatives' below.

FORECLOSURE

GENERAL

     Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be

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contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a 'due-on-sale' clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

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
REO PROPERTIES

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property by the close of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an 'REO Extension') or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

     In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on 'net income from foreclosure property,' within the meaning of Section 857(b)(4)(B) of the Code or a tax on 'prohibited transactions' under Section 860F of the Code (either such tax referred to herein as an 'REO Tax'). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) 'net income from foreclosure property' such income would be subject to federal income tax at the highest marginal corporate tax rate (currently 35%) or (ii) 'prohibited transactions,' such income would be subject to federal income tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Master Servicer or any related Sub-servicer or the Special Servicer would be apportioned and classified as 'service' or 'non-service' income. The 'service' portion of such income could be subject to federal income tax either at the highest marginal corporate tax rate or at the 100% rate on 'prohibited transactions,' and the 'non-service' portion of such income could be subject to federal income tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to 'prohibited transactions.' Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See 'Certain Federal Income Tax Consequences' herein and 'Certain Federal Income Tax Consequences -- REMICs' in the Prospectus.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their 'equity of redemption.' The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

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
     The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

COOPERATIVE LOANS

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

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
     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building was so converted.

JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See ' -- Foreclosure' herein.

     Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a

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
debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 11 or Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

     Certain tax liens arising under the Internal Revenue Code of 1986, as amended, may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL LEGISLATION

     Certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. Such a lien will generally have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens including the lien of a mortgage. In addition, under federal environmental legislation and under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale or becomes involved in the operation or management of a property so as to be deemed an 'owner' or 'operator' of the property may be liable for the costs of cleaning up a contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a lender (such as a Trust Fund) secured by residential real property. In the event that title to a Mortgaged Property securing a Mortgage Loan in a Trust Fund was acquired by the Trust Fund and cleanup costs were incurred in respect of the Mortgaged Property, the holders of the related series of Certificates might realize a loss if such costs were required to be paid by the Trust Fund.

DUE-ON-SALE CLAUSES

     Unless the related Prospectus Supplement indicates otherwise, the Mortgage Loans will contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.

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
Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, 'due-on-sale' clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a 'due-on-sale' clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a 'due-on-sale' clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

     Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting

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discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ('Title VIII'). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.
Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'Relief Act'), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair

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the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ('RICO') statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the 'Crime Control Act'), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, 'reasonably without cause to believe' that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Latham & Watkins or Brown & Wood LLP, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the 'REMIC Regulations'), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Latham & Watkins or Brown & Wood LLP will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

a. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust
Certificateholder's method of accounting its pro rata share of the entire

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income from the Mortgage Loans in the Trust Fund represented by Grantor Trust
Certificates, including interest, original issue discount ('OID'), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is paid to the Master Servicer, whichever is earlier, and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the 'coupon stripping' rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates counsel to the Depositor will have advised the Depositor that:

          (i) a Grantor Trust Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent 'loans . . . secured by an interest in real property which is . . . residential property' within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

          (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section; and

          (iii) a Grantor Trust Certificate owned by a REMIC will represent 'obligation[s] ... which [are] principally secured by an interest in real property' within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

     Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute 'stripped bonds' or 'stripped coupons' as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer.

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
Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

     Buydown Loans. The assets constituting certain Trust Funds may include Buydown Loans. The characterization of any investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that such Buydown Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, Grantor Trust Certificateholders should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Trust Fund that includes Buydown Loans.

     Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan (or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     On December 30, 1997, the Internal Revenue Service (the 'IRS') issued final regulations (the 'Amortizable Bond Premium Regulations') dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ('OID') (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, as amended on June 11, 1996, under such Sections (the 'OID Regulations'), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services

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
provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See ' -- Multiple Classes of Grantor Trust Certificates -- Accrual of Original Issue Discount' below.

     Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a 'market discount.' Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium

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
will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See 'Premium' herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Anti-abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or the effect of applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

b. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

1. STRIPPED BONDS AND STRIPPED COUPONS

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the 'Stripped Bond Certificates'), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the 'Stripped Coupon Certificates').

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See ' -- Non-REMIC Certificates' and 'Multiple Classes of Grantor Trust Certificates -- Stripped Bonds and Stripped Coupons' herein.

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See ' -- Non-REMIC Certificates' and ' -- Single Class of Grantor Trust Certificates -- Original Issue Discount' herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related Prospectus Supplement, all payments from a Mortgage Asset underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears

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that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A) and 'loans . . . secured by, an interest in real property which is . . . residential real property' within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be 'obligation[s]. . . which [are] principally secured, by an interest in real property' within the meaning of Code Section 860G(a)(3)(A).

2. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARM
LOANS

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of 'teaser' rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ('ARM Loans') likely will be computed as described below under ' -- Accrual of Original Issue Discount.' The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issued date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

     Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage

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Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under ' -- Accrual of Original Issue Discount,' will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the 'Prepayment Assumption') on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the 'daily portions,' as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the 'adjusted issue price' of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a 'teaser' rate) would still need to be accrued.

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3. GRANTOR TRUST CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ('Stripped ARM Obligations') to holders in a manner it believes is consistent with the rules described above under the heading ' -- Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans' and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ('Deferred Interest') to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

c. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a 'capital asset' within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Grantor Trust Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a 'conversion transaction.' A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor Trust Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

d. NON-U.S. PERSONS

     Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of

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perjury, certifying that such Grantor Trust Certificateholder is not a U.S.
Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of 'contingent interest' on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets of where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

     As used herein, a 'U.S. Person' means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

e. INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not 'exempt recipients.' In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

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REMICs

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however ' -- Taxation of Owners of REMIC Residual Certificates' and
' -- Prohibited Transactions' below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under 'Taxation of Owners of REMIC Residual Certificates,' the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the 'REMIC Certificates') may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Latham & Watkins or Brown & Wood LLP will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ('REMIC Regular Certificates') or a sole class of residual interests ('REMIC Residual Certificates') in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a 'domestic building and loan association' will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     In some instances the Mortgage Assets may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Loans contained in ' -- Non-REMIC Certificates -- Single Class of Grantor Trust Certificates' above. REMIC Certificates held by a real estate investment trust will not constitute 'Government Securities' within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute 'Government Securities' within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute 'evidences of indebtedness' within the meaning of Code Section 582(c)(1).

     A 'qualified mortgage' for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) that are 'single family residences' under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home that has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and that is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the 'Subsidiary REMIC' and the 'Master REMIC') for federal income tax purposes. Upon the issuance of any such Series of Certificates, Latham & Watkins or Brown & Wood LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ('REMIC Regular Certificates') or residual interests ('REMIC Residual Certificates') in the related REMIC within the meaning of the REMIC provisions.

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
     Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code;
(ii) 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

a. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the 'stated redemption price at maturity' of a REMIC Regular Certificate and its 'issue price.' Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). Holders of REMIC Regular Certificates (the 'REMIC Regular Certificateholders') should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the 'Legislative History') provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its 'stated redemption price at maturity' over its 'issue price.' The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the 'Closing Date'), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.' Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

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
     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates' stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e.,rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the 'Super-Premium Certificates'). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under ' -- Accrued Interest Certificates'), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under ' -- Taxation of Owners of REMIC Regular Certificates -- Premium' would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under ' -- REMIC Regular Certificates -- Premium' should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

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     Generally, a REMIC Regular Certificateholder must include in gross income the 'daily portions,' as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ('an accrual period') that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' a combination of a single fixed rate and one or more 'qualified floating rates,' one 'qualified inverse floating rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificate.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under ' -- Original Issue Discount and Premium' by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be

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deemed to be the index in effect through the life of the REMIC Regular
Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income current market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See
' -- REMIC Regular Certificates -- Premium' herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, 'market discount' equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of

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stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount

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of income) to the extent that the aggregate amount of distributions on the
Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets. Timing and characterization of such losses is discussed in ' -- REMIC Regular Certificates -- Treatment of Realized Losses' below.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under ' -- Market Discount' above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a 'capital asset' (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a 'conversion transaction' as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

     The Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the REMIC Regular Certificates ('Payment Lag Certificates') may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ('pre-issuance accrued interest') and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificates' issue price may be computed by subtracting from the issue price the amount of

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pre-issuance accrued interest, rather than as an amount payable on the REMIC
Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a 'single-class REMIC,' a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are 'pass-through interest holders.' Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See 'Pass-Through of Non-Interest Expenses of the REMIC' under 'Taxation of Owners of REMIC Residual Certificates' below.

     Treatment of Realized Losses. Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of Certificates may be allowed a bad debt deduction at such time that the principal balance of any such Certificate is reduced to reflect realized losses resulting from any liquidated Mortgage Assets. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all Mortgage Assets remaining in the related Trust Fund have been liquidated or the Certificates of the related Series have been otherwise retired. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by a holder that is a non-U.S. Person of a trade or business in the United States, then such holder will not be subject to the 30% withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates on its net income and, if such holder is a corporation, may be subject to U.S. branch profits tax as well.

     Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the 'REMIC Residual Certificateholder') and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing

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so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are 'controlled foreign corporations' as to the United States of which such a Mortgagor is a 'United States shareholder' within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not 'exempt recipients.' In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such a sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

b. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
' -- Prohibited Transactions and Other Taxes' below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to the limitations on the deductibility of 'passive losses.' As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, 'phantom income'). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage

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Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or cause the REMIC Residual Certificate to have negative 'value.' Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See ' -- Sale or Exchange of REMIC Residual Certificates' below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Non-Interest Expenses of the REMIC,' other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above

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
with respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See ' -- Sale or Exchange of REMIC Residual Certificates' below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see ' -- Allocation of the Income of the REMIC to the REMIC Residual Certificates' above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS finalized regulations (the 'Mark-to-Market Regulations') which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a 'negative value' residual interest and did not have the same economic effect as a 'negative value' residual interest.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

     In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the 'Applicable Amount') will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term 'pass-through interest holder' generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate

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
investment trusts. REMIC Residual Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Residual Certificates.

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an 'excess inclusion') for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as 'unrelated business taxable income' within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see ' -- Tax-Exempt Investors' below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See ' -- Non-U.S. Persons' below.

     Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the 'adjusted issue price' (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the 'federal long-term rate' in effect at the time the REMIC Residual Certificate is issued. For this purpose, the 'adjusted issue price' of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The 'federal long-term rate' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or

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exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the 'wash sale' rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. However, REMIC Residual Certificates will be 'evidences of indebtedness' within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a 'taxable mortgage pool' (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from 'prohibited transactions' (the 'Prohibited Transactions Tax'). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the 'Contributions Tax'). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

     In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on 'net income from foreclosure property,' determined by reference to the rules applicable to real estate investment trusts. 'Net income from foreclosure property' generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in

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liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its 'unrelated business taxable income' within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' above.

RESIDUAL CERTIFICATE PAYMENTS -- NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see ' -- Taxation of Owners of REMIC Regular Certificates -- Non-U.S. Persons' above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as 'portfolio interest,' subject to the conditions described in ' -- Taxation of Owners of REMIC Regular Certificates' above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See ' -- Taxation of Owners of REMIC Residual
Certificates -- Excess Inclusions' above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see ' -- Tax-Related Restrictions on Transfers of REMIC Residual Certificates' below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual

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Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by 'disqualified organizations' (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a 'disqualified organization.' The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated 'excess inclusions' with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A 'disqualified organization' means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on 'unrelated business taxable income' and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a 'pass-through entity' (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a 'pass-through entity' means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nomidnee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a 'U.S. Person,' as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which

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
taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a 'tax avoidance potential' to a 'foreign person' will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Consequences,' potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and Section 4975 of the Code impose certain restrictions on employee benefit and other plans, such as individual retirement accounts subject to ERISA or to
Section 4975 of the Code ('Plans') and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA or Section 4975 of the Code, and assets of such plans may be invested in the Certificates without regard to the considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

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     Investments by Plans that are subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions involving a Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction.
Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ('Labor') has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an 'equity investment' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Asset Seller, the Master Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts any entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, 'benefit plan investors' in the aggregate, own at least 25% of the value of any class of equity interest. 'Benefit plan investors' are defined as Plans as well as employee benefit plans not subject to ERISA (e.g., governmental plans). The 25% limitation must be met with respect to each class of certificates, regardless of the portion of total equity value represented by such class, on an ongoing basis.

AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the 'Exemption') which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

     General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

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          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Inc., Fitch Investors Service, Inc., Moody's Investors Service, Inc. and Standard & Poor's Ratings Group;

          (4) The Trustee is not an affiliate of the Underwriter, the Asset Seller, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the 'Restricted Group');

          (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Master Servicer represent not more than reasonable compensation for the Master Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

     Before purchasing a Certificate, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute 'certificates' for purposes of the Exemption and (b) that the specific and general conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied. The Exemption will apply to Certificates purchased by Plans during a 'pre-funding period,' if any, in which additional Mortgage Loans will be added to the Trust, provided certain conditions in the Exemption are satisfied. The Prospectus Supplement for each Series of Certificates will specify whether there is a 'pre-funding period' and whether such additional conditions will be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In particular, in connection with a contemplated purchase of Certificates representing a beneficial ownership interest in a pool of single family residential first mortgage loans, such Plan fiduciary should consider the availability of the Exemption or Prohibited Transaction Class Exemption 83-1 ('PTCE 83-1') for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, PTCE 83-1, or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

     Each class of Offered Certificates will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. Unless otherwise specified in the related Prospectus Supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute 'mortgage related securities' ('SMMEA Certificates') for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') and, as such, will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Alaska, Arkansas, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Kansas, Maryland, Michigan, Missouri, Nebraska, New Hampshire, New York, North Carolina, Ohio, South

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
Dakota, Utah, Virginia and West Virginia enacted legislation before the October 4, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Investors affected by such legislation will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in 'mortgage related securities,' or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

     Institutions where investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of Offered Certificates. Any financial institution which is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation ('FDIC'), the Office of Thrift Supervision ('OTS'), the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Offered Certificate. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 (the 'Policy Statement') setting forth guidelines for and significant restrictions on investments in 'high-risk mortgage securities.' The Policy Statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of Offered Certificates will not be treated as high-risk under the Policy Statement.

     The predecessor to the OTS issued a bulletin, entitled, 'Mortgage Derivative Products and Mortgage Swaps', which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain 'high-risk' mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise 'troubled' institutions. According to the bulletin, such 'high-risk' mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of Certificates. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

     In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the 'Model Law') which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

     If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute 'mortgage related securities' under SMMEA. The appropriate characteriza-tion of this Offered Certificate under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

     Except as to the status of SMMEA Certificates identified in the Prospectus Supplement for a series as 'mortgage related securities' under SMMEA, the Depositor will make no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not 'interest bearing' or 'income paying.'

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

     The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ('Morgan Stanley') acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

     The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

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
     Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Latham & Watkins or Brown & Wood LLP, New York, New York.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                                                      PAGE(S) ON
                                                                                                      WHICH TERM
                                                                                                      IS DEFINED
TERMS                                                                                              IN THE PROSPECTUS
------------------------------------------------------------------------------------------------   -----------------
1986 Act........................................................................................               65
Act.............................................................................................               67
Accrual Certificates............................................................................            8, 26
Accrued Certificate Interest....................................................................               27
Applicable Amount...............................................................................               79
ARM Loans.......................................................................................           19, 65
Asset Seller....................................................................................               18
Assets..........................................................................................            1, 17
Available Distribution Amount...................................................................               26
Balloon Mortgage Loans..........................................................................               14
Book-Entry Certificates.........................................................................               26
Buydown Mortgage Loans..........................................................................               24
Buydown Period..................................................................................               24
Cash Flow Agreement.............................................................................            7, 21
Cede............................................................................................            2, 32
Certificate.....................................................................................               33
Certificate Account.............................................................................               36
Certificate Balance.............................................................................            7, 28
Certificateholders..............................................................................            2, 17
Certificates....................................................................................                5
Commission......................................................................................                2
Contributions Tax...............................................................................               81
Cooperatives....................................................................................               18
Covered Trust...................................................................................           15, 48
CPR.............................................................................................               23
Credit Support..................................................................................         1, 6, 20
Cut-off Date....................................................................................                9
Definitive Certificates.........................................................................           26, 32
Depositor.......................................................................................               18
Determination Date..............................................................................               26
Distribution Date...............................................................................                8
DTC.............................................................................................            2, 31
Due Period......................................................................................               26
ERISA...........................................................................................           11, 84
Exchange Act....................................................................................                2
Exemption.......................................................................................               85
FDIC............................................................................................           36, 87
FHLMC...........................................................................................               43
Grantor Trust Certificates......................................................................               10
Indirect Participants...........................................................................               32
Insurance Proceeds..............................................................................               36
L/C Bank........................................................................................               49
Liquidation Proceeds............................................................................               36
Loan-to-Value Ratio.............................................................................               18
Lock-out Date...................................................................................               19
Lock-out Period.................................................................................               19
Master Servicer.................................................................................                5
MBS.............................................................................................         1, 5, 17
MBS Agreement...................................................................................               19
MBS Issuer......................................................................................               19
MBS Servicer....................................................................................               19
MBS Trustee.....................................................................................               19
Model Law.......................................................................................               87
Morgan Stanley..................................................................................               88
Mortgage Assets.................................................................................                1

                                                                                                      PAGE(S) ON
                                                                                                      WHICH TERM
                                                                                                      IS DEFINED
TERMS                                                                                              IN THE PROSPECTUS
------------------------------------------------------------------------------------------------   -----------------
Mortgage Loan Group.............................................................................               26
Mortgage Loans..................................................................................         1, 5, 17
Mortgage Notes..................................................................................               18
Mortgages.......................................................................................               18
New Regulations.................................................................................               68
Nonrecoverable Advance..........................................................................               29
Offered Certificates............................................................................                1
Originator......................................................................................               18
Participants....................................................................................               32
Pass-Through Rate...............................................................................            7, 27
Permitted Investments...........................................................................               36
Plans...........................................................................................               84
Prepayment Assumption...........................................................................               66
Prepayment Premium..............................................................................               19
Purchase Price..................................................................................               35
PTCE 83-1.......................................................................................               86
Rating Agency...................................................................................               11
Record Date.....................................................................................               26
Refinance Loans.................................................................................               18
Related Proceeds................................................................................               29
Relief Act......................................................................................               59
REMIC...........................................................................................               10
REMIC Certificates..............................................................................               69
REMIC Regular Certificates......................................................................           10, 69
REMIC Regulations...............................................................................               60
REMIC Residual Certificates.....................................................................           10, 69
REMIC Residual Certificateholder................................................................               76
Restricted Group................................................................................               86
Senior Certificates.............................................................................            7, 25
Servicing Standard..............................................................................               39
SMMEA...........................................................................................           11, 86
SMMEA Certificates..............................................................................               86
SPA.............................................................................................               23
Stripped ARM Obligations........................................................................               67
Stripped Bond Certificates......................................................................               64
Stripped Coupon Certificates....................................................................               64
Stripped Interest Certificates..................................................................            8, 26
Stripped Principal Certificates.................................................................            8, 26
Sub-Servicer....................................................................................               39
Sub-Servicing Agreement.........................................................................               39
Subordinate Certificates........................................................................            8, 25
Title V.........................................................................................               58
Trust Assets....................................................................................                2
Trust Fund......................................................................................                1
Trustee.........................................................................................                5
Underlying MBS..................................................................................               18
Value...........................................................................................               18
Voting Rights...................................................................................               17
Warrantying Party...............................................................................               34

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